Exhibit 2.1

Final Version

AGREEMENT AND PLAN OF MERGER

by and among

HEALTHSPAN BUYER, LLC

HEALTHSPAN MERGER SUB, INC.

and

THORNE HEALTHTECH, INC.

Dated as of August 27, 2023

-i-

TABLE OF CONTENTS

(Continued)

-ii-

TABLE OF CONTENTS

(Continued)

EXHIBITS

Exhibit A	Form of Certificate of Incorporation of the Surviving Corporation
Exhibit B	Form of Bylaws of the Surviving Corporation

ANNEXES

Annex A	Conditions to the Offer

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of August 27, 2023, by and among Healthspan Buyer, LLC, a Delaware limited liability company (“Parent”), Healthspan Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”, and together with Parent, the “Buyer Parties”), Thorne HealthTech, Inc., a Delaware corporation (the “Company”). Each of Parent, Purchaser, and the Company are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in Article X.

RECITALS

A. It is proposed that Purchaser shall commence a tender offer (the “Offer”) to acquire any (subject to the Minimum Condition) and all shares of Company Common Stock that are issued and outstanding or held in treasury for the consideration and upon the terms and subject to the conditions set forth herein, and, as soon as practicable following the consummation of the Offer, the Parties wish to effect the acquisition of the Company by Parent through the merger of Purchaser with and into the Company, with the Company being the surviving entity (the “Merger”), with the Merger governed by Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”).

B. The Special Committee of the Company Board has (a) determined that the terms of the transactions contemplated hereby (the “Transactions”), including the Offer and the Merger, are fair to, and in the best interests of, the Company and the Stockholders; (b) determined that it is in the best interests of the Company and the Stockholders to enter into, and declared advisable, this Agreement; (c) approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Offer, the Merger and the other Transactions, upon the terms, and subject to the conditions, contained herein; and (d) resolved to recommend that the Company Board approve and adopt this Agreement.

B. The Company Board has (a) determined that the terms of the Transactions, including the Offer and the Merger, are fair to, and in the best interests of, the Company and the Stockholders; (b) determined that it is in the best interests of the Company and the Stockholders to enter into, and declared advisable, this Agreement; (c) approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Offer, the Merger and the other Transactions, upon the terms, and subject to the conditions, contained herein; and (d) resolved to recommend that the Stockholders accept the Offer and tender their shares of Company Common Stock to Purchaser pursuant to the Offer (the “Company Board Recommendation”).

C. Each of the managing member of Parent and the board of directors of Purchaser has (a) declared it advisable to enter into this Agreement; and (b) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations under this Agreement, and the consummation of the Offer and the Merger upon the terms and subject to the conditions set forth in this Agreement.

D. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Purchaser, will execute and deliver to the Company a written consent approving the Offer and the Merger in accordance with the DGCL.

E. Concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Purchaser have delivered a guaranty (the “Guaranty”) from L Catterton X, L.P., a Delaware limited partnership, and L Catterton X Offshore, L.P., a Cayman Islands exempted limited partnership (collectively, the “Guarantors”), in favor of the Company and pursuant to which, subject to the terms and conditions contained in the Guaranty, the Guarantors are guaranteeing certain liabilities of the Buyer Parties in connection with this Agreement, in an aggregate amount up to the Parent Liability Limit.

F. Concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Purchaser have delivered an equity commitment letter from the Guarantors, pursuant to which the Guarantors agree to invest in Parent, directly or indirectly, the cash amounts set forth therein for purposes of funding the Payment Obligations.

G. On or about the date of this Agreement, and as a condition to the willingness of Parent and Purchaser to enter into this Agreement, certain Stockholders are entering into Tender and Support Agreements (each, a “Support Agreement”) with Parent and Purchaser.

H. The Buyer Parties and the Company desire to (a) make certain representations, warranties, covenants and agreements in connection with this Agreement, the Offer and the Merger; and (b) prescribe certain conditions with respect to the consummation of the Offer and the Merger.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the Buyer Parties and the Company agree as follows:

ARTICLE I

THE OFFER

1.1 The Offer.

(a) Terms and Conditions of the Offer. Subject to the terms and conditions of this Agreement and provided that this Agreement shall not have been terminated pursuant to Article VIII and that the Company shall have timely complied with its obligations under Section 1.2(b)(ii) and Section 1.3, Purchaser shall (and Parent shall cause Purchaser to), as promptly as practicable after the date hereof (and Parent and Purchaser shall use reasonable best efforts to, within ten (10) Business Days after the date hereof), commence (within the meaning of Rule 14d-2 promulgated under the Exchange Act) the Offer. In the Offer, each share of Company Common Stock accepted by Purchaser in accordance with the terms and subject to the conditions of the Offer shall be exchanged for the right to receive $10.20 in cash, without interest (the “Per Share Price”), subject to the other provisions of this Article I. The Offer shall be made by means of an offer to purchase (the “Offer to Purchase”) that is disseminated to holders of Company Common Stock pursuant to the Exchange Act and contains, to the extent required by the Exchange Act, the terms and conditions set forth in this Agreement (including Annex A). The obligation of Purchaser to accept for payment (and the obligation of Parent to cause Purchaser to accept for payment) shares of Company Common Stock validly tendered (and not validly withdrawn) pursuant to the Offer shall be subject only to:

(i) the condition that, prior to the expiration of the Offer, there have been validly tendered and not validly withdrawn in accordance with the terms of the Offer a number of shares of Company Common Stock that, upon the consummation of the Offer, together with the shares of Company Common Stock then owned by Parent and Purchaser (if any) (excluding shares of Company Common Stock (A) tendered pursuant to guaranteed delivery procedures that have not yet been “received,” as such term is defined in Section 251(h) of the DGCL, by the depositary for the Offer pursuant to such procedures, or (B) tendered by the Company or any of its wholly-owned Subsidiaries), would represent at least a majority of all then-outstanding shares of Company Common Stock (excluding, for the avoidance of the doubt, shares of Company Common Stock (x) that are owned or held by the Company (including shares held in treasury) or any of its wholly-owned Subsidiaries, and (y) that are owned or held by Purchaser as a result of any tender into the Offer by the Company or any of its wholly-owned Subsidiaries) (the “Minimum Condition”); and

(ii) the other conditions set forth in Annex A.

(b) Other Terms of the Offer. Purchaser expressly reserves the right to, at any time, (x) increase the Per Share Price or (y) waive or modify any of the conditions to the Offer and to make any change in the terms of, or conditions to, the Offer; provided, however, that notwithstanding the foregoing or anything to the contrary set forth herein, without the prior written consent of the Company (which may be granted or withheld in its sole discretion), Purchaser may not (and Parent shall not permit Purchaser to) (i) amend, modify or waive the Minimum Condition, or waive the condition set forth in clause (d)(vii) of Annex A or (ii) make any change in the terms of or conditions to the Offer that (A) changes the form of consideration to be paid in the Offer, (B) decreases the amount of consideration to be paid in the Offer or the number of shares of Company Common Stock sought in the Offer (other than an adjustment made pursuant to Section 1.1(c)), (C) extends the Offer, other than in a manner required or permitted by the provisions of Section 1.1(d), (D) imposes conditions to the Offer other than those set forth in Annex A, (E) amends or modifies (and for the avoidance of doubt, waivers shall be governed by clause (i) above) any of the conditions set forth in Annex A in any manner that is adverse to the holders of Company Common Stock in their capacities as such, or (F) amends or modifies any other term of or condition to the Offer in any manner that is adverse to the holders of Company Common Stock in their capacities as such.

(c) Adjustments to Per Share Price. The Per Share Price for purposes of the Offer will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock distribution or stock dividend (including any stock dividend or other distribution of securities convertible into Company Capital Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to Company Capital Stock, occurring on or after the date hereof and prior to the Acceptance Time. In addition, if the Company establishes a record date for, declares, sets aside or pays any dividend or other distribution payable in cash, property or otherwise with respect to any shares of Company Common Stock or other shares of its capital stock (including securities convertible into Company Capital Stock) (other than any stock distribution or stock dividend (including any stock dividend or other distribution of securities convertible into Company Capital Stock)), any such dividend or other distribution paid, set aside or declared with a record date prior to the Acceptance Time shall reduce the Per Share Price for purposes of the Offer on a dollar-for-dollar basis (in the case of any dividend or distribution that is not in cash, based on the fair value of such property or otherwise as reasonably determined by Parent). No dividends or other distributions with respect to capital stock of the Company with a record date on or after the Acceptance Time will be paid to the holder of any shares of Company Common Stock that are validly tendered and not validly withdrawn pursuant to the Offer.

(d) Expiration and Extension of the Offer.

(i) Unless the Offer is extended pursuant to and in accordance with this Agreement, the Offer shall expire at one minute following 11:59 p.m. (Prevailing Eastern Time) on the twentieth (20th) Business Day (for this purpose calculated in accordance with Section 14d-1(g)(3) promulgated under the Exchange Act) after the date the Offer is first commenced (within the meaning of Rule 14d-2 promulgated under the Exchange Act). In the event that the Offer is extended pursuant to and in accordance with this Agreement, then the Offer shall expire on the date and at the time to which the Offer has been so extended.

(ii) Notwithstanding the provisions of Section 1.1(d)(i) or anything to the contrary set forth in this Agreement (but subject to the Parties’ respective termination rights under Article VIII), unless Parent requests and receives the prior written consent of the Company (which may be granted or withheld in its sole discretion) not to take any of the following actions:

(A) Purchaser shall (and Parent shall cause Purchaser to) extend the Offer for any period required by any law, or any rule, regulation, interpretation or position of the SEC or its staff or of Nasdaq, in any such case, which is applicable to the Offer, or to the extent necessary to resolve any comments of the SEC or its staff applicable to the Offer or the Offer Documents (including in order to comply with Rule 14e-1(b) promulgated under the Exchange Act in respect of any change in the Per Share Price); and

(B) If, as of any then-scheduled expiration of the Offer, any of the conditions to the Offer (other than the Minimum Condition, and other than any such conditions that by their nature are to be satisfied at the expiration of the Offer (unless such conditions would not be satisfied or validly waived were the expiration of the Offer to occur at such time)) have not been satisfied or waived (and are then capable of being satisfied), Purchaser shall (and Parent shall cause Purchaser to) extend the Offer for successive extension periods of up to ten (10) Business Days each (or for such longer period as may be agreed by Parent and the Company) in order to permit the satisfaction or valid waiver of such conditions; and

(C) If, as of any then-scheduled expiration of the Offer, each condition to the Offer (other than the Minimum Condition, and other than any such conditions that by their nature are to be satisfied at the expiration of the Offer (if such conditions would be satisfied or validly waived were the expiration of the Offer to occur at such time)) has been satisfied or waived and the Minimum Condition has not been satisfied, Purchaser may, and, at the request in writing of the Company, Purchaser shall, and Parent shall cause Purchaser to, extend the Offer for successive extension periods of up to ten (10) Business Days each (with the length of each such period being determined in good faith by Parent) (or for such longer period as may be agreed by Parent and the Company); provided that, (x) in no event shall Purchaser or Parent be required to (and Parent shall not be required to cause Purchaser to) extend the expiration of the Offer pursuant to this Section 1.1(d)(ii)(C) for more than thirty (30) Business Days in the aggregate.

(iii) Neither Parent nor Purchaser shall extend the Offer or provide a “subsequent offering period” within the meaning of Rule 14d-11 promulgated under the Exchange Act in any manner other than in accordance with the provisions of Section 1.1(d)(ii) without the prior written consent of the Company.

(iv) Notwithstanding anything herein to the contrary, in no event will Parent or Purchaser be required to extend the Offer beyond the valid termination of this Agreement in accordance with Article VIII.

(v) Neither Parent nor Purchaser shall terminate or withdraw the Offer prior to the then-scheduled expiration of the Offer unless this Agreement is validly terminated in accordance with Article VIII, in which case Purchaser shall (and Parent shall cause Purchaser to) irrevocably and unconditionally terminate the Offer promptly (but in no event more than one (1) Business Day) after such termination of this Agreement.

1.2 Parent and Purchaser Actions.

(a) Payment for Company Common Stock. On the terms of and subject to the conditions set forth in this Agreement and the Offer, Purchaser shall (and Parent shall cause Purchaser to) accept for payment, and pay for, all shares of Company Common Stock that are validly tendered and not validly withdrawn pursuant to the Offer promptly (within the meaning of Section 14e-1(c) promulgated under the Exchange Act) after the expiration of the Offer (as it may be extended in accordance with Section 1.1(d)(ii)) (or, at Parent’s election, concurrently with the expiration of the Offer if all conditions to the Offer have been satisfied or waived) (such time of acceptance, the “Acceptance Time”). Without limiting the generality of the foregoing, Parent shall provide or cause to be provided to Purchaser on a timely basis the funds necessary to pay for any shares of Company Common Stock that Purchaser becomes obligated to purchase pursuant to the Offer; provided, however, that without the prior written consent of the Company, Purchaser shall not accept for payment, or pay for, any shares of Company Common Stock if, as a result, Purchaser would acquire less than the shares of Company Common Stock necessary to satisfy the Minimum Condition. The consideration in the Offer payable in respect of each share of Company Common Stock validly tendered and not validly withdrawn pursuant to the Offer shall be paid promptly following the Acceptance Time net to the holder thereof in cash, without interest but subject to reduction for any Taxes required to be withheld.

(b) Schedule TO; Offer Documents.

(i) As soon as practicable on the date the Offer is first commenced (within the meaning of Rule 14d-2 promulgated under the Exchange Act), Parent and Purchaser shall:

(A) prepare and file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, and including all exhibits thereto, the “Schedule TO”) with respect to the Offer, which Schedule TO shall contain as an exhibit the Offer to Purchase and forms of the letter of transmittal and summary advertisement, if any, and other customary ancillary documents, in each case, in respect of the Offer (together with all amendments and supplements thereto, the “Offer Documents”);

(B) deliver a copy of the Schedule TO, including all exhibits thereto, to the Company at its principal executive offices in accordance with Rule 14d-3(a) promulgated under the Exchange Act;

(C) give telephonic notice of the information required by Rule 14d-3 promulgated under the Exchange Act, and mail by means of first class mail a copy of the Schedule TO, to Nasdaq in accordance with Rule 14d-3(a) promulgated under the Exchange Act; and

(D) subject to the Company’s compliance with Section 1.3, cause the Offer Documents to be disseminated to holders of Company Common Stock as and to the extent required by the Exchange Act.

(ii) The Offer Documents may include a description of the determinations, approvals and recommendations of the Company Board described in Section 4.3(a) that relate to the Offer, unless the Company Board has effected a Company Board Recommendation Change in accordance with Section 6.2. Parent and Purchaser shall cause the Offer Documents to comply in all material respects with requirements of applicable law. The Company shall furnish in writing to Parent and Purchaser all information concerning the Company, the Company Subsidiaries and the Company’s stockholders (to the extent available to the Company) that is required by applicable law or is reasonably requested to be included in the Offer Documents, including to enable Parent and Purchaser to comply with their obligations under this Section 1.2(b). Parent, Purchaser and the Company shall cooperate in good faith to determine the information regarding the Company, the Company’s Subsidiaries and the Company’s stockholders that is necessary to include in the Offer Documents in order to satisfy applicable law; provided, however, that no covenant is made by Parent or Purchaser regarding the inclusion of any information regarding the Company, the Company’s Subsidiaries or the Company’s stockholders in the Offer Documents. Each of Parent, Purchaser and the Company shall promptly correct any information provided by or on behalf of such Party or any of its Representatives for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, or to correct any material omissions therefrom; provided, however, that no covenant is made by Parent or Purchaser with respect to information supplied by or on behalf of the Company for inclusion or incorporation by reference in the Offer Documents. Parent and Purchaser shall take all steps necessary to cause the Offer Documents, as so corrected, to be filed with the SEC and to be disseminated to the holders of Company Common Stock, in each case as and to the extent required by applicable law, or by the SEC or its staff or Nasdaq. Parent and Purchaser shall provide the Company and its counsel a reasonable opportunity to review and comment on the Offer Documents prior to the filing thereof with the SEC, and Parent and Purchaser shall give reasonable and good faith consideration to any reasonable comments made by the Company and its counsel (it being understood that the Company and its counsel shall provide any comments thereon as soon as reasonably practicable). Parent and Purchaser shall provide in writing to the Company and its counsel any and all written comments or other material communications (and shall provide a summary of all substantive oral comments or material communications) that Parent, Purchaser or their counsel receive from the SEC or its staff with respect to the Offer Documents promptly after such receipt, and Parent and Purchaser shall provide the Company and its counsel a reasonable opportunity to participate in the formulation of any response to any such comments of the SEC or its staff (including a reasonable opportunity to review and comment on any such response, to which Parent and Purchaser shall give reasonable and good faith consideration to any comments made by the

Company and its counsel (it being understood that the Company and its counsel shall provide any comments thereon as soon as reasonably practicable)) and to participate in any substantive discussions with the SEC or its staff regarding any such comments. Parent and Purchaser shall use reasonable best efforts to as promptly as practicable respond to any comments of the SEC or its staff regarding the Offer Documents.

1.3 Company Actions.

(a) Schedule 14D-9. The Company shall (i) file with the SEC, concurrently with the filing by Parent and Purchaser of the Schedule TO, a Solicitation/Recommendation Statement on Schedule 14D-9 pertaining to the Offer, which shall contain and constitute notice to holders of shares of Company Common Stock informing such holders of their rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the DGCL (together with all amendments and supplements thereto, and including all exhibits thereto, the “Schedule 14D-9”) and (ii) cause the Schedule 14D-9 to be mailed to the holders of Company Common Stock promptly after commencement of the Offer. The Company shall cause the Schedule 14D-9 to comply in all material respects with requirements of applicable law. To the extent requested by the Company, Parent shall cause the Schedule 14D-9 to be mailed or otherwise disseminated to the holders of Company Common Stock (to the extent required by applicable law) together with the Offer Documents. Each of Parent and Purchaser shall furnish in writing to the Company all information concerning Parent and Purchaser or their Affiliates that is required by applicable law or is reasonably requested to be included in the Schedule 14D-9, including to enable the Company to comply with its obligations under this Section 1.3(a). Parent, Purchaser and the Company shall cooperate in good faith to determine the information regarding Parent and Purchaser that is necessary to include in the Schedule 14D-9 in order to satisfy applicable law; provided, however, that no covenant is made by the Company regarding the inclusion of any information regarding Parent, Purchaser or any of their Affiliates in the Schedule 14D-9. Each of the Company, Parent and Purchaser shall promptly correct any information provided by or on behalf of it or its Representatives for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, or to correct any material omissions therefrom; provided, however, that no covenant is made by the Company with respect to information supplied by or on behalf of Parent, Purchaser or any of their Affiliates for inclusion or incorporation by reference in the Schedule 14D-9. The Company shall take all steps necessary to cause the Schedule 14D-9, as so corrected, to be filed with the SEC and disseminated to the holders of Company Common Stock, in each case as and to the extent required by applicable law. The Company shall provide Parent, Purchaser and their counsel a reasonable opportunity to review and comment on the Schedule 14D-9 prior to the filing thereof with the SEC, and the Company shall give reasonable and good faith consideration to any reasonable comments made by Parent, Purchaser and their counsel (it being understood that Parent, Purchaser and their counsel shall provide any comments thereon as soon as reasonably practicable). The Company shall provide in writing to Parent, Purchaser and their counsel any written comments or other material communications (and shall provide a summary of all substantive oral comments or material communications) that the Company or its counsel receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after such receipt, and shall provide Parent, Purchaser and their counsel a reasonable opportunity to participate in the formulation of any response to any such comments of the SEC or its staff (including a reasonable opportunity to review and comment on any such response, to which the Company shall give reasonable and good faith consideration to any comments made by Parent, Purchaser and their counsel (it being understood that Parent, Purchaser and their counsel shall provide any comments thereon as soon as reasonably practicable)) and to participate in any substantive discussions with the SEC or its staff regarding any such comments. The Company shall use reasonable best efforts to as promptly as practicable respond to any comments of the SEC or its staff regarding the Schedule 14D-9. Unless the Company Board of Directors has effected a Company Board Recommendation Change in accordance with the terms of Section 6.2, the Company shall include the Company Board Recommendation in the Schedule 14D-9. The Schedule 14D-9 shall include the fairness opinion of the Company’s financial advisor referenced in Section 4.3(b) and the notice and other information required by Section 262(d) of the DGCL.

(b) Company Information. In connection with the Offer, the Company shall, or shall cause its transfer agent to, promptly (and the Company will use reasonable best efforts to, within five (5) Business Days after the date of this Agreement) furnish Parent and Purchaser with such assistance and such information as Parent or its agents may reasonably request in order to prepare the Offer Documents and to disseminate and otherwise communicate the Offer to the record and beneficial holders of Company Common Stock, including a list, as of the most recent practicable date, of the Stockholders, mailing labels and any available listing or computer files containing the names and addresses of all record and beneficial holders of Company Common Stock, and lists of security positions of shares of Company Common Stock held in stock depositories (including lists of Stockholders, mailing labels, listings or files of securities positions), and shall promptly furnish Parent and Purchaser with such additional information and assistance (including updated lists of the record and beneficial holders of shares of Company Common Stock, mailing labels and lists of security positions) as Parent and Purchaser or their Representatives may reasonably request in order to prepare the Offer Documents and to disseminate and otherwise communicate the Offer to the holders of Company Common Stock. Subject to applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Transactions, Parent and Purchaser (and their respective agents) shall (i) hold in confidence the information contained in any such lists of stockholders, mailing labels and listings or files of securities positions; (ii) use such information only in connection with the Transactions; and (iii) if this Agreement is terminated in accordance with Article VIII, as promptly as reasonably practicable return to the Company or destroy all copies of such information then in their possession or control.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, (a) Purchaser will be merged with and into the Company; (b) the separate corporate existence of Purchaser will cease; and (c) the Company will continue as the surviving corporation of the Merger and a wholly owned Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to as the “Surviving Corporation.” The Merger shall be governed by Section 251(h) of the DGCL.

2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Purchaser and the Company will cause the Merger to be consummated pursuant to the DGCL by filing the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance with the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Purchaser and the Company and specified in the Certificate of Merger in accordance with the DGCL, the “Effective Time”).

2.3 The Closing. The consummation of the Merger (the “Closing”) shall take place (a) by the remote exchange of electronic copies of documents and signatures (including by Electronic Delivery) as promptly as practicable following the Acceptance Time, subject to (and in no event later than the first (1st) Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Section 2.4 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions)) (notwithstanding the foregoing, at Parent’s election in writing, the Closing shall take place in no event later than immediately following the later of (x) the Acceptance Time and (y) the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Section 2.4 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions)); or (b) at such other method, time, location or date as Parent and the Company mutually agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”

2.4 Closing Conditions. The respective obligations of the Buyer Parties and the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) of each of the following conditions:

(a) Purchase of Shares of Company Common Stock. Purchaser shall have accepted for payment all of the shares of Company Common Stock validly tendered and not validly withdrawn pursuant to the Offer.

(b) No Prohibitive Laws or Injunctions. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, nor will any action have been taken by any Governmental Authority of competent jurisdiction, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger, that in each case prohibits, makes illegal, or enjoins the consummation of the Merger.

2.5 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Purchaser will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Purchaser will become the debts, liabilities and duties of the Surviving Corporation.

2.6 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, the Amended and Restated Certificate of Incorporation of the Company, as amended and corrected (the “Charter”), will be amended and restated in its entirety to be in the form attached hereto as Exhibit A, and such amended and restated certificate of incorporation will become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation.

(b) Bylaws. At the Effective Time, the Amended and Restated Bylaws of the Company, as amended and corrected (the “Bylaws”), will be amended and restated in their entirety to be in the form attached hereto as Exhibit B, and such amended and restated bylaws will become the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and the certificate of incorporation of the Surviving Corporation, and such bylaws.

2.7 Directors and Officers.

(a) Directors. At the Effective Time, the initial directors of the Surviving Corporation will be the directors of Purchaser as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified, or until their resignation or removal.

(b) Officers. At the Effective Time, the initial officers of the Surviving Corporation will be the officers of Purchaser as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed, or until their resignation or removal.

ARTICLE III

TREATMENT OF SECURITIES

3.1 Treatment of Company Capital Stock.

(a) Company Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Purchaser, the Company or the holders of any of the following securities, subject to Section 1.1(a), the following will occur:

(i) each share of common stock, par value $0.01 per share, of Purchaser that is outstanding as of immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and thereupon each certificate representing ownership of such shares of common stock of Purchaser will thereafter represent ownership of shares of common stock of the Surviving Corporation;

(ii) each share of Company Common Stock that is outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to Per Share Price; and

(iii) each share of Company Common Stock that is (A) held by the Company Group; (B) owned by the Buyer Parties (including, for the avoidance of doubt, shares of Company Common Stock acquired by Purchaser pursuant to the Offer); or (C) owned by any direct or indirect wholly owned Subsidiary of the Buyer Parties, in each case, as of immediately prior to the Effective Time (each, an “Owned Company Share”) will be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(b) Adjustments to Per Share Price. The Per Share Price for purposes of the Merger will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock distribution or stock dividend (including any stock dividend or other distribution of securities convertible into Company Capital Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to Company Capital Stock, occurring on or after the date hereof and prior to the Effective Time. In addition, if the Company establishes a record date for, declares, sets aside or pays any dividend or other distribution payable in cash, property or otherwise with respect to any shares of Company Common Stock or other shares of its capital stock (including securities convertible into Company Capital Stock) (other than any stock distribution or stock dividend (including any stock dividend or other distribution of securities convertible into Company Capital Stock)), any such dividend or other distribution paid, set aside or declared with a record date prior to the Effective Time shall reduce the Per Share Price for purposes of the Merger on a dollar-for-dollar basis (in the case of any dividend or distribution that is not in cash, based on the fair value of such property or otherwise as reasonably determined by Parent).

(c) Statutory Rights of Appraisal.

(i) Dissenting Company Shares. Notwithstanding anything to the contrary set forth in this Agreement, all shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time and held by Stockholders who have not tendered such shares in the Offer and who are entitled to and who shall have properly and validly exercised their statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the DGCL (the “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Per Share Price pursuant to Section 3.1(a)(ii). Holders of Dissenting Company Shares will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL (and at the Effective Time, such Dissenting Company Shares shall no longer be outstanding and shall automatically be canceled and cease to exist, and such holders shall cease to have any rights with respect thereto, except the rights set forth in Section 262 of the DGCL), except that all Dissenting Company Shares held by Stockholders who shall have failed to perfect or who shall have effectively waived, withdrawn or lost their rights to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Price without interest thereon, upon surrender of the Certificates or Uncertificated Shares that formerly evidenced such shares of Company Common Stock in the manner provided in Section 3.4.

(ii) Demands for Appraisal. The Company will give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares; and (B) the opportunity to participate in and direct all negotiations and Legal Proceedings with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares; provided, that the Company shall not be required to follow any such directions that, on advice of its outside counsel, it deems unreasonable, acting in good faith. The Company may not, except with the prior written consent of Parent (which consent may be withheld, conditioned or delayed in Parent’s sole discretion), make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of Dissenting Company Shares.

3.2 Treatment of Equity Awards and Company ESPP.

(a) Company Options. Parent will not assume any Company Options. Without any action on the part of Parent, Purchaser, the Company or the holder thereof, immediately prior to the Effective Time, each then-outstanding and unexercised Company Option will accelerate and fully vest and, at the Effective Time, be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to the product of (i) the amount of the Per Share Price (less the exercise price per share attributable to such Company Option) multiplied by (ii) the total number of shares of Company Common Stock issuable upon exercise in full of such Company Option (such amount in cash, the “Company Option Consideration”). Notwithstanding the foregoing, with respect to any Company Options for which the exercise price per share attributable to such Company Options is equal to or greater than the Per Share Price, such Company Options will be cancelled without any cash payment being made in respect thereof. The payment of the Company Option Consideration will be subject to withholding for all required Taxes.

(b) Company RSUs. Parent will not assume any Company RSUs. Without any action on the part of Parent, Purchaser, the Company or the holder thereof, immediately prior to the Effective Time, each then-outstanding Company RSU will accelerate and fully vest and, at the Effective Time, be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to the product of (i) the amount of the Per Share Price, multiplied by (ii) the total number of shares of Company Common Stock subject to such Company RSU (such amount in cash, the “Company RSU Consideration”). The payment of the Company RSU Consideration will be subject to withholding for all required Taxes.

(c) Payment Procedures. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate (i) Company Option Consideration owed to all holders of Company Options; and (ii) Company RSU Consideration owed to all holders of Company RSUs. Promptly following the Closing Date (and in no event later than the first regularly scheduled payroll of the Company that is at least five (5) Business Days following the Closing Date), the applicable holders of Company Options and Company RSUs will receive a payment from the Company or the Surviving Corporation, through its payroll system or payroll provider, of all amounts required to be paid to such holders in respect of Company Options or Company RSUs that are cancelled and converted pursuant to Section 3.2(a) or Section 3.2(b), as applicable. Notwithstanding the foregoing, if any payment owed to a holder of Company Options or Company RSUs pursuant to Section 3.2(a) or Section 3.2(b), as applicable, cannot be made through the Company’s or the Surviving Corporation’s payroll system or payroll provider, then the Surviving Corporation will pay, or cause to be paid, such payment owed to such holder promptly following the Closing Date (but in no event more than two (2) Business Days thereafter).

(d) Company ESPP. During the Interim Period, the Company shall not initiate any Offering Period (as defined in the Company ESPP) under the Company ESPP. Immediately prior to and effective as of the Effective Time (but subject to the consummation of the Merger), the Company will terminate the Company ESPP.

(e) Further Actions. Prior to the Effective Time, the Company will take all action within its power and authority reasonably necessary to (i) effect the cancellation of Company Options and Company RSUs as of the Effective Time and to give effect to this Section 3.2, and (ii) terminate the Company Equity Plans, and use its reasonable best efforts to ensure that, following the Closing Date, no participant in any Company Equity Plan or other Company Benefit Plan will have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any of their respective Subsidiaries.

3.3 Treatment of Warrants. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Purchaser, the Company or the holders of any of the Company Warrants, each Company Warrant that is outstanding and unexercised immediately prior to the Effective Time shall automatically be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to the product of (i) the amount of the Per Share Price (less the exercise price per share attributable to such Company Warrant) multiplied by (ii) the total number of shares of Company Common Stock issuable upon exercise in full of such Company Warrant (the “Company Warrant Consideration”). The payment of the Company Warrant Consideration will be subject to withholding for all required Taxes.

3.4 Exchange of Certificates and Company Warrants.

(a) Payment Agent. Prior to the Closing, Parent will (i) select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.

(b) Exchange Fund. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 3.1 and Company Warrants pursuant to Section 3.3, an amount of cash equal to the aggregate consideration to which such holders become entitled pursuant to Section 3.1 and Section 3.3. Until disbursed in accordance with the terms and conditions of this Agreement, such cash will be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Exchange Fund”). To the extent that (A) there are any losses with respect to any investments of the Exchange Fund; (B) the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 3.1; or (C) all or any portion of the Exchange Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 3.1 or Section 3.3 for any reason, Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 3.1 and Section 3.3. Any income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

(c) Payment Procedures.

(i) Payment for Company Common Stock. Promptly following the Closing (and in any event within three (3) Business Days following the Closing), Parent and the Surviving Corporation will cause the Payment Agent to mail or otherwise provide to each holder of record (as of immediately prior to the Effective Time) of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares, as applicable) (the “Certificates”) or uncertificated shares of Company Common Stock (the “Uncertificated Shares”), in each case, other than Dissenting Company Shares and Owned Company Shares, (i) instructions for use in effecting the surrender of the Certificates or Uncertificated Shares, as applicable, in exchange for the Per Share Price payable in respect thereof pursuant to Section 3.1, and (ii) in the case of a holder of record of Certificates, a customary form letter of transmittal. In the case of Company Common Stock represented by Certificates, upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock, as applicable, represented by such Certificate; by (y) the Per Share Price (less any applicable withholding Taxes payable in respect thereof), and the Certificates so surrendered will forthwith be cancelled. In the case of Uncertificated Shares, upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of Uncertificated Shares, the holders of such Uncertificated Shares will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares; by (2) the Per Share Price (less any applicable withholding Taxes payable in respect thereof), and such Uncertificated Shares so surrendered will be cancelled. The Payment Agent will accept such Certificates and Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates or Uncertificated Shares pursuant to this Section 3.4(c)(i). Until so surrendered, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price, without interest thereon, payable in respect thereof pursuant to Section 3.1. Notwithstanding anything to the contrary in this Agreement, no holder of Uncertificated Shares will be required to provide a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 3.1.

(ii) Payment for Company Warrants. Promptly following the Closing (and in any event within three (3) Business Days following the Closing), Parent and the Surviving Corporation will cause the Payment Agent to mail or otherwise provide to each holder of record (as of immediately prior to the Effective Time) of Company Warrants, (i) instructions for use in effecting the surrender of the Company Warrants in exchange for the Company Warrant Consideration payable in respect thereof pursuant to Section 3.3, and (ii) a customary form letter of transmittal. Upon delivery of such letter of transmittal to the Payment Agent, duly completed and validly executed in accordance with the instructions thereto, the holders of such Company Warrants will be entitled to receive in exchange therefor an amount in cash equal to the Company Warrant Consideration as set forth in Section 3.3.

(d) Transfers of Ownership. If a transfer of ownership of shares of Company Common Stock is not registered in the stock transfer books or ledger of the Company, or if the consideration payable is to be paid in a name other than that in which the Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, then the consideration payable pursuant to Section 3.1 may be paid to a Person other than the Person in whose name the Certificate so surrendered or transferred is registered in the stock transfer books or ledger of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable. Payment of the consideration payable with respect to Uncertificated Shares will only be made to the Person in whose name such Uncertificated Shares are registered.

(e) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a Stockholder or holder of a Company Warrant for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates, Uncertificated Shares or Company Warrants on the date that is one year after the Closing Date will be delivered to Parent upon demand, and any holders of shares of Company Common Stock or Company Warrants that were issued and outstanding immediately prior to the Effective Time who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock or Company Warrants for exchange pursuant to this Section 3.4 will thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares or Company Warrants solely to Parent (subject to abandoned property, escheat or similar laws), solely as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 3.1 or Section 3.3, as applicable.

3.5 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, (a) all shares of Company Common Stock will no longer be outstanding and will automatically be cancelled, retired and cease to exist; and (b) each holder of a Certificate or Uncertificated Shares previously representing any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the consideration payable therefor in accordance with Section 3.1 (or in the case of Dissenting Company Shares, the rights pursuant to Section 3.1(c)). The consideration paid in accordance with the terms of this Article III upon conversion of any shares of Company Common Stock will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 3.4(c)) be cancelled and exchanged as provided in this Article III.

3.6 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 3.1. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in a reasonable amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

3.7 Required Withholding. Each of the Payment Agent, Parent, the Company and the Surviving Corporation, or any Subsidiary of Parent, the Company or the Surviving Corporation, will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to any Person such amounts as are required to be deducted or withheld therefrom pursuant to any applicable laws related to Taxes; provided that each of the foregoing use commercially reasonable efforts to cooperate with each Stockholder to allow such Stockholder to establish any entitlement to a reduction in or exemption from any such withholding. To the extent that such amounts are (a) so deducted or withheld and (b) timely paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

3.8 No Dividends or Distributions. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificates or Uncertificated Shares.

3.9 Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Purchaser, then the directors and officers of the Company and Purchaser as of immediately prior to the Effective Time will take all such lawful and necessary action.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

With respect to any Section of this Article IV, except (a) as disclosed in the Company SEC Reports (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature); provided, that nothing set forth or disclosed in any such Company SEC Report will be deemed to modify or qualify the representations and warranties set forth in Section 4.2, Section 4.3, Section 4.4, Section 4.7 or Section 4.25, or (b) subject to the terms of Section 9.14, as set forth in the disclosure letter delivered by the Company to the Buyer Parties on the date hereof (the “Company Disclosure Letter”), the Company hereby represents and warrants to the Buyer Parties as follows:

4.1 Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to enable it to own, operate and lease its properties and to carry on its business as conducted as of the date hereof, except as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect. Except as may be amended after the date of this Agreement in accordance with Section 6.1(b), the copies of the certificate of incorporation and bylaws of the Company which are filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, are complete and correct copies of such documents and contain all amendments thereto as in effect on the date of this Agreement.

4.2 Corporate Power; Enforceability. Subject to compliance with Section 251(h) of the DGCL, the Company has the requisite corporate power and authority to (a) execute and deliver this Agreement, (b) perform its covenants and obligations hereunder, and (c) consummate the Transactions. Subject to compliance with Section 251(h) of the DGCL, the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Transactions have been duly authorized and approved by all necessary corporate action on the part of the Company and no additional corporate action on the part of the Company is necessary to authorize (i) the execution and delivery of this Agreement by the Company; (ii) the performance by the Company of its covenants and obligations hereunder; or (iii) the consummation of the Transactions, except, with respect to the Merger, the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Buyer Parties, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity (the “Enforceability Limitations”).

4.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.

(a) Company Board Approval. The Company Board has (i) determined that the terms of the Transactions, including the Offer and the Merger, are fair to, and in the best interests of, the Company and the Stockholders; (ii) determined that it is in the best interests of the Company and the Stockholders to enter into, and declared advisable, this Agreement; (iii) approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Offer, the Merger and the other Transactions, upon the terms, and subject to the conditions, contained herein; and (iv) resolved to make the Company Board Recommendation.

(b) Fairness Opinion. The Special Committee of the Company Board and the Company Board has received the written opinion (or an oral opinion to be confirmed in writing) of the Company’s financial advisor, Canaccord Genuity LLC (the “Advisor”), to the effect that, as of the date of such opinion, and based upon and subject to the various limitations, qualifications, assumptions and other matters set forth therein, the Per Share Price to be received pursuant to, and in accordance with, the terms of this Agreement by the holders of shares of Company Common Stock (other than Parent or any Affiliate of Parent or holders of any Dissenting Company Shares or Owned Company Shares) is fair, from a financial point of view, to such holders (it being understood and agreed that such written opinion may not be relied upon by the Buyer Parties).

(c) Anti-Takeover Laws. Assuming that the representations of the Buyer Parties set forth in Section 5.5 are true and correct, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover”, “fair price”, “moratorium” or “control share acquisition” law (each, a “Takeover Statute”) will not be applicable to the Offer, the Merger or the Support Agreements. No Takeover Statutes will apply to the Company pursuant to this Agreement or the Transactions.

4.4 Requisite Stockholder Approval. Assuming the satisfaction of the Minimum Condition and subject to compliance with Section 251(h) of the DGCL, no vote of the holders of Company Capital Stock of the Company is necessary to adopt this Agreement and consummate the Merger.

4.5 Non-Contravention. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Transactions will (a) result in a violation or breach of or conflict with the Charter, Bylaws or certificate of incorporation or bylaws or other similar organizational documents of any “significant subsidiary” of the Company (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC); (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Company Material Contract, (c) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Company Group, or (d) result in a violation or breach of or conflict with any provision of applicable law (other than as would result from the failure to obtain a Consent referenced in Section 4.6), other than any such event described in items (b), (c) or (d), which, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Company Material Adverse Effect or would prevent or materially delay or impede the ability of the Company and the Company Subsidiaries to perform their obligations under this Agreement or to consummate the Transactions.

4.6 Requisite Governmental Approvals. No consent, approval, order or authorization of, filing or registration with, or notification to (any of the foregoing, a “Consent”) any Governmental Authority is required on the part of the Company in connection with (a) the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transactions, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company Group is qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act; and (iv) such other Consents, the failure of which to obtain would not have, and would not reasonably be expected to have, a Company Material Adverse Effect or would prevent or materially delay or impede the ability of the Company and the Company Subsidiaries to perform their obligations under this Agreement or to consummate the Transactions.

4.7 Company Capitalization.

(a) Capital Stock. The authorized capital stock of the Company consists of (i) 200,000,000 shares of Company Common Stock, and (ii) 10,000,000 shares of Company Preferred Stock. As of 5:00 p.m. (Prevailing Eastern Time) on August 25, 2023 (the “Capitalization Date”): (A) 54,036,771 shares of Company Common Stock were issued and outstanding (which excludes shares of Company Common Stock held by the Company as treasury shares); (B) no shares of Company Preferred Stock were issued or outstanding; and (C) 451,451 shares of Company Capital Stock were held by the Company in its treasury. As of the Capitalization Date, the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and are free of preemptive rights. During the period from the Capitalization Date to the date of this Agreement, (I) there have been no issuances by the Company of shares of Company Capital Stock other than issuances of Company Common Stock pursuant to the exercise of Company Options and settlement of Company RSUs outstanding on the Capitalization Date and (II) there have been no issuances or grants of Company Options, Company RSUs or warrants or other rights to acquire Company Capital Stock. The Company has never initiated an Offering Period (as defined in the Company ESPP) under the Company ESPP.

(b) Stock Reservation. As of the Capitalization Date, there were: (i) outstanding Company Options to purchase 9,101,236 shares of Company Common Stock, with a weighted average exercise price per share of $5.42 (rounded to the nearest cent); (ii) 6,355,070 shares of Company Common Stock subject to issuance pursuant to outstanding Company RSUs; (iii) 1,681,016 shares of Company Common Stock reserved for issuance under the Company Equity Plans; and (iv) 1,229,980 shares of Company Common Stock reserved for future issuance under the Company ESPP.

(c) Company Warrants. Section 4.7(c) of the Company Disclosure Letter sets forth, as of the date hereof, for each Company Warrant outstanding as of the date hereof: (i) the name of the holder thereof, (ii) the exercise price per share thereof, (iii) the number of shares of Company Common Stock subject thereto, and (iv) the date of grant thereof.

(d) Company Securities. Except as set forth in this Section 4.7, as of the Capitalization Date: (i) there are no outstanding contractual obligations of the Company of any kind to redeem, purchase or otherwise acquire any outstanding shares of capital stock of the Company; (ii) there are no outstanding bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote (or, other than the outstanding Company Options, Company RSUs and Company Warrants, convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote; (iii) no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding; (iv) except for the Company Options, Company RSUs and Company Warrants, there are no outstanding securities, options, equity or equity-based award, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of the Company Subsidiaries is a party or by which any of them is bound obligating the Company or any of the Company Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of the Company Subsidiaries or obligating the Company or any of the Company Subsidiaries to issue, grant, extend or enter into any such security, option, equity or equity-based award, warrant, call, right, commitment, agreement, arrangement or undertaking; (v) no voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company; and (vi) except as provided in the Charter or the Bylaws, no obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company to which any Company is a party or by which it is bound.

(e) Equity Award Schedules. Section 4.7(e) of the Company Disclosure Letter sets forth, as of the Capitalization Date, (A) with respect to each Company Option: (i) the name of the holder of such Company Option, (ii) the total number of shares of Company Common Stock that are subject to such Company Option, (iii) the exercise price per share of such Company Option, (iv) the grant date and expiration date of such Company Option, and (v) whether such Company Option is intended to qualify as an “incentive stock option” under Section 422 of the Code, and (B) with respect to each Company RSU: (i) the name of the holder of such Company RSU, (ii) the total number of Company RSUs that are subject to the grant, (iii) the grant date, and (iv) the vesting schedule and current vesting status for such Company RSU.

(f) Other Rights. Except as contemplated by this Agreement or described in this Section 4.7, there are no registration rights, and there is no rights agreement, “poison pill” anti-takeover plan or other similar agreement to which the Company or any of the Company Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of the Company.

4.8 Subsidiaries.

(a) Subsidiaries. Section 4.8(a) of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of the name and jurisdiction of organization of each Subsidiary of the Company (the “Company Subsidiaries”). Each of the Company Subsidiaries is a corporation, limited liability company, or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect. Each of the Company Subsidiaries has all requisite power and authority to enable it to own, operate and lease its properties and to carry on its business as conducted as of the date hereof, except as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the certificates of incorporation, bylaws and other similar organizational documents of each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company, each as amended to date. The Company owns, directly or indirectly, 100% of the outstanding capital stock or other equity securities or other ownership interests of each Company Subsidiary.

(b) Capital Stock of Subsidiaries. All of the outstanding shares of capital stock or other equity securities of, or other ownership interests in, each Company Subsidiary are, where applicable, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, and all such shares, securities or interests are owned by the Company or by a Company Subsidiary free and clear of any Liens (other than Permitted Liens) or limitations on voting rights. There are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sales, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for any of the capital stock or other equity interests of, or other ownership interests in, any Company Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Company Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Company Subsidiary.

4.9 Company SEC Reports. The Company has filed or furnished with the SEC all forms, reports and other documents required to be filed or furnished by the Company with the SEC pursuant to applicable law (collectively, including all exhibits thereto, the “Company SEC Reports”) since September 22, 2021, and prior to the date hereof. As of their respective filing dates, and giving effect to any amendments or supplements thereto filed prior to the date of this Agreement, the Company SEC Reports complied in all material respects as to form with the requirements of the Securities Act, the Exchange Act, and the respective rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Reports, and, except to the extent that information contained in such Company SEC Report has been revised, amended, modified or superseded (prior to the date of this Agreement) by a later filed Company SEC Report, none of the Company SEC Reports when filed or furnished (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 13 or 15 of the Exchange Act.

4.10 Company Financial Statements; Internal Controls; Indebtedness.

(a) Company Financial Statements. The consolidated balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows (including, in each case, any related notes and schedules thereto) of the Company contained or to be contained in the Company SEC Reports (collectively, the “Company Financial Statements”) (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in conformity with GAAP (except as may be indicated in the notes thereto or as permitted by Form 10-Q of the SEC)

applied on a consistent basis during the periods involved (except as otherwise noted therein or to the extent required by GAAP), and (iii) present fairly or will present fairly in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and the Company Subsidiaries as of the dates or for the periods presented therein (subject, in the case of unaudited statements, to normal year-end adjustments). Except as (A) reflected in the consolidated balance sheet of the Company as of December 31, 2022 or disclosed in the notes thereto, (B) incurred in the ordinary course of business, (C) incurred in connection with this Agreement or the Transactions, or (D) constitute contractual performance obligations of the Company and its Subsidiaries (other than on account of any breach or default thereunder or any violation of law) under executory Contracts, neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than any liabilities which would not have, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b) Certifications. With respect to each annual report on Form 10-K, each quarterly report on Form 10-Q and each amendment of any such report included in the Company SEC Reports filed since September 22, 2021, the principal executive officer and principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company) have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the SEC, and, at the time of filing or submission of each such certification, any such certification complied, as to form in all material respects, with the applicable provisions of the Sarbanes-Oxley Act.

(c) Internal Controls. The Company has established and maintains a system of internal accounting controls to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Company Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and the Company Subsidiaries are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and the Company Subsidiaries. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) or 15d-15(e) promulgated by the SEC under the Exchange Act) that are (x) reasonably designed to ensure that material information relating to the Company and the Company Subsidiaries required to be disclosed in the Company’s reports filed or submitted under the Exchange Act is made known to the Company’s management as appropriate by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and (y) to the Knowledge of the Company, effective in timely alerting the Company’s management, as appropriate, to material information required to be included in the Company’s periodic reports required under the Exchange Act.

(d) SEC Comments and Investigations. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports. As of the date of this Agreement and to the Knowledge of the Company, none of the Company SEC Reports is the subject of ongoing SEC review or outstanding SEC investigation.

(e) Indebtedness. Section 4.10(e) of the Company Disclosure Letter sets forth, as of the Capitalization Date, the amount of indebtedness for borrowed money of the Company Group.

4.11 Absence of Certain Changes.

(a) No Company Material Adverse Effect. Since December 31, 2022, through the date hereof, there has not occurred any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Forbearance. Since December 31, 2022, through the date hereof, the Company and the Company Subsidiaries have (i) conducted the respective businesses in the ordinary course in all material respects and (ii) has not taken any action that would be prohibited by Sections 6.1(b)(i), (iii), (iv), (vi), (viii), (ix), (xiii), (xiv) or (xv) if taken or proposed to be taken after the date hereof.

4.12 Material Contracts.

(a) Except for this Agreement, Excluded Contracts, the Company Benefit Plans, or as set forth in Section 4.12 of the Company Disclosure Letter, none of the Company or any of the Company Subsidiaries is a party to or bound by any Contracts of the following types, as of the date of this Agreement (each such Contract described in clauses (i) through (xi) (other than any Company Benefit Plans) is referred to herein as a “Company Material Contract”):

(i) any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) (other than those agreements and arrangements described in Item 601(b)(10)(iii)) of Regulation S-K promulgated by the SEC;

(ii) any Contract containing covenants binding upon the Company or any Company Subsidiary that materially restricts the ability of the Company or any Company Subsidiary, or Parent and its Affiliates after the Closing, to compete in any business, or with any person or in any geographic area, in each case, that is material to the Company and the Company Subsidiaries, taken as a whole, as of the date of this Agreement;

(iii) any Contract with respect to a material joint venture or material partnership agreement for the sharing of profits and losses (excluding, for clarity, information technology Contracts entered into in the ordinary course of business);

(iv) any Contract for the acquisition, disposition, or sale of equity interests in any Person or assets of any business (whether by merger, purchase or sale of stock or assets or otherwise) by the Company or any Company Subsidiaries, in each case, with a value greater than $1,000,000;

(v) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, in each case in excess of $1,000,000 other than (A) accounts receivables and payables in the ordinary course of business; (B) loans to Subsidiaries of the Company in the ordinary course of business; (C) extensions of credit to customers in the ordinary course of business; and (D) pursuant to the Credit Agreement;

(vi) any material Contract with any of the ten largest customers of the Company Group, determined on the basis of invoices by Company Group, for the fiscal year ended December 31, 2022;

(vii) any material Contract (excluding Leases) with any of the ten largest suppliers of the Company Group, determined on the basis of expenditures paid by Company Group, for the fiscal year ended December 31, 2022;

(viii) any In-bound License or Out-bound License;

(ix) any Leases or Subleases;

(x) any Contract that (A) grants an exclusive license in, under, or to any Company Intellectual Property, which license restricts the business or the operations of the Company or any Company Subsidiary in any material and adverse respect, or (B) relates to the acquisition, divestiture, or development of any material Company Intellectual Property;

(xi) any Contract imposing any most favored nations or most favored customer status, rights of first or last offer, negotiation or refusal obligation on the Company or any of the Company Subsidiaries, in each case, that restricts the business or the operations of the Company or any Company Subsidiary, or Parent and its Affiliates after the Closing, in any material and adverse respect;

(xii) any Contract representing a Related Party Transaction; and

(xiii) any Contract that is an agreement in settlement of a dispute that imposes material obligations on the Company or any Company Subsidiary after the date hereof.

(b) Validity. A copy of each Company Material Contract has been made available to Parent. Each of the Company Material Contracts is valid and binding on the Company and each Company Subsidiary party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, subject to the Enforceability Limitations, except for such failures to be valid and binding or to be in full force and effect that would not have, and would not reasonably be expected to have, a Company Material Adverse Effect. There is no default under any Company Material Contract by the Company or any Company Subsidiary or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder, or permit the termination or modification thereof or permit the acceleration or maturity of performance thereof, by the Company or any Company Subsidiary or, to the Knowledge of the Company, by any other party thereto, in each case except as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect.

4.13 Real Property.

(a) Owned Real Property. The Company Group does not own, and has never owned, any real property.

(b) Leased Real Property. Section 4.13(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all of the existing leases, subleases, licenses or other agreements pursuant to which the Company or any Company Subsidiary uses or occupies, or has the right to use or occupy any real property (collectively, the “Leases”). Except as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect, the Company or one of its Subsidiaries that is either the tenant or licensee named under the Lease has a good and valid leasehold interest in each parcel of real property which is subject to a Lease and is in possession of the properties purported to be leased or licensed thereunder.

(c) Subleases. Section 4.13(c) of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all of the existing material subleases, licenses or similar agreements pursuant to which the Company or any Company Subsidiary grants to any Person, other than the Company or any of the Company Subsidiaries, any right to use or occupy any real property covered by any Lease in excess of 50,000 square feet (collectively, the “Subleases”).

4.14 Environmental Matters. Except as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect:

(a) The Company and the Company Subsidiaries have been and are otherwise in compliance with all applicable Environmental Laws and there are no pending or unresolved or, to the Knowledge of the Company, threatened Legal Proceedings, orders, demands, claims, information requests or notices alleging any liability or non-compliance or violation regarding the Company or any Company Subsidiary relating to or arising under any Environmental Law.

(b) To the Knowledge of the Company, there are no conditions on any real property owned, leased or operated by the Company or any Company Subsidiary, and there has been no release, disposal, arrangement for disposal, treatment, storage, transport, handling, manufacture or distribution of, contamination by, or exposure of any Person to any Hazardous Substance, in each case that would reasonably be expected to give rise to any violation by, or result in any liability of, the Company or any Company Subsidiary under any Environmental Laws.

(c) All permits, notices, approvals and authorizations, if any, required to be obtained or filed in connection with the operation of the Company’s and the Company Subsidiaries’ businesses and the operation or use of any real property owned, leased or operated by the Company or any Company Subsidiary have been duly obtained or filed, are currently in effect, and the Company and the Company Subsidiaries have been and are in compliance with the terms and conditions of all such permits, notices, approvals and authorizations.

4.15 Intellectual Property. Registered Intellectual Property; Proceedings. Section 4.15(a)(i) of the Company Disclosure Letter sets forth a complete list, as of the date of this Agreement, of each item of Company Registered Intellectual Property. To the Company’s Knowledge, the Company and the Company Subsidiaries own and possess all right, title and interest in and to all Company Registered Intellectual Property and other material Company Intellectual Property, in each case, without any joint ownership rights of others, and free and clear of all Liens other than Permitted Liens and any Liens caused or created by any action or failure to act by any Person other than the Company or the Company Subsidiaries. No interference, opposition, reissue, reexamination or other similar proceeding (other than ordinary course prosecution proceedings) is pending or, to the Knowledge of the Company, overtly threatened, in which the scope, validity, enforceability or ownership of any material Company Registered Intellectual Property is being contested or challenged. To the Knowledge of the Company, none of the Company Registered Intellectual Property (other than pending applications for Patents and Marks) is invalid or unenforceable. Neither the Company nor any of the Company Subsidiaries has transferred to any Person in the past three (3) years ownership of any Company Registered Intellectual Property and that at the time of the transfer was material to the conduct of the businesses of the Company and the Company Subsidiaries, taken as a whole.

(b) IP Contracts. Section 4.15(b) of the Company Disclosure Letter sets forth, as of the date of this Agreement, each Contract pursuant to which the Company or any Company Subsidiary (i) has received any licenses in, under, or to any material Intellectual Property that the Company has incorporated into any Company Product (each an “In-bound License”); provided that, In-bound Licenses will not include (A) Contracts concerning non-exclusive rights granted to the Company that are not material to the Company business, including any Contracts concerning non-material off-the-shelf software or similar non-material software that is available on commercially reasonable terms, (B) Contracts concerning assignment of Intellectual Property entered into on the Company’s or the applicable Company Subsidiary’s standard form of agreement (and copies of such form have been made available to Purchaser) from or non-exclusive rights to employees, service providers, consultants, contractors or vendors for the provision of services to or for the benefit of the Company or any of its Affiliates, in each case entered into in the ordinary course of business, (C) Contracts the terms of which are solely focused on obligations relating to non-disclosure, confidentiality or materials transfer, in each case entered into in the ordinary course of business, (D) Contracts that can be cancelled by the Company without penalty or liability on ninety (90) days’ or less notice, other than for default, (E) purchase orders and associated terms and conditions for which the underlying goods or services have been delivered or received, and (F) licenses to software and materials licensed on standard terms as Open Source Software, public-source or freeware (collectively, “Excluded Contracts”); or (ii) has granted licenses in, under, or to any material Company Intellectual Property (each an “Out-bound License”); provided that, Out-bound Licenses will not include Excluded Contracts.

(c) Changes. To the Knowledge of the Company, the consummation of the Transactions will not (i) result in the loss or termination of any material In-bound License or Out-bound License, (ii) result in the release of any material source code or other material Company Intellectual Property or in the granting of any right or licenses to any material Company Intellectual Property to any third party, or (iii) subject the Company or any of its Subsidiaries to any non-compete or other material restriction on the operation or scope of their respective businesses in any In-bound License or Out-bound License.

(d) No Government Funding. Neither the Company nor any Company Subsidiary is under any obligation to license any material Company Intellectual Property or, to the Company’s Knowledge, any material In-bound License to any Governmental Authority as a result of any funding received by it or any Company Subsidiary from any Governmental Authority.

(e) No Infringement. Except as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect: (i) to the Knowledge of the Company, none of the Company Products does, and the operation of the business of the Company and the Company Subsidiaries as such business is currently conducted, does not, infringe, misappropriate, or otherwise violate any Intellectual Property of any third Person; (ii) there are no pending, or to the Knowledge of the Company overtly threatened, claims by any Person, alleging infringement, misappropriation, or violation by the Company or the Company Subsidiaries of any Intellectual Property of a third party; and (iii) there are no pending or threatened claims by the Company or its Subsidiaries alleging infringement, misappropriation, or violation by a third party of any Company Intellectual Property. To the Knowledge of the Company, no third party is infringing, violating, or misappropriating any material Company Intellectual Property.

(f) Proprietary Information. The Company and the Company Subsidiaries have since January 1, 2022, taken reasonable steps to protect their rights in material confidential information and trade secrets, including source code for any Company Product, that they wish to protect or any trade secrets or confidential information of third parties provided to them under obligations of confidentiality, except as, would not have, and would not reasonably be expected to have, a Company Material Adverse Effect. Without limiting the foregoing, the Company and each Company Subsidiary has a practice of requiring each Person engaged in the development of any material Intellectual Property for the Company or any of the Company Subsidiaries to execute a proprietary information and confidentiality agreement protecting such trade secrets and confidential information and assigning to the Company or a Company Subsidiary all such Intellectual Property.

(g) Open Source Software. To the Knowledge of the Company, the Company and its Subsidiaries are in material compliance with the terms of the applicable open source licenses for all Open Source Software that is included in any Company Product distributed by Company or any of its Subsidiaries.

4.16 Privacy Matters.

(a) Privacy. Except as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect, the Company and each Company Subsidiary is, and has since January 1, 2022, been, in compliance with all applicable Privacy and Data Security Requirements.

(b) Data Security. The Company and each Company Subsidiary has at all times since January 1, 2022, taken commercially reasonable measures designed to protect Personal Data in its possession or control against security breaches and security incidents resulting in unauthorized access to, or use, acquisition, or modification of, such Personal Data. To the Knowledge of the Company, except as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect, neither the Company or any Company Subsidiary has since January 1, 2022, through the date hereof, suffered any security breach or security incident that has resulted in unauthorized access to, or use, acquisition, or modification of, Personal Data in its possession or control. All information technology and computer systems used by or for the Company Group (i) are reasonably sufficient for the conduct of its businesses as currently conducted and currently contemplated to be conducted, (ii) to the Knowledge of the Company, are free from any material defect, bug, virus or programming, design or documentation error or corruptant or other software routines or hardware components designed to permit unauthorized access or the unauthorized disablement or erasure of such systems, and (iii) are fully functional and operate and run in a reasonable and efficient business manner.

(c) Privacy Proceedings. Neither the Company nor any of its Subsidiaries has since January 1, 2022, through the date hereof, been involved in any Legal Proceedings alleging any violation of Privacy and Data Security Requirements by the Company or any of its Subsidiaries, except as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect.

4.17 Tax Matters.

(a) Tax Returns and Payments. The Company and each Company Subsidiary has timely filed, taking into account any extension of time within which to file, all federal income and other material Tax Returns required to be filed and all such Tax Returns are true, complete and correct in all material respects. The Company and each Company Subsidiary has timely paid in full all material Taxes required to be paid. Neither the Company nor any Company Subsidiary has (i) executed any waiver of any statute of limitations in respect of any material Taxes (except in connection with any ongoing Tax audit or examination), or (ii) extended the period for the assessment or collection of any material Taxes (excluding extensions of time obtained by the Company or any Company Subsidiary in connection with extensions obtained in the ordinary course of business consistent with past practice for the filing of Tax Returns), in each case, that has not since expired.

(b) Withholding Taxes. Except as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect, the Company and the Company Subsidiaries have complied with the laws related to the payment or withholding of Taxes, and duly and timely withheld from employee salaries, wages, and other compensation and paid over all material amounts required to be so withheld to the appropriate Governmental Authorities for all periods under applicable laws.

(c) No Audits. There is no Legal Proceeding currently pending and served, in progress or, to the Knowledge of the Company, pending and not served or threatened in writing against or with respect to the Company or any Company Subsidiary in respect of any material Taxes. Since January 1, 2022, no claim has been made in writing by a Governmental Authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that the Company or such Company Subsidiary is or may be subject to material taxation by that jurisdiction and which remains unresolved. There are no Liens for material Taxes on any of the assets or properties of the Company or the Company Subsidiaries other than Permitted Liens.

(d) Affiliate Group. Neither the Company nor any Company Subsidiary (i) has been a member of an affiliated group within the meaning of Section 1504 of the Code (or any similar group defined under a similar provision of state, local, or foreign law) filing a consolidated Federal income Tax Return or similar Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for any material Taxes of any Person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) or as a transferee or successor.

(e) No Listed Transactions. None of the members of the Company Group has engaged in a “listed transaction” as set forth in Treasury Regulation Section 1.6011-4(b)(2).

(f) Tax Agreements. Neither the Company nor any Company Subsidiary is a party to any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority), other than commercial agreements the principal purpose of which is unrelated to Tax.

(g) Section 355. Neither the Company nor any Company Subsidiary was a “distributing corporation” or a “controlled corporation” in a transaction governed, or intended to be governed, by Section 355 of the Code within the last two years or otherwise as part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Transactions.

4.18 Employee Plans.

(a) Employee Plans. Section 4.18(a) of the Company Disclosure Letter sets for a correct and complete list of each material Company Benefit Plan as of the date of this Agreement. With respect to each material Company Benefit Plan, the Company has made available to Parent a true, correct and complete copy of: (i) such written Company Benefit Plan and all material amendments thereto; (ii) the most recent Annual Report (Form 5500 Series) including all applicable schedules and the most recent actuarial or other valuation report, if any; (iii) the current summary plan description and any material modifications thereto; (iv) the most recent determination letter (or if applicable, advisory or opinion letter) from the Internal Revenue Service; and (v) all material notices given to such Company Benefit Plan, the Company, or any Company ERISA Affiliate by the Internal Revenue Service, Department of Labor, Pension Benefit Guarantee Corporation, or other governmental agency. There are no unwritten material Company Benefit Plans. Each Company Benefit Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code has been the subject of a favorable determination letter (or, if applicable, advisory or opinion letter) from the Internal Revenue Service that has not been revoked.

(b) Absence of Certain Plans. Neither the Company nor any Company ERISA Affiliate has, at any time, sponsored, contributed to or been obligated to contribute to, or had any liability with respect to any pension plan subject to Title IV of ERISA or Section 412 of the Code, any “multiemployer plan” (as defined in Section 3(37) of ERISA) or a plan that has two or more contributing sponsors at least two of whom are not under common control (within the meaning of Section 4063 of ERISA).

(c) No Welfare Benefit Plan. No Company Benefit Plan that is a welfare plan within the meaning of Section 3(1) of ERISA provides benefits or coverage following retirement or other termination of employment other than as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or under a similar state law, or claims incurred on or before the end of the month immediately following the termination date of any employee.

(d) Effect of Transaction; Section 280G. Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (either alone or in connection with any other event) (i) result in any material payment or benefit (including severance, unemployment compensation, bonus or otherwise) becoming due to any current or former director, officer, individual consultant or employee of the Company under any Company Benefit Plan or otherwise, or (ii) result in a payment or benefit becoming due to any director, officer, individual consultant or employee of the Company under any Company Benefit Plan or otherwise which will be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code that is subject to the imposition of a material excise tax under Section 4999 of the Code.

(e) Company Benefit Plan Compliance; Section 409A. Except as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect, (i) each Company Benefit Plan has been operated and administered in accordance with its provisions and in compliance with all applicable provisions of ERISA and the Code; (ii) all contributions required to be made to any Company Benefit Plan have been made or the amount of such payment or contribution obligation has been reflected in the Company SEC Reports which are publicly available prior to the date of this Agreement; (iii) each Company Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been documented and operated in compliance with Section 409A of the Code and the U.S. Treasury Regulations thereunder (iv) neither the Company nor any Company Subsidiary has engaged in any prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, as a fiduciary or party in interest with respect to any Company Benefit Plan; (v) to the Knowledge of the Company, no prohibited transaction has occurred with respect to any Company Benefit Plan, and (vi) to the Company’s Knowledge, no event has occurred and no condition exists that would reasonably be expected to materially and adversely affect the qualified status of any Company Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code. No Company Benefit Plan provides for any obligation to gross-up or reimburse any individual for any tax or related interest or penalties incurred by such individual, including under Sections 4999 and 409A of the Code.

4.19 Labor Matters.

(a) Union Activities. Except as required by applicable law, there are no labor unions or elected employee representatives presently representing or, to the Knowledge of the Company, engaged in any organizing activity with respect to any employee of the Company or any Company Subsidiary (each a “Current Employee”). Except as required by applicable law, neither the Company nor any of the Company Subsidiaries is party to any collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to the employees of the Company or any of the Company Subsidiaries. There has not been, there is not presently pending or existing, and, to the Knowledge of the Company, there is not threatened in writing, any (i) strike, slowdown, picketing, or work stoppage by Current Employees, (ii) proceeding against or affecting any former employees or Current Employees relating to the alleged violation of any labor relations law, including any material charge or complaint filed by any such employee, union or other labor organization with any labor relations board or other Governmental Authority, or organizational activity, or (iii) application for certification of a collective bargaining agent or request to organize elections for employee representatives for any of the Current Employees.

(b) Legal Compliance. Except as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect, the Company and each Company Subsidiary has complied with all applicable laws respecting labor and employment, including those relating to collective bargaining, employee classification, employment practices, labor, wages and hours, prohibited discrimination, human rights, occupational safety, immigration status, workers’ compensation, mass layoffs and plant closings.

(c) Investigations. Since January 1, 2020, the Company Group has investigated all sexual harassment, or other harassment, discrimination, retaliation or policy violation allegations against officers, directors, employees, or contractors of the Company Group reported through any of their complaint procedures or of which the Company otherwise has Knowledge. With respect to each such allegation with potential merit, the Company Group has taken all action that it has determined is reasonably appropriate in light of the circumstances to prevent improper conduct. As of the date of this Agreement, no member of the Company Group reasonably expects any material liability with respect to any allegations or facts concerning sexual harassment, or other harassment, discrimination, retaliation or policy violation allegations against officers, directors, employees, or contractors of the Company Group.

4.20 Permits. Except as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect, as of the date hereof, the Company Group holds, to the extent legally required, all permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders and approvals from Governmental Authorities (“Permits”) that are required for the operation of the business of the Company Group as currently conducted. As of the date hereof, the Company Group complies with the terms of all Permits, and no suspension or cancellation of any of the Permits is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, suspensions or cancellations that would not have, and would not reasonably be expected to have, a Company Material Adverse Effect.

4.21 Compliance with Laws. Neither the Company nor any Company Subsidiary is, or since January 1, 2020 has been, in violation of any law applicable to the Company or any Company Subsidiary or by which any of their respective properties are bound or has been notified in writing by any Governmental Authority of any violation, or any investigation with respect to any such law, except for any such violation or alleged violation, that would not have, and would not reasonably be expected to have, a Company Material Adverse Effect.

4.22 Legal Proceedings; Orders.

(a) No Legal Proceedings. There are, and since January 1, 2020, there have been, no Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiaries or against any present or former officer or director of the Company or any Company Subsidiaries in such individual’s capacity as such, in each case, except as would not, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b) No Orders. Neither the Company nor any of the Company Subsidiaries is subject to any order of any kind or nature that would prevent or materially delay the consummation of the Transactions or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.

4.23 Insurance. The Company has made available to Parent all insurance policies (including self-insurance arrangements) maintained by the Company Group, together with all modifications and amendments thereto. As of the date hereof, the Company Group has all material policies of insurance covering the Company Group and any of its employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is customarily carried by Persons conducting business similar to that of the Company Group. As of the date hereof, all such insurance policies are in full force and effect, no notice of cancellation has been received and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured thereunder, except for such defaults that would not have, and would not reasonably be expected to have, a Company Material Adverse Effect.

4.24 Related Person Transactions. Except for indemnification, compensation or other employment arrangements in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company Group, on the one hand, and any Affiliate (including any director or officer) thereof, beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 5% or more of any class of securities thereof or any “immediately family member” (as such term is defined in Item 404 of Regulation S-K promulgated under the Securities Act) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders (each, a “Related Party Transaction”).

4.25 Brokers. Except for the Advisor, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company Group who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Transactions. A true and complete copy of the engagement letter of the Advisor has been made available to Parent, and other than pursuant to such engagement letter, there is no Contract to which any member of the Company Group is a party or bound obligating any member of the Company Group to pay any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Transactions.

4.26 FDA, FTC and Healthcare Laws. The Company and the Company Subsidiaries have been in material compliance with applicable laws and regulations administered or issued by the U.S. Food and Drug Administration (the “FDA”), FTC, China General Customs Administration, or any similar Governmental Authorities having jurisdiction over the Company’s current products and services, including the Federal Food, Drug, and Cosmetic Act, Federal Trade Commission Act, and implementing regulations. The Company has not received any written notice of potential non-compliance, enforcement action or other adverse action from the FDA, FTC, China General Customs Administration, or any similar Governmental Authorities alleging a violation of law or regulation. None of the Company, the Company Subsidiaries, or any of their officers, employees or, to the Company’s Knowledge, any of their contractors, is the subject of any ongoing investigation by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” policy as stated at 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. None of the Company, the Company Subsidiaries or, to the Company’s Knowledge, any of their officers or employees has been convicted of any crime or engaged in any prohibited conduct that has previously caused or would reasonably be expected to result in disqualification or debarment by FDA under 21 U.S.C. Sections 335(a) or (b); debarment, suspension, or exclusion under any federal healthcare programs; or exclusion by a Governmental Authority under 42 U.S.C. Section 1320a-7.

4.27 Trade Controls; FCPA.

(a) Neither the Company nor any Company Subsidiary, nor any of their respective directors, officers, or employees, nor to the Knowledge of the Company, any of their respective Representatives (in each case, acting in the capacity of a Representative of the Company or any Company Subsidiary) (a) is a person with whom transactions are prohibited under any applicable economic sanctions laws, or (b) to the Company’s Knowledge, has violated any applicable economic sanctions laws within the last five years. The Company and Company Subsidiaries are and since August 1, 2018, have been in material compliance with any and all licenses, registrations, and permits that may be required for the lawful conduct of their business under applicable import and export control laws.

(b) For the previous five (5) years, neither the Company nor any Company Subsidiary, nor any of their respective directors, officers or employees, nor to the Knowledge of the Company, agents or other person acting on their behalf (in each case, while acting on behalf of the Company or any Company Subsidiary) has made, offered, authorized, or promised to make any payment of money or anything of value either directly or indirectly to any Person, including a “foreign official” (as defined in the FCPA)in violation of the FCPA or any other applicable anti-corruption laws (“Anti-Corruption Laws”).

4.28 Exclusivity of Representations and Warranties.

(a) No Other Representations and Warranties. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except as set forth in the representations and warranties expressly set forth in Article V and the other Transaction Documents:

(i) none of the Buyer Parties (or any of their Representatives, Affiliates, or other Person) makes, or has made, any representation or warranty relating to the Buyer Parties, their Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Transactions or the negotiation with respect to the foregoing;

(ii) no Person has been authorized by the Buyer Parties or any of their Affiliates or Representatives to make any representation or warranty relating to the Buyer Parties or any of their businesses, operations or otherwise in connection with this Agreement or the Transactions or the negotiation with respect to the foregoing, and if made, such representation or warranty must not be relied upon by the Company or any of its Affiliates or any Representative of the foregoing as having been authorized by the Buyer Parties or any of their Affiliates or any Representative of the foregoing (or any other Person); and

(iii) the representations and warranties made by the Buyer Parties in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. The Company, on behalf of itself and its Affiliates and its and their Representatives, acknowledges and agrees that, except as set forth in the representations and warranties expressly set forth in Article V and the other Transaction Documents, it is not, and they are not, acting (including, as applicable, by entering into this Agreement or consummating the Transactions) in reliance on:

(i) any representation or warranty, express or implied, or other statement;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Company or any of its Affiliates or any Representative of the foregoing; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation, statement, or other materials or information.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES

Except as set forth in the disclosure letter delivered by the Buyer Parties on the date hereof (the “Parent Disclosure Letter”), the Buyer Parties hereby represent and warrant to the Company as follows:

5.1 Organization; Good Standing.

(a) Parent. Parent (i) is duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of organization; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(b) Purchaser. Purchaser (i) is a corporation duly organized or formed, validly existing and in good standing pursuant to the DGCL; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Parent owns beneficially and of record all of the outstanding capital stock, and other equity and voting interest in, Purchaser free and clear of all liens.

(c) Organizational Documents. Parent has made available to the Company true, correct and complete copies of the certificate of incorporation, bylaws and other similar organizational documents of the Buyer Parties, each as amended to date. No Buyer Party is in violation of its certificate of incorporation, bylaws or other similar organizational document.

5.2 Power; Enforceability. Each Buyer Party has the requisite power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) consummate the Transactions. The execution and delivery of this Agreement by the Buyer Parties, the performance by each Buyer Party of its respective covenants and obligations hereunder and the consummation of the Transactions have been duly authorized by all necessary action on the part of each Buyer Party and no additional actions on the part of any Buyer Party are necessary to authorize (i) the execution and delivery of this Agreement by each Buyer Party; (ii) the performance by each Buyer Party of its respective covenants and obligations hereunder; or (iii) the consummation of the Transactions. This Agreement has been duly executed and delivered by each Buyer Party and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each Buyer Party, enforceable against each Buyer Party in accordance with its terms, subject to the Enforceability Limitations.

5.3 Non-Contravention. Neither the execution and delivery of this Agreement by each Buyer Party, nor the consummation of the Transactions will (a) result in a violation or breach of or conflict with the certificate of incorporation, bylaws or other similar organizational documents of the Buyer Parties; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any Buyer Party is a party or by which the Buyer Parties or any of their properties or assets may be bound; or (c) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Buyer Parties, except in the case of each of clauses (b) or (c) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not, individually or in the aggregate, prevent, frustrate, or materially delay the consummation of the Transactions or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.

5.4 Requisite Governmental Approvals. No Consent of any Governmental Authority is required on the part of the Buyer Parties or any of their Affiliates (a) in connection with the execution and delivery of this Agreement by each Buyer Party; (b) the performance by each Buyer Party of their respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transactions, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company Group is qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act; and (iv) such other Consents the failure of which to obtain would not, individually or in the aggregate, prevent or materially delay the consummation of the Transactions or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.

5.5 Legal Proceedings; Orders.

(a) No Legal Proceedings. As of the date hereof, there are no Legal Proceedings pending or, to the knowledge of Parent or any of its Affiliates, threatened against Parent or Purchaser that would, individually or in the aggregate, prevent or materially delay the consummation of the Transactions or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.

(b) No Orders. As of the date hereof, neither Parent nor Purchaser is subject to any order of any kind or nature that would, individually or in the aggregate, prevent or materially delay the consummation of the Transactions or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.

5.6 Ownership of Company Capital Stock. None of the Buyer Parties or any of their respective directors, officers, or Affiliates or, to the knowledge of Parent or any of their controlled Affiliates, any employees of the Buyer Parties or any of their controlled Affiliates (a) has owned any shares of Company Capital Stock; or (b) has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company, in each case during the two years prior to the date hereof.

5.7 Brokers. There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Buyer Parties or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission from the Company or its Subsidiaries in connection with the Transactions.

5.8 Operations of the Buyer Parties. Each Buyer Party has been formed solely for the purpose of engaging in the Transactions, and, prior to the Effective Time, none of the Buyer Parties will have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by the Equity Commitment Letter or any agreements or arrangements entered into in connection with the Guaranty and this Agreement.

5.9 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to adopt this Agreement and approve the Transactions. The vote or consent of Parent, as the sole stockholder of Purchaser is the only vote or consent of the capital stock of, or other equity interest in, Purchaser necessary to adopt this Agreement and approve the Transactions.

5.10 Guaranty. Concurrently with the execution of this Agreement, the Guarantors have delivered to the Company the duly executed Guaranty. As of the date hereof, the Guaranty is in full force and effect and constitutes a legal, valid and binding obligation of the Guarantors, enforceable against it in accordance with its terms, subject to the Enforceability Limitations. As of the date hereof, no event has occurred that (with or without notice or lapse of time, or both) would, or would reasonably be expected to, constitute a default on the part of the Guarantors pursuant to the Guaranty.

5.11 Financing.

(a) Equity Commitment Letter. As of the date of this Agreement, Parent has delivered to the Company true, correct and complete copies of an executed commitment letter, dated as of the date of this Agreement, between Parent and the Guarantors (the “Equity Commitment Letter”) pursuant to which the Guarantors have committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein for the purpose of funding a portion of the Payment Obligations (the “Equity Financing”). The Equity Commitment Letter provides that (i) the Company is an express third party beneficiary thereof in connection with the Company’s exercise of its rights under Section 9.10(b); and (ii) Parent and the Guarantors will not oppose the granting of an injunction, specific performance or other equitable relief in connection with the exercise by Company of such third party beneficiary rights when permitted pursuant to Section 9.10(b) and under the terms of the Equity Commitment Letter.

(b) No Amendments. As of the date of this Agreement, (i) the Equity Commitment Letter and the terms of the Equity Financing have not been amended or modified, (ii) no such amendment or modification is contemplated by Parent or any other party thereto, and (iii) the commitments contained in the Equity Commitment Letter have not been withdrawn, terminated, repudiated or rescinded in any respect by Parent or any other party thereto, and no such withdrawal, termination, repudiation or rescission is contemplated by Parent or any other party thereto. There are no other Contracts, agreements, side letters or arrangements to which Parent or Purchaser is a party relating to the funding or investing, as applicable, of the full amount of the Equity Financing, other than as expressly set forth in the Equity Commitment Letter or as would not reasonably be expected to adversely affect Parent’s ability to make the Payment Obligations at the Closing.

(c) Sufficiency of Financing. The aggregate amounts committed pursuant to the Equity Commitment Letter, together with all freely available cash of the Company Group, when funded in accordance with the Equity Commitment Letter and assuming satisfaction or waiver (to the extent permitted by law) of the conditions to the Offer set forth in Section 1.1(a) and Annex A and the conditions to the Merger set forth in Section 2.4, are sufficient to (i) make all payments contemplated by this Agreement in connection with the Transactions (including the payment of all amounts payable pursuant to Article I and Article III in connection with or as a result of the Transactions and all other payment obligations of Parent hereunder); (ii) repay, prepay or discharge (after giving effect to the Transactions) the principal of and interest on, and all other indebtedness outstanding pursuant to the Credit Agreement; and (iii) pay all fees and expenses required to be paid at the Closing by Parent, Purchaser or any of their respective Affiliates in connection with the Transactions and the Equity Financing (collectively, the “Payment Obligations”).

(d) Validity; No Contrary Expectation. As of the date of this Agreement, the Equity Commitment Letter (in the form delivered by Parent to the Company) is in full force and effect and constitutes the legal, valid and binding obligation of Parent, Purchaser and, to the knowledge of Parent, the other parties thereto, as applicable, enforceable against Parent, Purchaser and, to the knowledge of Parent, the other parties thereto, as applicable, in accordance with their terms, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity. Other than as expressly set forth in the Equity Commitment Letter or in this Agreement, there are no conditions precedent or other contingencies related to the funding of the full proceeds of the Equity Financing pursuant to any agreement relating to the Equity Financing to which any of the Guarantors, Parent, or Purchaser is a party. As of the date of this Agreement, neither Parent nor, to the knowledge of Parent, any counterparty to the Equity Commitment Letter has committed any breach of any of its covenants or other obligations set forth in, or is in default under, the Equity Commitment Letter. As of the date of this Agreement, to the knowledge of Parent, no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would, or would reasonably be expected to, (i) constitute or result in a breach or default on the part of any Person under the Equity Commitment Letter; (ii) constitute or result in a failure to satisfy any of the terms or conditions set forth in the Equity Commitment Letter; (iii) make any of the assumptions or any of the statements set forth in the Equity Commitment Letter inaccurate in any material respect; or (iv) otherwise result in any portion of the Equity Financing not being available. As of the date of this Agreement, assuming the satisfaction or waiver (to the extent permitted by law) of the conditions to the Offer set forth in Section 1.1(a) and Annex A and the conditions to the Merger set forth in Section 2.4, Parent has no reason to believe that (A) the Buyer Parties will be unable to satisfy on a timely basis any term or condition of the Equity Financing to be satisfied by such party, whether or not such term or condition is contained in the Equity Commitment Letter; or (B) the full amounts committed pursuant to the Equity Commitment Letter will not be available as of the Closing if the terms or conditions contained in the Equity Commitment Letter to be satisfied by it are satisfied. As of the date of this Agreement, Parent and Purchaser have fully paid, or caused to be fully paid, all commitment or other fees that are due and payable on or prior to the date of this Agreement pursuant to the terms of the Equity Commitment Letter.

5.12 Stockholder and Management Arrangements. As of the date hereof, other than the Transaction Documents, no Buyer Party nor any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any Contracts with any beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 1% or more of the outstanding Company Common Stock (other than any existing limited partner or other equity financing source of the Guarantors or any of its Affiliates), director, officer, employee or other Affiliate of the Company Group (a) relating to (i) this Agreement or the Transactions; or (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Closing; or (b) pursuant to which any (i) such holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s Company Common Stock; (ii) such holder of Company Common Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) such stockholder, director, officer, employee or other Affiliate of the Company Group has agreed to provide, directly or indirectly, equity investment to the Buyer Parties to finance any portion of the Transactions; provided, that for the purposes of this Section 5.12, no Buyer Party shall be considered an Affiliate of any portfolio company or investment fund (excluding investment funds focused on private equity) managed by Catterton Management Company, L.L.C. nor shall any portfolio company or investment fund (excluding investment funds focused on private equity) managed by Catterton Management, L.L.C. be considered to be an Affiliate of any Buyer Party.

5.13 Solvency. Neither Parent nor Purchaser is entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. As of the Effective Time and immediately after giving effect to the Transactions (including the payment of all amounts payable pursuant to Article I and Article III in connection with or as a result of the Transactions and all related fees and expenses of Parent and its respective Subsidiaries in connection therewith), assuming (x) the accuracy of the representations and warranties set forth in Article IV in all material respects and (y) compliance and performance by the Company with its covenants and agreements hereunder in all material respects, (a) the amount of the “fair saleable value” of the assets of the Surviving Corporation and its respective Subsidiaries, taken as a whole, will exceed the value of all probable liabilities of the Surviving Corporation and its Subsidiaries, taken as a whole, including contingent and other liabilities, as such debts become absolute and matured; (b) the Surviving Corporation and its respective Subsidiaries, taken as a whole, will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged; and (c) the Surviving Corporation and its respective Subsidiaries, taken as a whole, will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of the foregoing, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

5.14 Exclusivity of Representations and Warranties.

(a) No Other Representations and Warranties. Each Buyer Party, on behalf of itself and its respective Subsidiaries, acknowledges and agrees that, except as set forth in the representations and warranties expressly set forth in Article IV, the certificate delivered pursuant to clause (d)(vi) of Annex A hereto and the other Transaction Documents:

(i) neither the Company nor any of its Subsidiaries (or any of their Representatives, Affiliates, or other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Transactions or the negotiation with respect to the foregoing;

(ii) no Person has been authorized by the Company Group or any of its Affiliates or Representatives to make any representation or warranty relating to the Company Group or any of its businesses, operations or otherwise in connection with this Agreement or the Transactions or the negotiation with respect to the foregoing, and if made, such representation or warranty must not be relied upon by the Buyer Parties or any of their respective Affiliates or any Representative of the foregoing as having been authorized by the Company Group or any of its Affiliates or any Representative of the foregoing (or any other Person); and

(iii) the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Buyer Parties or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. Each Buyer Party, on behalf of itself and its Affiliates and its and their Representatives, acknowledges and agrees that, except as set forth in the representations and warranties expressly set forth in Article IV, the certificate delivered pursuant to clause (d)(vi) of Annex A hereto and the other Transaction Documents, it is not, and they are not, acting (including, as applicable, by entering into this Agreement or consummating the Transactions) in reliance on:

(i) any representation or warranty, express or implied, or other statement;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Buyer Parties or any of their respective Affiliates or any Representative of the foregoing, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the Transactions, in connection with presentations by or discussions with the Company’s management (whether prior to or after the date hereof) or in any other forum or setting; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation, statement, or other materials or information.

ARTICLE VI

INTERIM OPERATIONS OF THE COMPANY

6.1 Conduct of Business of the Company. Except as contemplated by this Agreement, as set forth in Section 6.1 of the Company Disclosure Letter, for any Exigency Measure (including for any actions taken reasonably and in good faith to respond to COVID-19 or any COVID-19 Measures) as required by applicable law, or as approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed and may be granted by an email or other electronic communication from a Representative of Parent), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time (the “Interim Period”):

(a) the Company will, and will cause its Subsidiaries to, (i) maintain its existence in good standing pursuant to applicable law; (ii) conduct its business and operations in the ordinary course of business in all material respects (it being agreed by the Parties that with respect to the matters specifically addressed by any provision of Section 6.1(b), such specific provisions shall govern over the more general provision of this Section 6.1(a)(ii)); and (iii) use its respective commercially reasonable efforts to (A) preserve intact its material assets, properties, and Contracts; (B) keep available the services of its current officers and key employees (other than where termination of such services is for cause); and (C) preserve the current relationships with customers, vendors, distributors, partners, lessors, licensors, licensees, creditors, contractors and other Persons with which the Company Group has material business relations; and

(b) the Company will not, and will not permit any of its Subsidiaries, to:

(i) acquire, sell, lease, license, transfer, assign, encumber, subject to a Lien or dispose of any assets, or any Intellectual Property (except, in the case of any of the foregoing (A) in the ordinary course of business (limited, in the case of Intellectual Property, to entering into non-exclusive license agreements, agreements for the sale or license of Company Products, and non-disclosure agreements in the ordinary course of business), (B) pursuant to dispositions of obsolete, surplus or worn out assets that are no longer useful in the conduct of the business of the Company Group, (C) having a value in excess of $500,000 individually or $2,000,000 in the aggregate, (D) pursuant to the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) in accordance with their terms in effect as of the date hereof and (E) capital expenditures permitted by Section 6.1(b)(xv));

(ii) except in the ordinary course of business or as otherwise permitted pursuant to an exception of the covenants contained in this Section 6.1(b), (A) accelerate, terminate or cancel, or waive, release or assign any right, obligation or claim under, any Company Material Contract, (B) amend or modify any Company Material Contract in a manner that is material and adverse to the Company Group, or (C) enter into any Contract which, if entered into prior to the date of this Agreement would have been a Company Material Contract;

(iii) acquire by merging or consolidating with or by purchasing a material equity interest in or a material portion of the assets of, or by exclusive license or any other manner, any business, corporation, partnership, association or other business organization or division thereof;

(iv) amend the Charter or Bylaws or the respective organizational documents of any of the Company Subsidiaries;

(v) repurchase, redeem or otherwise reacquire any shares of Company Capital Stock, other equity securities of the Company, other ownership interests or any options, equity or equity-based awards, warrants or rights to acquire any such stock, securities or interests of the Company, other than in connection with (A) transactions involving only wholly owned Company Subsidiaries in the ordinary course, (B) repurchases or reacquisitions shares of Company Common Stock pursuant to the Company’s right to repurchase or reacquire shares of Company Common Stock held by employees or other service providers of the Company Group in connection with termination of such Person’s employment or engagement by the Company and in accordance with the terms in effect as of the date hereof of the applicable Company Benefit Plan, (C) the relinquishment of shares by employees or other service providers of the Company Group in payment of withholding tax upon the settlement of Company RSUs in accordance with the terms in effect as of the date hereof of the applicable Company Benefit Plan, or (D) solely to the extent required under the terms in effect as of the date hereof of the applicable Company Benefit Plan, the cashless or net exercise of Company Options, in each case of clauses (B), (C) and (D), pursuant to the terms of such awards;

(vi) split, combine or reclassify any outstanding shares of Company Capital Stock or capital stock of any Company Subsidiaries;

(vii) issue, sell, dispose of or authorize, propose or agree to the issuance, sale or disposition by the Company or any of its Subsidiaries of, any shares of, or any equity or equity-based awards, options, warrants or rights of any kind to acquire any shares of, or any securities convertible into or exchangeable for any shares of, Company Capital Stock, or any other securities in respect of, in lieu of, or in substitution for any class of its capital stock outstanding as of the Capitalization Date, except (A) for the Company Common Stock issuable upon exercise or conversion of Company Options, Company Warrants or other convertible securities outstanding as of the date hereof or issued or granted without breach of the terms of this Agreement and, in the case of the Company Options, to the extent required under the terms in effect as of the date hereof of the applicable Company Benefit Plan, or (B) for the settlement of Company RSUs outstanding as of the date hereof to the extent required under the terms in effect as of the date hereof of the applicable Company Benefit Plan;

(viii) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, except for (A) short-term debt incurred to fund operations of the business in the ordinary course of business; (B) for loans or advances between members of the Company Group; or (C) pursuant to the Credit Agreement up to the amount permitted to be incurred as of the date hereof pursuant thereto;

(ix) make any loans or advances, except (A) to or for the benefit of a member of the Company Group, (B) for those not in excess of $250,000 in the aggregate, (C) for advances for reimbursable employee or contractor expenses in the ordinary course of business, or (D) extensions of credit to customers in the ordinary course of business;

(x) except to the extent required by the terms of a Company Benefit Plan as in effect on the date hereof: (A) grant or increase any severance termination pay, retention bonus, transaction bonus, change in control bonus, or phantom equity or incentives to any employee or other individual service provider of the Company Group, (B) increase the compensation, bonus or other benefits of current or former directors, employees or other individual service providers of the Company or any Company Subsidiary, (C) adopt or establish any new Company Benefit Plan or any other benefit or compensation plan, policy, program, contract, agreement or arrangement that would be a Company Benefit Plan if it were in existence on the date hereof, or amend, modify or terminate in any material respect any existing Company Benefit Plan, or (D) hire (except pursuant to offer letters that have been issued and issued prior to the date of this Agreement and accepted and fully executed prior to the date of this Agreement) or terminate the employment (other than for cause) of (I) any employee of the Company or any Company Subsidiary with a title of vice president or higher or (II) any employees of the Company or any Company Subsidiary with a title below the vice president level, other than, solely in respect of this clause (II), (a) terminations of such employees that are in the ordinary course of business consistent with past practice that do not trigger any liabilities in excess of amounts owed under applicable law, or (b) new hires (x) to fill vacant roles or (y) in the ordinary course consistent with past practice, in each case, in a manner that is consistent with the budget provided to Buyer and provided that any compensation provided to such new hires shall be no greater than the compensation provided to similarly situated employees, but shall exclude any change in control, transaction or sale bonuses, severance benefits or equity or equity-based awards (or promises to grant any of the following);

(xi) execute or amend any collective bargaining agreement or other obligation to any labor organization incurred or entered into by the Company or any of the Company’s Subsidiaries;

(xii) other than as required by GAAP, change its accounting methods, principles or practices (including its Tax accounting methods, principles or policies);

(xiii) (A) amend any income or other material Tax Return, (B) make, change or revoke any material Tax election, (C) settle or compromise any material Tax claim or assessment by any Governmental Authority, except to the extent that any such settlement or compromise does not exceed the amount of any Tax reserves that have been established therefor in the Company SEC Reports, (D) surrender any right to claim a material Tax refund, or (E) consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(xiv) settle, compromise or otherwise resolve any Legal Proceedings other than the compromise or settlement of Legal Proceedings: that (x) (A) are for solely for monetary damages in an amount for each such compromise or settlement that is, individually, less than $250,000 and for all such compromises or settlements that is, in the aggregate, less than $1,000,000, and (B) does not impose any injunctive relief on the Company or any of the Company Subsidiaries (other than customary non-monetary restrictions that are immaterial and ancillary to the monetary relief granted) and does not involve the admission of wrongdoing by the Company, any Company Subsidiary or any of their respective officers or directors;

(xv) make or commit to make any capital expenditures other than consistent with the capital expense budget made available to Parent;

(xvi) merge or consolidate with any other Person or propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xvii) enter into, authorize any of, or agree or commit in writing to enter into a Contract to take any of the actions prohibited by this Section 6.1(b).

6.2 No Solicitation.

(a) No Solicitation or Negotiation. Subject to the terms of Section 6.2(c), during the Interim Period, the Company Group will not, and will not instruct, authorize or knowingly permit any of its Representatives to, and will direct the Company’s directors, officers, outside legal counsel, financial advisors, investment bankers, brokers and similar professional advisors not to, directly or indirectly, (A) solicit, initiate, or propose the making, submission or announcement of, or knowingly induce, encourage, facilitate or assist, any inquiry, offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (B) furnish to any Person (other than to Parent and its Affiliates and Representatives) any non-public information relating to the Company Group or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group (other than Parent and its Affiliates and Representatives), in any such case, in connection with, or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any inquiry, offer or proposal that constitutes, or would reasonably be expected to lead to, any inquiry, offer or proposal that constitutes an Acquisition Proposal; (C) participate, enter into, or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal (other than, in response to an unsolicited inquiry from any such Persons, solely to inform such Persons of the provisions contained in this Section 6.2 and contacting the Person making the Acquisition Proposal to the extent necessary to clarify the terms of the Acquisition Proposal); (D) approve, endorse, or recommend any inquiry, offer or proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (E) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”); or (F) propose, resolve, authorize, agree, or commit to do any of the foregoing.

(b) Cessation of Prior Discussions. Subject to the terms of Section 6.2(c), the Company will immediately cease and cause to be terminated any discussions or negotiations with any Person and its Affiliates and Representatives that would be prohibited by this Section 6.2(a), and will immediately (within 24 hours of the execution of this Agreement) request the prompt return or destruction of all non-public information concerning the Company Group theretofore furnished to any such Person (other than Parent and its Affiliates) with whom a confidentiality agreement was entered into or to whom any non-public information was furnished, at any time within the six (6) month period immediately preceding the date hereof in connection with a potential Acquisition Transaction and will immediately (i) cease providing any further non-public information with respect to the Company Group or any Acquisition Proposal to any such Person or its Affiliates or Representatives; and (ii) within twenty-four (24) hours of the execution of this Agreement, terminate all access granted to any such Person and its Representatives and Affiliates to any physical or electronic data room. During the Interim Period, the Company will not be required to enforce, and will be permitted to waive, any standstill provision solely to the extent necessary to permit a confidential proposal to be made to the Company Board (or any committee thereof).

(c) Superior Proposals. Notwithstanding anything to contrary set forth in this Agreement, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives (including the Advisor), participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company Group to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group pursuant to an Acceptable Confidentiality Agreement to any Person that has made or delivered to the Company an Acquisition Proposal after the date hereof or to any such Person’s Affiliates, Representatives, and financing sources, and otherwise facilitate such Acquisition Proposal or provide other due diligence information about the Company Group to assist such Person (and its Affiliates, Representatives, and financing sources) with such Acquisition Proposal, in each case with respect to an Acquisition Proposal that did not result from any breach of Section 6.2(a); provided, however, that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal, and the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by this Section 6.2(c) would be or would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law; and provided further, however, that the Company will promptly, and in any event within twenty-four (24) hours, make available to Parent any non-public information concerning the Company Group that is provided to any such Person or its Affiliates, Representatives or financing sources that was not previously made available to Parent or any of its Affiliates, Representatives, or financing sources, acting in their capacity as such.

(d) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 6.2(e), during the Interim Period, the Company Board (or a committee thereof) may not:

(i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation in a manner adverse to Parent in any material respect; (B) authorize, adopt, approve, endorse, recommend or otherwise declare advisable, or publicly propose or resolve to authorize, adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal; (C) fail to publicly reaffirm the Company Board Recommendation within five (5) Business Days after Parent reasonably requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than three separate occasions); (D) take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Company Board (or a committee thereof) may refrain from taking a position with respect to an Acquisition Proposal until 5:30 p.m. (Prevailing Eastern Time) on the fifth (5th) Business Day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered a violation of this Section 6.2); or (E) fail to include the Company Board Recommendation in the Schedule 14D-9 (any action described in clauses (A) through (E), a “Company Board Recommendation Change”); provided, however, that, for the avoidance of doubt, none of (1) the determination by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal in compliance with Section 6.2, or (2) the delivery by the Company to Parent or its Representatives of any notice contemplated by, and in compliance with, Section 6.2(e), will constitute, in and of itself, a Company Board Recommendation Change; or

(ii) cause or permit the Company Group to enter into an Alternative Acquisition Agreement.

(e) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to the Acceptance Time:

(i) other than in connection with an Acquisition Proposal that constitutes a Superior Proposal, the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to any material event or development or material change in circumstances with respect to the Company that was (A) not actually known to, or reasonably foreseeable or expected by, the Company Board as of the date hereof and which becomes known to the Company Board after the date of hereof; and (B) does not relate to (I) any Acquisition Proposal; (II) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date hereof, or changes after the date hereof in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (II) may be considered and taken into account if not otherwise excluded from consideration pursuant to the other prongs of this definition), (III) Parent or its Affiliates, (IV) any change in composition of the Company Board or (V) any matter set forth in Section 6.2(e) of the Company Disclosure Letter (each such event, an “Intervening Event”), if:

(A) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be or would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law;

(B) the Company has provided prior written notice to Parent at least four (4) Business Days in advance to the effect that the Company Board (or a committee thereof) has (A) so determined; and (B) resolved to effect a Company Board Recommendation Change pursuant to this Section 6.2(e)(i), which notice will specify the applicable Intervening Event in reasonable detail; and

(C) prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such four (4) Business Day period (which period shall expire at 5:00 p.m. (Prevailing Eastern Time) on the fourth (4th) Business Day), must have negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that the Company Board (or a committee thereof) no longer determines that the failure to make a Company Board Recommendation Change in response to such Intervening Event would be or would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law; provided, that any change in an applicable Intervening Event shall require the Company and Parent to provide a new written notice to Parent pursuant to Section 6.2(e)(i)(B) and begin a new negotiation period of three (3) Business Days; and

(D) at the end of such four (4) or three (3) Business Day period (as applicable), the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to effect a Company Board Recommendation Change continues to be inconsistent with its fiduciary duties pursuant to applicable law after taking into account any adjustments to the terms and conditions that Parent has agreed to make prior to the end of such four (4) or three (3) Business Day period (as applicable); or

(ii) if the Company has received an unsolicited bona fide written Acquisition Proposal that the Company Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Acquisition Proposal; or (B) authorize the Company to terminate this Agreement pursuant to Section 8.1(g) to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, in each case if and only if:

(A) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be or would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law;

(B) the Company Group and its Representatives have complied in all material respects with their obligations pursuant to this Section 6.2 with respect to such Acquisition Proposal;

(C) (i) the Company has provided prior written notice to Parent at least four (4) Business Days in advance (the “Notice Period”) to the effect that the Company Board (or a committee thereof) has (a) received an Acquisition Proposal that has not been withdrawn; (b) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (c) resolved to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to Section 8.1(g) absent any revision to the terms and conditions of this Agreement that would cause such Acquisition Proposal to cease to constitute a Superior Proposal, which notice will specify the basis for such Company Board Recommendation Change or termination, including the identity of the Person or “group” of Persons making such Acquisition Proposal, the material terms thereof and copies of all written and non-binding or binding letters of intent, indications of interest, term sheets, indicative terms or similar documents or proposed definitive agreements relating to such Acquisition Proposal, as applicable; and (ii) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Notice Period (which period shall expire at 5:00 p.m. (Prevailing Eastern Time) on the last Business Day of the Notice Period), must have negotiated with Parent and its Representatives in good faith (to the extent that Parent requests to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal; provided, however, that in the event of any amendment to the financial terms of, or any other material revisions to, such Acquisition Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.2(e)(ii)(C) with respect to such new written notice (it being understood that the “Notice Period” in respect of such new written notice will be three (3) Business Days);

(D) at the end of the applicable Notice Period, the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal continues to constitute a Superior Proposal and that the failure to effect a Company Board Recommendation Change or terminate this Agreement pursuant to Section 8.1(g) would be or would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law after taking into account any adjustments to the terms and conditions that Parent has agreed to make prior to the end of the Notice Period in a definitive written offer that is still capable of acceptance; and

(E) in the event of any termination of this Agreement in order to cause or permit the Company Group to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company will have validly terminated this Agreement in accordance with Section 8.1(g), including paying the Company Termination Fee in accordance with Section 8.3(b)(ii) prior to or concurrently with the termination of this Agreement.

(f) Notice. During the Interim Period, the Company will promptly (and, in any event, within thirty-six (36) hours) notify Parent of (i) any Acquisition Proposal that is received by the Company or any of its Representatives or (ii) any non-public information is first requested from, or any discussions or negotiations are first sought to be initiated or continued with, the Company or any of its Representatives with respect to, or that would reasonably be expected to lead to, an Acquisition Proposal. Such notice must include (A) the identity of the Person or “group” of Persons making such Acquisition Proposal; and (B) copies of all written and non-binding or binding letters of intent, indications of interest, term sheets, indicative terms or similar documents or proposed definitive agreements relating to such Acquisition Proposals and a summary of any other material terms and conditions of such Acquisition Proposals that are not written. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis, of (x) the status and material terms (and supplementally and promptly provide the copies of any written and non-binding or binding letters of intent, indications of interest, term sheets, indicative terms or similar documents or proposed definitive agreements and summaries of terms) of any such Acquisition Proposal (including any amendments thereto) and the status of any discussions or negotiations concerning any such Acquisition Proposal or (y) the status of any such discussions or negotiations that would reasonably be expected to lead to an Acquisition Proposal.

(g) Certain Disclosures. Nothing in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from (i) taking and disclosing to the Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; or (iii) in response to an unsolicited inquiry from any Person, solely informing any such Person of the existence of the provisions contained in this Section 6.2, it being understood that nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to effect a Company Board Recommendation Change other than in accordance with Section 6.2(e). In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Company Board (or a committee thereof) that describes the Company’s receipt of an Acquisition Proposal, the identity of the Person making such Acquisition Proposal, the material terms of such Acquisition Proposal and the operation of this Agreement with respect thereto will not, in and of itself, be prohibited by this Agreement and will not be deemed to be (A) a withholding, withdrawal, amendment, qualification or modification, or proposal by the Company Board (or a committee thereof) to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation; (B) an adoption, approval or recommendation with respect to such Acquisition Proposal; or (C) a Company Board Recommendation Change.

(h) Breach by Representatives. The Company agrees that any action taken by a director, officer, outside legal counsel, financial advisor, investment banker, brokers, or similar professional advisor of the Company or any of its Subsidiaries or, to the extent acting at the direction of, in concert with, or with the prior Knowledge of the Company or any of its Subsidiaries, any other Representative of the Company or any of its Subsidiaries, that, if taken by the Company, would constitute a material breach of this Section 6.2 will be deemed to constitute a material breach by the Company of this Section 6.2.

ARTICLE VII

ADDITIONAL COVENANTS

7.1 Required Action and Forbearance; Efforts.

(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, the Buyer Parties will, on the one hand, and the Company will (and the Company shall cause the Company Subsidiaries to), on the other hand, use their respective reasonable best efforts to (A) take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Transactions, including the Offer and the Merger, including by using reasonable best efforts to:

(i) cause the conditions to the Offer set forth in Section 1.1(a) and Annex A and the conditions to the Merger set forth in Section 2.4 to be satisfied;

(ii) (1) obtain all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (2) make all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Transactions, including the Offer and the Merger; and

(iii) solely with respect to the obligations of the Company and the Company Subsidiaries, if requested by Parent, obtain all consents, waivers and approvals and deliver all notifications, in each case, pursuant to any Company Material Contracts in connection with this Agreement and the consummation of the Transactions so as to maintain and preserve the benefits to the Surviving Corporation of such Company Material Contracts as of and following the consummation of the Transactions.

(b) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 7.1 or elsewhere in this Agreement, none of Parent, Purchaser or any of the Company Group will be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), or the provision of additional security (including a guaranty), in connection with the Transactions, including in connection with obtaining any consent pursuant to any Company Material Contract, unless such payment is expressly required by the terms of such Company Material Contract.

7.2 Antitrust Filings.

(a) Filings Under the HSR Act and Other Applicable Antitrust Laws. The Buyer Parties, on the one hand, shall (or shall cause the applicable “ultimate parent entity” to), and the Company (and their respective Subsidiaries, if applicable), on the other hand, shall (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Transactions as required by the HSR Act within ten (10) Business Days following the date hereof, provided that in the event that the FTC or the Antitrust Division of the DOJ is closed or not accepting such filings under the HSR Act, such day shall be extended day-for-day, for each Business Day the government closure is in effect; and (ii) to the extent required in the reasonable judgment of counsel to Parent and the Company, as soon as practicable after the date of this Agreement, file comparable pre-merger or post-merger notification filings, forms and submissions with any Governmental Authority (including in draft form where applicable) pursuant to any other applicable Antitrust Laws, with Parent having primary responsibility for the making of such filings. Each of Parent and the Company will use reasonable efforts to (A) cooperate and coordinate (and cause its respective Affiliates to cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may reasonably be required in order to make such filings; (C) supply (or cause the other to be supplied) any additional information that may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made; and (D) take all action necessary to, as soon as practicable, (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other applicable Antitrust Laws applicable to the Transactions; and (2) obtain the required consents pursuant to any other applicable Antitrust Laws, in each case as soon as practicable. If any Party or Subsidiary thereof receives a request for additional information or documentary material from any Governmental Authority with respect to the Transactions pursuant to the HSR Act or any other applicable Antitrust Laws applicable to the Transactions, then such Party will make (or cause to be made), as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request.

(b) Required Actions. In furtherance and not in limitation of the foregoing, if and to the extent necessary to obtain clearance of the Transactions pursuant to the HSR Act and any other Antitrust Laws applicable to the Transactions, each of Parent and Purchaser will use reasonable best efforts to take any and all steps and agree to any and all regulatory remedies or commitments necessary to avoid or eliminate each and every impediment under the HSR Act and any other applicable Antitrust Laws that may be asserted by any Governmental Authority so as to enable the Transactions to be consummated as promptly as practicable, and in any event prior to the Termination Date, including using reasonable best efforts to (i) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (A) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of Parent and Purchaser, on the one hand, and the Company and its Subsidiaries, on the other hand (provided, that any of the foregoing actions in this clause (A) shall be conditioned on the occurrence of the Closing); and (B) any other restrictions on the activities of Parent and Purchaser, on the one hand, and the Company and its Subsidiaries, on the other hand; and (ii) contest, defend and appeal any Legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions under the HSR Act and other applicable Antitrust Laws. Without limiting any other obligations of the Buyer Parties in this Section 7.2, the Buyer Parties shall have the right to control and direct the process, strategy and determinations by which the Parties hereto seek to avoid or eliminate impediments that may exist, arise or be asserted under the HSR Act or other Antitrust Laws in connection with the transaction contemplated by this Agreement, provided that the Buyer Parties reasonably consult with the Company and its outside counsel and consider all suggestions in good faith.

(c) Cooperation. In furtherance and not in limitation of the foregoing, the Company and the Buyer Parties shall (or shall cause the applicable “ultimate parent entity” to), subject to any restrictions under applicable laws, (i) promptly notify the other Parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material substantive communication received by such Person from a Governmental Authority in connection with the Transactions and permit the other Parties to review and discuss in advance (and to consider in good faith any comments made by the other parties in relation to) any proposed draft notifications, formal notifications (provided, however, that filings made under the HSR Act need not be shared), filing, submission or other written substantive communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Transactions to a Governmental Authority; (ii) keep the other Parties reasonably informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Transactions and any material developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver, (B) the expiration of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable laws, and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Transactions; and (iii) not independently participate in any meeting, hearing, proceeding or material discussions (whether in person, by telephone or otherwise) with or before any Governmental Authority in respect of the Transactions without giving the other parties reasonable prior notice of such meeting, hearing, proceeding or discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the Company and the Buyer Parties may designate any non-public information provided to any Governmental Authority as restricted to “outside counsel” only and any such information shall not be shared with other Representatives of the other Party without approval of the Party providing the non-public information; provided, however, that each of the Company and the Buyer Parties may redact any valuation and related information, or information that is protected by legal privilege, before sharing any information provided to any Governmental Authority with another Party on an “outside counsel” only basis.

7.3 Financing.

(a) No Amendments to Equity Commitment Letter. Subject to the terms and conditions of this Agreement, no Buyer Party will (without the prior written consent of the Company) permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Equity Commitment Letter if such amendment, modification or waiver would reasonably be expected to (i) reduce the aggregate amount of the Equity Financing such that Parent or Purchaser, as applicable, would not have sufficient available funds necessary to pay the Payment Obligations on the Closing Date; (ii) impose new or additional conditions, contingencies or other terms; or (iii) otherwise expand, amend or modify any of the conditions to the receipt of the Equity Financing or any other terms to the Equity Financing in a manner that, in each case, would reasonably be expected to (A) delay or prevent the occurrence of the Closing; or (B) make the timely funding of the Equity Financing, or the satisfaction of the conditions to obtaining the Equity Financing, less likely to occur in any respect; or (iv) adversely impact the ability of Parent, Purchaser or the Company, as applicable, to enforce its rights against the other parties to the Equity Commitment Letter or the definitive agreements with respect thereto. Any reference in this Agreement to (1) the “Equity Financing” will include the financing contemplated by the Equity Commitment Letter as amended or modified in compliance with this Section 7.3; and (2) “Equity Commitment Letter” will include such document as amended or modified in compliance with this Section 7.3.

(b) Taking of Necessary Actions. Subject to the terms and conditions of this Agreement, each Buyer Party will use, or cause to be used, reasonable best efforts to take (or cause to be taken) all actions and do (or cause to be done) all things necessary, proper and advisable to obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter, including by using reasonable best efforts to (A) maintain in effect the Equity Commitment Letter in accordance with the terms and subject to the conditions thereof; (B) comply with its obligations under the Equity Commitment Letter; (C) satisfy on a timely basis all conditions to funding that are applicable to any of Parent or Purchaser in the Equity Commitment Letter that are within their respective control; (D) consummate the Equity Financing at or prior to the Closing, including causing the Guarantors to fund the Equity Financing at the Closing; (E) complying with its obligations pursuant to the Equity Commitment Letter; and (F) enforcing its rights pursuant to the Equity Commitment Letters.

(c) Information. Parent will (i) keep the Company informed on a current basis and in reasonable detail of the status of its efforts to arrange the Equity Financing; and (ii) promptly provide the Company with copies of all executed amendments, modifications or replacements of the Equity Commitment Letter related to the Equity Financing. Without limiting the generality of the foregoing, Parent must give the Company prompt notice (A) if Parent becomes aware of any breach (or, to the knowledge of Parent, threatened breach) or default (or any event or circumstance that, with or without notice or lapse of time, or both, could reasonably be expected to give rise to any breach or default) by any party to the Equity Commitment Letter or definitive agreement related to the Equity Financing; (B) if Parent becomes aware of the receipt by Parent or Purchaser of any oral or written notice or communication from the Guarantors with respect to any actual or potential material breach (or threatened material breach), default, termination or repudiation by any party to the Equity Commitment Letter or any definitive agreement related to the Equity Financing of any provisions of the Equity Commitment Letter or such definitive agreement; or (2) dispute or disagreement between or among any parties to the Equity Commitment Letter or any definitive agreements related to the Equity Financing that pertains to the Equity Financing; and (C) if for any reason any of Parent or Purchaser at any time believes that it will not be able to obtain all or any portion of the Equity Financing on the terms, in the manner or from the sources contemplated by the Equity Commitment Letter or any definitive agreements related to the Equity Financing. Parent will provide any information reasonably requested by the Company relating to any of the circumstances referred to in the previous sentence as soon as reasonably practical (but in any event with two (2) Business Days) after the date that the Company delivers a written request therefor to Parent.

(d) Enforcement. Each of Parent and Purchaser will enforce, including by bringing a Legal Proceeding for specific performance, the Equity Commitment Letter if the Company seeks and is granted a decree of specific performance of the obligation to consummate the Merger after all conditions to the granting thereof set forth in Section 9.10(b) and in the Equity Commitment Letter have been satisfied.

(e) Financing Cooperation. Prior to the Closing, the Company shall use its reasonable best efforts to provide, and shall cause each Company Subsidiary to use its respective reasonable best efforts to provide, and shall use its reasonable best efforts to cause its officers, directors, employees, accountants, consultants, legal counsel and agents to use reasonable best efforts to provide such reasonable cooperation in connection with the arrangement of the Debt Financing by Parent or Purchaser as may be reasonably requested by Parent or Purchaser, as the case may be; including its reasonable best efforts to: (A) subject to the Confidentiality Agreement, furnish Parent and Purchaser on a reasonably timely basis with financial and operating information regarding the Company Group as Parent shall reasonably request in writing and that is required under the Debt Financing Documents or that is reasonably required in connection with the preparation of customary financing documentation, (B) assist with the preparation of the Debt Financing Documents, including the schedules and exhibits thereto, in each case, customarily required to be delivered under such definitive financing documentation, provided, that no obligation of the Company Group under any such document or agreement shall be effective until the Closing, (C) furnish the Debt Financing Deliverables and (D) facilitate the pledge of collateral; provided, that no such pledge shall be effective until the Closing. Notwithstanding anything in this Agreement to the contrary, (i) none of the Company, the Company Subsidiaries or their respective Affiliates shall be required to provide any financial information in a form not customarily prepared by it with respect to a particular period, (ii) none of the Company, the Company Subsidiaries or their respective Affiliates shall be required to deliver any solvency opinions or legal opinions in connection with the Debt Financing, (iii) none of the Company, the Company Subsidiaries or their respective Affiliates or representatives, or any of their respective directors, officers, employees or agents shall be required to execute or enter into any Debt Financing Documents or any certificate, instrument, agreement or other document in connection with the Debt Financing, in each case, which will be effective prior to the Closing and such execution shall solely be required to the extent that such director, officer, employee or agent will be continuing in such capacity following Closing, (iv) nothing herein shall require cooperation or other actions or efforts on the part of the Company, the Company Subsidiaries or their respective Affiliates, or any of their respective directors, officers, employees or agents in connection with the Debt Financing to the extent (a) it would result in any of the Company, the Company Subsidiaries or their respective Affiliates breaching any provision of this Agreement, (b) it would reasonably be expected to result in a violation or breach of, or default under, any agreement to which the Company, any Company Subsidiary or their respective Affiliates are a party or (c) it could reasonably be expected to interfere with the businesses or operations of the Company, the Company Subsidiaries or any of their respective Affiliates in any material respect, (v) none of the Company, the Company Subsidiaries or their respective Affiliates, or any of their respective directors, officers, employees or agents will be required to pay any commitment or other similar fee, to incur any other liability or obligation or to enter into any agreement effective in connection with the Debt Financing prior to the Closing, (vi) nothing herein shall require the pre-Closing board of directors or pre-Closing similar governing body of any of the Company or the Company Subsidiaries to adopt resolutions approving any Debt Financing Document or any other agreements, documents or instruments pursuant to which the Debt Financing is made, (vii) nothing herein shall require the Company, the Company Subsidiaries or their Affiliates to deliver any collateral pledged under the Debt Financing prior to the Closing, (viii) none of the Company, the Company Subsidiaries, their Affiliates or any of their respective directors, members, partners, managers, officers or other employees shall be required to take any other actions that could reasonably be expected to result in personal liability to such directors, members, partners, managers, officers or other employees, (ix) nothing herein shall require cooperation or other action that could result in a violation of any confidentiality arrangement or the loss of any applicable legal privilege (provided that the Company shall notify Parent of any action not so taken and shall use reasonable best efforts to provide such information without causing such violation or loss), (x) nothing herein shall require the Company, the Company Subsidiaries and their Affiliates to give any indemnities in connection with the Debt Financing that are effective prior to the Closing, (xi) nothing herein shall require the Company, any of the Company Subsidiaries or their Affiliates to take any action that will conflict with or violate their respective certificate of formation, bylaws, partnership agreement, operating agreement or comparable organizational documents, and (xii) nothing herein shall require the Company, the Company Subsidiaries, their Affiliates or any of their respective directors, members, partners, managers, officers or other employees to prepare or provide any Excluded Information. The Company hereby consents to the use of the logos of the Company and the Company Subsidiaries solely in connection with the Debt Financing in the form and manner approved by the Company in writing prior to such use; provided, that such logos shall be used solely in a manner that is not intended or would reasonably be expected to harm, disparage or otherwise adversely affect the Company and the Company Subsidiaries or their reputation or goodwill or any of its respective products, services, offerings or intellectual property rights. The Company and the Company Subsidiaries will be deemed to be in compliance with Section 7.3(e) unless and until (i) Parent provides written notice (the “Non-Cooperation Notice”) to the Company of any alleged failure to comply, or action or failure to act which could be believed to be a breach of Section 7.3(e), (ii) Parent includes in such Non-Cooperation Notice reasonable detail regarding the cooperation required to cure such alleged failure (which shall not require the Company, any Company Subsidiary or their Affiliates to provide any cooperation that it would not otherwise be required to provide under Section 7.3(e)) and (iii) the Company fails to take the actions specified on such Non-Cooperation Notice within three (3) Business Days from receipt of such Non-Cooperation Notice. Notwithstanding anything to the contrary in this Agreement, the condition in clause (d)(iv) of Annex A as it applies to the Company Group’s obligations under this Section 7.3(e) will be deemed satisfied unless any of the Company or the Company Subsidiaries has willfully and materially breached its obligations under this Section 7.3 and such breach has been the proximate cause of any Debt Financing not being obtained on the Closing Date.

(f) Costs and Expenses. Parent will (x) promptly (and in any event no later than the proper and valid termination of this Agreement pursuant to, and in accordance with Section 8.1) following written request therefor, reimburse the Company and the Company Subsidiaries on an as-incurred basis for any reasonable and documented out-of-pocket costs and expenses incurred or otherwise payable by any of the Company and the Company Subsidiaries in connection with their cooperation pursuant to and in compliance with Section 7.3(e) and (y) indemnify and hold harmless the Company Group and their Affiliates, and the directors, officers, employees, accountants, consultants, financial advisors, legal counsel, agents, successors and assigns of each of the foregoing Persons from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in complying with their obligations in connection with the arrangement of the debt financing taken in accordance with this Section 7.3 and any information utilized in connection therewith. Notwithstanding the foregoing or anything to the contrary in this Agreement, in no event shall Parent be obligated to reimburse, indemnify or otherwise pay or hold harmless any Persons pursuant to the foregoing sentence of this Section 7.3(f) to the extent such cost, loss, liability, fine, expense or damage resulted, as determined by a final court not subject to appeal from the willful misconduct or gross negligence of such Person.

7.4 Anti-Takeover Laws. The Company and the Company Board (and any committee empowered to take such action, if applicable) will (a) take all actions within their power to ensure that no Takeover Statute is or becomes applicable to the Offer, the Merger or the Transaction Documents; and (b) if any Takeover Statute becomes applicable to the Offer, the Merger or the Transaction Documents, take all action within their power to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize or make inapplicable the effect of such statute or regulation on the Offer, the Merger or the Transaction Documents.

7.5 Access. During the Interim Period, the Company will use commercially reasonable efforts to afford Parent and its Representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, books and records and personnel of the Company Group to the extent reasonably requested by Parent in furtherance of the consummation of the Merger, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable law or regulation requires the Company Group to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access to a Contract existing as of the date hereof to which the Company Group is a party or otherwise bound would violate or cause a default pursuant to, or give a third Person the right to terminate or accelerate the rights pursuant to, such Contract; or (d) access would result in the disclosure of any trade secrets of third Persons; provided, however, that the Company will notify Parent in reasonable detail of the circumstances giving rise to any non-disclosure pursuant to the foregoing and the Company shall, and shall cause the Company Subsidiaries to, provide such access or disclosure of such information in the cases of the foregoing subsections (a) or (e) to the maximum extent possible. Nothing in this Section 7.5 will be construed to require the Company Group or any of its Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 7.5 will be conducted in a manner that does not unreasonably interfere with the conduct of the business or operations of the Company Group or create a risk of damage or destruction to any property or assets of the Company Group. Any access to the properties of the Company Group will be subject to the Company’s reasonable security measures, health and safety measures, and insurance requirements and will not include the right to perform invasive testing, including any air, soils or groundwater sampling, including any Phase II environmental assessments. Notwithstanding anything to the contrary in this Agreement, the Company may satisfy its obligations set forth above by electronic means if physical access is not permitted under applicable law or not practicable as a result of any COVID-19 Measure or Force Majeure Event (including COVID-19). The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 7.5.

7.6 Section 16(b) Exemption. The Company will take all actions reasonably necessary to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

7.7 Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a) Indemnified Persons. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) honor and fulfill, in all respects, the obligations of the Company Group pursuant to any indemnification agreements (that are substantially in the form disclosed in the Company SEC Reports or that have been made available to Parent prior to the date hereof) between a member of the Company Group and any of its current or former directors or officers (and any person who becomes a director or officer of a member of the Company Group prior to the Effective Time) (collectively, the “Indemnified Persons”) or employees for any acts or omissions by such Indemnified Persons or employees occurring prior to the Effective Time. In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause the certificates of incorporation, bylaws, and other similar organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Charter, the Bylaws and the other similar organizational documents of the Subsidiaries of the Company, as applicable, as of the date hereof. During such six-year period or such period in which an Indemnified Person is asserting a claim for indemnification pursuant to Section 7.7(b), whichever is longer, such provisions may not be repealed, amended or otherwise modified in any adverse manner except as required by applicable law.

(b) Indemnification Obligation. Without limiting the generality of the provisions of Section 7.7(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) indemnify and hold harmless, to the fullest extent permitted by applicable law or pursuant to any indemnification agreements (that are in substantially the form disclosed in the Company SEC Reports or that have been made available to Parent prior to the date hereof) with the Company and any of its Subsidiaries in effect prior to the Closing, each Indemnified Person from and against any costs, fees and expenses (including advancing costs (including attorneys’ fees and investigation expenses)), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as an Affiliate, director or officer of the Company Group or its Affiliates to the extent that such action or omission, or alleged action or omission, occurred prior to or at the Effective Time, whether asserted or claimed prior to, at or after the Effective Time; and (ii) the Merger, as well as any actions taken by the Company or the Buyer Parties with respect thereto (including any disposition of assets of the Surviving Corporation or any of its Subsidiaries that is alleged to have rendered the any of the Surviving Corporation or any of its Subsidiaries insolvent) (each of clauses (i) and (ii), a “Company Indemnified Proceeding”), except that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 7.7(b), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In the event Indemnified Person is or becomes involved in any Company Indemnified Proceeding, Parent shall, or shall cause the Surviving Corporation to, advance reasonable and documented out of pocket expenses in advance of the final disposition of any such Company Indemnified Proceeding to each Indemnified Person to the fullest extent permitted by law; provided, the Indemnified Person to whom expenses are advanced provides a reasonable and customary undertaking (which shall not include posting of any collateral) to repay such advances if it is ultimately determined that such Indemnified Person is not entitled to indemnification. The Parties agree that the foregoing rights to indemnification and advancement shall also apply with respect to any action to enforce this Section 7.7.

(c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain in effect the Company’s directors’ and officers’ liability insurance in effect on the date hereof (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance. In satisfying its obligations pursuant to this Section 7.7(c), the Surviving Corporation will not be obligated to pay aggregate premiums in excess of 350% of the amount paid by the Company for coverage for its last full fiscal year (such 350% amount, the “Maximum Premium”). If the aggregate premiums of such insurance coverage exceed the Maximum Premium, then the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Premium from an insurance carrier with the same or better credit rating as the Company’s directors’ and officers’ liability insurance carrier on the date hereof. Prior to the Closing, the Company may purchase a prepaid “tail” policy with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s directors’ and officers’ liability insurance carrier on the date hereof so long as the aggregate cost for such “tail” policy does not exceed the Maximum Premium. If the Company elects to purchase such a “tail” policy, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder for so long as such “tail” policy is in full force and effect.

(d) Successors and Assigns. If Parent, the Surviving Corporation or any of their respective successors or assigns will (i) consolidate with or merge into any other Person and not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfer all or substantially all of its properties and assets to any Person, then proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns will assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 7.7.

(e) No Impairment. The obligations set forth in this Section 7.7 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person who is a beneficiary pursuant to the D&O Insurance or the “tail” policy referred to in Section 7.7(c) (and their heirs and representatives)) without the prior written consent of such affected Indemnified Person or other person. Each of the Indemnified Persons or other persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 7.7(c) (and their heirs and representatives) are intended to be third party beneficiaries of this Section 7.7, with full rights of enforcement as if such person were a Party. The rights of the Indemnified Persons (and other persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 7.7(c) (and their heirs and representatives)) pursuant to this Section 7.7 will be in addition to, and not in substitution for, any other rights that such persons may have pursuant to (i) the Charter and Bylaws; (ii) the similar organizational documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company Group; or (iv) applicable law (whether at law or in equity).

(f) Joint and Several Obligations. The obligations of the Surviving Corporation, Parent and their respective Subsidiaries pursuant to this Section 7.7 will be joint and several.

(g) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company Group for any of its directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 7.7 is not prior to or in substitution for any such claims pursuant to such policies or agreements.

7.8 Employee Matters.

(a) Acknowledgement. Parent hereby acknowledges and agrees that a “change in control” (or similar phrase) within the meaning of each of the Company Benefit Plans, as applicable, will occur as of the Effective Time.

(b) Existing Arrangements. Subject to this Section 7.8, from and after the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) honor all of the Company Benefit Plans and compensation and severance arrangements in accordance with their terms as in effect immediately prior to the Effective Time. Notwithstanding the foregoing but subject to Section 7.8(d) and Section 7.8(e), nothing will prohibit the Surviving Corporation from in any way amending, modifying or terminating any such Company Benefit Plans or compensation or severance arrangements in accordance with their terms or if otherwise permitted pursuant to applicable law.

(c) Employment; Benefits. As of the Closing, the Surviving Corporation or one of their respective Subsidiaries will continue to employ the employees of the Company Group as of the Effective Time. From and after the Effective Time until the one-year anniversary of the Closing Date (or, if earlier, the termination date of an applicable Continuing Employee) (the “Continuation Period”) the Surviving Corporation and their respective Subsidiaries will (and Parent will cause the Surviving Corporation and their respective Subsidiaries to) either (i) maintain for the benefit of each Continuing Employee the Company Benefit Plans (other than any defined benefit plans, retiree or post-termination welfare benefits, equity or equity-based, severance, incentive, bonus, deferred compensation, change in control, retention or transaction compensation, benefits or arrangements or any stock purchase plans or individual employment agreements or arrangements) of the applicable Surviving Corporation or its Subsidiaries at benefit levels that are substantially comparable in the aggregate to those in effect at the Company or its applicable Subsidiaries on the date hereof, and provide benefits (other than any defined benefit plans, retiree or post-termination welfare benefits, equity or equity-based, severance, incentive, bonus, deferred compensation, change in control, retention, or transaction compensation, benefits or arrangements or any stock purchase plans or individual employment agreements or arrangements) to each Continuing Employee pursuant to such Company Benefit Plans; (ii) provide employee benefits (other than any defined benefit plans, retiree or post-termination welfare benefits, equity or equity-based, severance, incentive, bonus, deferred compensation, change in control, retention or transaction compensation, benefits or arrangements or any stock purchase plans or individual employment agreements or arrangements) to each Continuing Employee that are substantially comparable in the aggregate to the employee benefits (other than any defined benefit plans, retiree or post-termination welfare benefits, equity or equity-based, severance, incentive, bonus, deferred compensation, change in control, retention, or transaction compensation, benefits or arrangements or any stock purchase plans or individual employment agreements or arrangements) provided to such Continuing Employee immediately prior to the Effective Time (“Comparable Plans”); or (iii) provide some combination of Company Benefit Plans and Comparable Plans such that each Continuing Employee receives employee benefits (other than any defined benefit plans, retiree or post-termination welfare benefits, equity or equity-based, severance, incentive, bonus, deferred compensation, change in control, retention or transaction compensation, benefits or arrangements or any stock purchase plans or individual employment agreements or arrangements) that, taken as a whole, are substantially comparable in the aggregate to the employee benefits (other than any defined benefit plans, retiree or post-termination welfare benefits, equity or equity-based, severance, incentive, bonus, deferred compensation, change in control, retention or transaction compensation, benefits or arrangements or any stock purchase plans or individual employment agreements or arrangements) provided to such Continuing Employee immediately prior to the Effective Time; provided, for the avoidance of doubt, that during the Continuation Period, the Company’s 401(k) Plan or any Comparable Plan intended to replace the Company’s 401(k) Plan will provide for employer matching contributions substantially comparable to the matching contributions provided for under the Company’s 401(k) Plan as of the date hereof. In each case, from and after the Effective Time until the first anniversary of the Closing Date, the base salary or hourly wage rage (as applicable) and target short-term or annual cash bonus compensation opportunity (excluding any long-term incentive or equity or equity-based opportunities) in each case, in effect as of the date hereof, will not be decreased for any Continuing Employee. During the Continuation Period, the Surviving Corporation will (and

Parent will cause the Surviving Corporation to) provide to each Continuing Employee whose employment is involuntarily terminated by the Surviving Corporation without “cause” (and not due to the Continuing Employee’s death or disability) with cash severance benefits that are no less favorable in the aggregate than the cash severance benefits to which such Continuing Employee would be entitled to receive pursuant to the terms of the applicable Company Benefit Plan in effect on the date hereof and set forth on Section 7.8(c) of the Company Disclosure Letter.

(d) New Plans. To the extent that a Comparable Plan is made available to any Continuing Employee at or after the Effective Time, the Surviving Corporation and its respective Subsidiaries will (and Parent will cause the Surviving Corporation and its respective Subsidiaries to) cause to be granted to such Continuing Employee credit for all service with the Company Group prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance pay entitlement), except that (i) such service need not be credited to the extent that it would result in duplication of coverage or benefits, (ii) such service shall only be credited to the same extent and for the same purpose as such service was credited under an analogous Company Benefit Plan, and (iii) no service shall be required to be credited under any Comparable Plan that provides for equity or equity-based, defined benefit pension, deferred compensation or post-termination or retiree welfare benefits. In addition, and without limiting the generality of the foregoing, the Surviving Corporation shall use commercially reasonable efforts to ensure that (A) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all employee benefit plans sponsored by the Surviving Corporation and their respective Subsidiaries (other than the Company Benefit Plans) (such plans, the “New Plans”) to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a comparable Company Benefit Plan in which such Continuing Employee participates immediately before the Effective Time (such plans, the “Old Plans”) and (B) during the plan year in which the Closing Date occurs, for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, (x) the Surviving Corporation will cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, and (y) the Surviving Corporation will cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year ending on the Closing Date to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance, co-pay, offsets and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time and will not be subject to accrual limits or other forfeiture and will not limit future accruals (except to the extent that such limits or forfeitures applied under the Company Benefit Plans in effect as of the date hereof).

(e) Treatment of Nonqualified Deferred Compensation Plan. As soon as practicable following the date hereof, the Company will adopt resolutions or take other actions as may be required to terminate the Company’s Nonqualified Deferred Compensation Plan (the “Nonqualified Deferred Compensation Plan”), effective as of, and contingent upon, the Closing, and the Surviving Corporation will distribute all account balances thereunder to each participant within the thirty (30)-day period immediately prior to the one (1)-year anniversary of the Closing Date, in accordance with the terms of the Nonqualified Deferred Compensation Plan and in a manner compliant with Section 409A of the Code.

(f) No Third Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, this Section 7.8 will not be deemed to (i) guarantee employment for any period of time for, or preclude the ability of any Buyer Party, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee for any reason; (ii) subject to the limitations and requirements specifically set forth in this Section 7.8, require Parent, the Surviving Corporation or any of their respective Subsidiaries to continue any Company Benefit Plan or prevent the amendment, modification or termination thereof after the Effective Time; (iii) create any third party beneficiary rights in any Person; or (iv) establish, amend or modify any benefit plan, program, agreement or arrangement.

7.9 Obligations of the Buyer Parties and the Company. Parent will take all action necessary to cause Purchaser and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Each of the Buyer Parties will be jointly and severally liable for any breach of this Agreement by any Buyer Party (or, following the Closing, the Surviving Corporation) or any other failure by any Buyer Party (or, following the Closing, the Surviving Corporation) to perform and discharge any of its respective covenants, agreements and obligations pursuant to this Agreement.

7.10 Notification of Certain Matters.

(a) Notification by the Company. At all times during the Interim Period, the Company will give prompt notice to Parent upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy, or failure would reasonably be expected to cause any of the conditions to the Offer set forth in Section 1.1(a) or Annex A to fail to be satisfied at the expiration of the Offer, except that no such notification will affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of the Buyer Parties to consummate the Merger or the remedies available to the Parties under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided to any Buyer Party pursuant to this Section 7.10(a).

(b) Notification by Parent. At all times during the Interim Period, Parent will give prompt notice to the Company upon becoming aware that any representation or warranty made by the Buyer Parties in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Buyer Parties to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to have a material adverse effect on the ability of Parent or Purchaser to consummate the Transactions, including the Offer and the Merger, prior to the Termination Date, except that no such notification will affect or be deemed to modify any representation or warranty of the Buyer Parties set forth in this Agreement or the remedies available to the Parties under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided to the Company pursuant to this Section 7.10(b).

(c) Impact of Non-Compliance. The Company’s or the Buyer Parties’ failure to comply with this Section 7.10 will not be taken into account for purposes of determining whether any conditions to the Offer set forth in Section 1.1(a) or Annex A or any of the conditions to the Merger set forth in Section 2.4 have been satisfied.

7.11 Public Statements and Disclosure. The initial press release concerning this Agreement and the Transactions will be in a form agreed by each Party. Thereafter, the Company, on the one hand, and the Buyer Parties, on the other hand, will obtain the other Parties’ consent (which consent shall not be unreasonably withheld, conditioned or delayed) before, (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in any such case to the extent relating to the Transactions, except that neither the Buyer Parties nor the Company will not be obligated to engage in such consultation (or obtain such consent) with respect to communications that are (i) required by applicable law, regulation or stock exchange rule or listing agreement; (ii) not inconsistent in any material respect with previous communications made by the Parties in compliance with this Section 7.11, (iii) made in connection with, or with respect to, a Company Board Recommendation Change that complies with Section 6.2, (iv) after the Company Board (or committee thereof) has determined an Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal in compliance with Section 6.2, solely to the extent related to such Superior Proposal and in compliance with Section 6.2; or (v) with respect to any filing or other communication made as part of any Legal Proceedings between the parties to this Agreement.

7.12 Transaction Litigation. Prior to the Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof; provided that notwithstanding anything to the contrary in Section 9.2, the foregoing notice may be delivered only to Parent’s outside counsel by email. The Company will (a) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent shall not be unreasonably withheld, conditioned or delayed). For purposes of this Section 7.12, “participate” means that Parent and the Company will jointly cooperate in making the proposed strategy and any other significant decisions with respect to the Transaction Litigation by the Company, with no such significant decisions being made without the approval of the other.

7.13 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable law and the rules and regulations of Nasdaq to cause (a) the delisting of the Company Common Stock from Nasdaq as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

7.14 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Purchaser, then the proper officers and directors of each Party will use their reasonable best efforts to take such action.

7.15 Payoff of Credit Agreement. The Company will deliver to Parent at least two (2) Business Days prior to the Closing a customary payoff letter (the “Payoff Letter”) in connection with the repayment of all amounts outstanding under the Credit Agreement, which Payoff Letter will provide for, among other customary items (and subject to receipt of the applicable payoff amount), customary lien and guarantee releases. Notwithstanding the foregoing obligation, the Company shall also use reasonable best efforts to cause the lender under the Credit Agreement to waive any change of control, event of default, acceleration or similar provisions that may be triggered or implicated in connection with the Transaction. In the event that (a) the foregoing waiver by the lender under the Credit Agreement is not obtained by the Company prior to the date that is three (3) Business Days prior to the Effective Time or (b) if Parent so elects in its sole discretion, substantially concurrently with the Effective Time, Parent will provide (or cause to be provided) to the Company funds in an amount equal to the amount necessary for the Company to repay and discharge in full all amounts outstanding under the terms of the Credit Agreement in accordance with the Payoff Letter and the Company will repay and discharge such indebtedness in accordance with the Payoff Letter.

7.16 Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Purchaser, will execute and deliver to the Company a written consent approving the Merger in accordance with the DGCL.

7.17 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give the Buyer Parties, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of the Buyer Parties and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

7.18 No Employment Discussions. Except as approved by the Company Board, at all times during the Interim Period, Parent will not, and will cause its Affiliates (including the Guarantors and any of either Guarantor’s Affiliates) not to, make or enter into, or commit or agree to enter into, any binding arrangements or other understandings with any director, officer or employee of the Company (i) regarding any continuing employment or consulting relationship with the Surviving Corporation or their Affiliates from and after the Effective Time; (ii) pursuant to which any such individual would be entitled to receive consideration of a different amount or nature than the consideration to which such individual is entitled pursuant to Section 3.1 in respect of such holder’s shares of Company Common Stock; or (iii) pursuant to which such individual would agree to provide, directly or indirectly, equity investment to the Buyer Parties or the Company or their respective Affiliates in connection with the Merger.

7.19 Resignations. If requested by Parent prior to the Effective Time, the Company shall use reasonable best efforts to cause to be delivered to Parent resignations executed by each director of the Company in office as of immediately prior to the Effective Time, effective upon the Effective Time.

ARTICLE VIII

TERMINATION

8.1 Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) at any time prior to the Acceptance Time by mutual written agreement of Parent (on behalf of the Buyer Parties) and the Company (on behalf of the Company);

(b) by either Parent (on behalf of the Buyer Parties) or the Company, at any time prior to the Acceptance Time if (i) any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of any of the Transactions, including the Offer or the Merger, is in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of any of the Transactions, including the Offer or the Merger, and has become final and non-appealable; or (ii) any statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to any of the Transactions that prohibits, makes illegal or enjoins the consummation of the Transactions, except, in each case, that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any Party whose material breach of its obligations under Section 7.1 or Section 7.2 is a proximate cause of the failure to resist, appeal, obtain consent pursuant to, resolve or lift, as applicable, such injunction, action, statute, rule, regulation or order;

(c) by either Parent (on behalf of the Buyer Parties) or the Company, at any time prior to the Acceptance Time, (i) if the Offer shall have terminated or expired in accordance with its terms (subject to the rights and obligations of Parent or Purchaser to extend the Offer pursuant to Section 1.1(d)(ii)) and the Acceptance Time shall not have occurred solely as a result of the failure to satisfy the Minimum Condition; or (ii) if the Acceptance Time has not occurred by 11:59 p.m. (Prevailing Eastern Time) on December 27, 2023 (such time and date, as may be extended pursuant to Section 9.10(b)(iv), the “Termination Date”), it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a material breach by such Party of this Agreement (it being understood that a material breach of this Agreement by Purchaser will be deemed to be a material breach by Parent for purposes hereunder)) has been a proximate cause of, or resulted in, either (A) the failure to satisfy the conditions to the Offer set forth in Section 1.1(a) or Annex A or the conditions to the Merger set forth in Section 2.4 prior to the Termination Date; or (B) the failure of the Acceptance Time to have occurred prior to the Termination Date; provided that if the conditions to the Offer set forth in Section 1.1(a) or Annex A (other than the Minimum Condition) are satisfied or waived (or in the case of conditions that by their terms are to be satisfied at the expiration of the Offer, shall be capable of being satisfied at the expiration of the Offer) or the conditions to the Merger set forth in Section 2.4 are satisfied or waived, in each case as of a date that is on or following the date that is five (5) Business Days prior to the Termination Date (or in the case of conditions that by their terms are to be satisfied at the Closing, shall be capable of being satisfied on the Closing Date), neither Parent nor the Company may terminate this Agreement pursuant to this Section 8.1(c)(ii) until the date that is five (5) Business Days after the satisfaction of such conditions;

provided, further, that if the Company Board effects a Company Board Recommendation Change during the ten (10) Business Day period prior to the Termination Date, the Company may not terminate this Agreement pursuant to this Section 8.1(c)(ii) until the date that is ten (10) Business Days from the date of such Company Board Recommendation Change.

(d) by Parent (on behalf of the Buyer Parties), if the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition to the Offer set forth in Section 1.1(a) or Annex A, except that if such breach or failure to perform is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(d) prior to the delivery by Parent to the Company of written notice of such breach or failure to perform, delivered at least thirty (30) days prior to such termination (or such shorter period of time as remains prior to the Termination Date), stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(d) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if such breach or failure to perform has been cured prior to such termination;

(e) by Parent (on behalf of the Buyer Parties), if at any time (i) the Company Board (or a committee thereof) has effected a Company Board Recommendation Change, except that Parent’s right to terminate this Agreement pursuant to this Section 8.1(e)(i) will expire at 5:00 p.m. (Prevailing Eastern Time) on the tenth (10th) Business Day following the date on which such right to terminate first arose or (ii) the Company Group shall have materially breached its obligations under either of Section 6.2(a) or Section 6.2(b);

(f) by the Company, if any of the Buyer Parties have breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would reasonably be expected to have a material adverse effect on the ability of Parent or Purchaser to consummate the Transactions, including the Offer and the Merger, prior to the Termination Date, except that if such breach or failure to perform is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(f) prior to the delivery by the Company to Parent of written notice of such breach or failure to perform, delivered at least thirty (30) days prior to such termination (or such shorter period of time as remains prior to the Termination Date), stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(f) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach or failure to perform has been cured prior to such termination; or

(g) by the Company, at any time prior to the Acceptance Time, if (i) the Company has received a Superior Proposal; (ii) the Company Board has authorized the Company to terminate this Agreement and enter into a definitive Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal in accordance with Section 6.2; (iii) the Company has complied in all material respects with Section 6.2 with respect to such Superior Proposal; and (iv) prior to or concurrently with such termination, the Company pays the Company Termination Fee due to Parent in accordance with Section 8.3(b).

8.2 Manner and Notice of Termination; Effect of Termination.

(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision.

(b) Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon mutual written agreement of Parent and the Company or the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any

Affiliate of such Party or any partner, member, manager, stockholder, or Representative of the foregoing) to the other Parties, as applicable, except that Section 7.3(f), Section 7.11, this Section 8.2, Section 8.3 and Article IX will each survive the termination of this Agreement in accordance with their respective terms; provided that Section 9.10 shall only survive and be applicable with respect to other provisions of this Agreement that survive such termination. Notwithstanding the previous sentence, but subject to Section 8.2(c) and Section 8.3, nothing in this Agreement (other than, with respect to the Parent Parties, the Parent Liability Limit) will relieve any Party or other Person from any liability for any Willful Breach. No valid termination of this Agreement will affect the rights or obligations of any Party or other Person pursuant to the Confidentiality Agreement, the Support Agreements, the Guaranty or the Equity Commitment Letter (in each case, except as provided therein), which rights, obligations and agreements will, to the extent such agreements do not otherwise terminate upon termination of this Agreement, survive the valid termination of this Agreement in accordance with their respective terms.

(c) Parent Liability Limit. Notwithstanding anything to the contrary herein or otherwise, the maximum aggregate monetary liability (including for any monetary damages) of (i) Parent, (ii) Purchaser, (iii) the Guarantors and (iv) any of Parent’s and Purchaser’s former, current and future Affiliates, and their respective assignees, stockholders, equityholders, limited partners, controlling persons, directors, officers, employees, agents, attorneys and other Representatives (the Persons described in clauses (i), (ii), (iii) and (iv), collectively, the “Parent Parties”) in the event Parent or Purchaser fails to consummate the Transactions or otherwise fails to comply with or breaches any covenant or other obligation or representation and warranty in this Agreement (including in the event of fraud or Willful Breach) shall not exceed the Parent Liability Limit. In no event will the Company or any of its former, current and future Affiliates, assignees, stockholders, limited partners, controlling persons, directors, officers, employees, agents, attorneys and other Representatives seek or obtain, nor will they permit any of their Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery, monetary award or monetary damages against any Parent Party with respect to the Transaction Documents or the Transactions (including any breach by the Guarantors or any Parent Party), the termination of this Agreement, the failure to consummate the Transactions or thereby or any claims, Legal Proceedings or actions under applicable laws arising out of any such breach, termination or failure (including in the event of fraud or Willful Breach), other than from Parent or Purchaser to the extent expressly provided for in this Agreement or from the Guarantors as expressly provided in the Guaranty. Nothing in this Section 8.2(c) shall in any way expand or be deemed or construed to expand the circumstances in which Parent, any other Parent Party may be liable under the Transaction Documents.

8.3 Fees and Expenses.

(a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Transactions will be paid by the Party incurring such fees and expenses whether or not the Transactions are consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent. Except as set forth in Section 3.4(d), all documentary, sales, use, real property transfer, registration, transfer, stamp, recording and similar Taxes and fees shall be paid by the Person or Persons on whom such Taxes and fees are imposed by applicable law.

(b) Company Termination Fee.

(i) Future Transactions. If (A) this Agreement is validly terminated (I) by Parent pursuant to Section 8.1(d), (II) by Parent or the Company pursuant to Section 8.1(c) and at such time, Parent could have terminated this Agreement pursuant to Section 8.1(d) or Section 8.1(e) or (III) by Parent or the Company pursuant to Section 8.1(c) and, at the time of such termination, each condition to the Offer set forth in Section 1.1(a) and Annex A (other than the Minimum Condition, other than conditions set forth in clauses (d)(i) through (d)(iv) of Annex A, and other than any conditions that by their terms are to be satisfied at the expiration of the Offer (if such conditions would be satisfied or validly waived were the expiration of the Offer to occur at such time)) has been satisfied (or would be satisfied) or waived and the Minimum Condition has not been satisfied; (B) following the execution and delivery of this Agreement and prior to any such termination, an Acquisition Proposal has been made to the Company or the Company Board or announced or publicly disclosed and not withdrawn or otherwise abandoned; and (C) within one year of such termination, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction and such Acquisition Transaction is subsequently consummated (in each case, whether or not the Acquisition Proposal referenced in the preceding clause), then the Company will, concurrently with (and as a condition to) the consummation of such Acquisition Transaction, pay or cause to be paid to Parent or its designee an amount equal to the Company Termination Fee by wire transfer of immediately available funds to the account designated by Parent prior to the execution of this Agreement, as may be updated by Parent by written notice to the Company no more than one (1) Business Day before a payment to Parent is due hereunder. For purposes of this Section 8.3(b)(i), all references to “15%” and “85%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(ii) Company Board Recommendation Change; Non-Solicit Breach. If this Agreement is validly terminated pursuant to Section 8.1(e), then the Company shall, within one (1) Business Day following such termination, pay or cause to be paid to Parent or its designee the Company Termination Fee by wire transfer of immediately available funds to the account designated by Parent prior to the execution of this Agreement, as may be updated by Parent by written notice to the Company no more than one (1) Business Day before a payment to Parent is due hereunder.

(iii) Superior Proposal. If this Agreement is validly terminated pursuant to Section 8.1(g), then the Company shall, concurrently with (and as a condition to) such termination, pay or cause to be paid to Parent or its designee the Company Termination Fee by wire transfer of immediately available funds to the account designated by Parent prior to the execution of this Agreement, as may be updated by Parent by written notice to the Company no more than one (1) Business Day before a payment to Parent is due hereunder.

(c) Single Payment Only; Liquidated Damages. The Parties acknowledge and agree that in no event will the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events. The Parties acknowledge and agree that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement; (ii) the damages resulting from the termination of this Agreement under circumstances where the Company Termination Fee is payable are uncertain and incapable of accurate calculation; and (iii) without these agreements, the Parties would not enter into this Agreement. Therefore, the Company Termination Fee, if, as and when required to be paid pursuant to this Section 8.3, will not constitute a penalty but rather liquidated damages in a reasonable amount that will compensate Parent in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions.

(d) Default. If the Company fails to promptly pay any amount due pursuant to Section 8.3(b) and, in order to obtain such payment, Parent commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3(b) or any portion thereof, then the Company will pay or cause to be paid to Parent the reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees) of Parent in connection with such Legal Proceeding, together with interest on such amount or portion thereof at an annual rate equal to the prime rate (as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made), or a lesser rate that is the maximum permitted by applicable law (“Default Payments”).

(e) Sole and Exclusive Remedy. If this Agreement is validly terminated pursuant to Section 8.1 in a circumstance where the Company Termination Fee is payable, Parent’s receipt of the Company Termination Fee to the extent owed pursuant to Section 8.3(b) (and any Default Payments pursuant to Section 8.3(d)) will be the sole and exclusive remedy of the Buyer Parties against (i) the Company and its Subsidiaries; (ii) the former, current and future holders of any equity, partnership or limited liability interest, controlling persons, Representatives, Affiliates, members, managers, general or limited partners, stockholders officers, directors, employees, agents, principals, management companies, portfolio companies and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates and (iii) any successor, assignee or heir of any of the Persons described in clause (i) or (ii) (the Persons in clauses (i), (ii) and (iii), collectively, the “Company Related Parties”) in respect of this Agreement and the Transactions (it being understood that the foregoing shall not limit Parent’s right to specific performance pursuant to Section 9.10(b) prior to the valid termination of this Agreement). Upon payment of such amount, none of the Company Related Parties will have any further monetary liability or obligation to any Parent Related Party relating to or arising out of this Agreement or the Transactions (except that the Company and its Subsidiaries (or their Affiliates) will remain obligated with respect to, and Parent and Purchaser may be entitled to remedies with respect to, the Confidentiality Agreement, Section 8.2, Section 8.3(a) and Section 8.3(d), as applicable).

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. Except in the case of fraud, the representations, warranties and covenants of the Company and the Buyer Parties contained in this Agreement will terminate at the Closing, except that any covenants that by their terms survive the Closing will survive the Closing in accordance with their respective terms.

9.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) upon delivery after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission, in each case to the intended recipient as set forth below:

(a)	if to the Buyer Parties or the Surviving Corporation to:

Healthspan Buyer, LLC

599 West Putnam Avenue

Greenwich, CT 06830

Attn:      Marc Magliacano; Rajan Shah; Elizabeth Freechack

Email:    [REDACTED]

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Joshua Kogan, P.C.; Marshall P. Shaffer, P.C., Daniel Yip

Email: joshua.kogan@kirkland.com; marshall.shaffer@kirkland.com; daniel.yip@kirkland.com

(b)	if to the Company (prior to the Effective Time) to:

Thorne HealthTech, Inc.

152 West 57th Street, 44th Floor

New York, New York 10019

Attn:      Paul Jacobson

Email:    [REDACTED]

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

One Market Street, Spear Tower, Suite 3300

San Francisco, California 94105

Attn:   Rich Mullen

Email: rich.mullen@wsgr.com

From time to time, any Party may provide notice to the other Parties of a change in its address, email address or any of the other details specified in or pursuant to this Section 9.2 through a notice given in accordance with this Section 9.2, except that notice of any such change will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

9.3 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, except that the Buyer Parties will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement from and after the Effective Time (a) in connection with a merger or consolidation involving the Buyer Parties or other disposition of all or substantially all of the assets of the Buyer Parties or the Surviving Corporation; or (b) to any of their respective Affiliates or Financing Sources; it being understood that, in each case, such assignment will not (i) affect the obligations of the parties to the Equity Commitment Letter or the Guarantors pursuant to the Guaranty; or (ii) impede or delay the consummation of the Transactions or otherwise materially impede the rights of the holders of shares of Company Capital Stock, Company RSUs, Company Options or Company Warrants pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder.

9.4 Amendment. Subject to applicable law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Buyer Parties and the Company (pursuant to authorized action by the Company Board (or a committee thereof)). Notwithstanding anything to the contrary contained herein, the Lender Protective Provisions (or any defined term used in any such Lender Protective Provision, to the extent of the application of such defined term to such Lender Protective Provision) contained in this Agreement may not be amended, waived or otherwise modified in any manner adverse to the Financing Sources without the prior written consent of the Financing Sources.

9.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

9.6 Confidentiality. The Buyer Parties and the Parties hereby acknowledge that L Catterton Management Limited and the Company have previously executed a Confidentiality Agreement, dated June 6, 2023 (the “Confidentiality Agreement”), that will continue in full force and effect in accordance with its terms; provided that from and after the date hereof, notwithstanding anything to the contrary in the Confidentiality Agreement, no consent of the Company shall be required for any Person who is a potential source of, or may provide, equity, debt or any other type of financing for the Transactions to become a Representative (as defined in the Confidentiality Agreement) of L Catterton Management Limited thereunder, nor will any notice from L Catterton Management Limited to the Company be required if Parent, Purchaser, L Catterton Management Limited, any of their respective Affiliates or any of their respective Representatives are directly or indirectly contacted by a third party to discuss the possibility of participating with Parent, Purchaser, L Catterton Management Limited, or any of their respective

Affiliates in the Transaction as a potential co-investor or financing source (including the possibility of providing equity, debt or any other type of financing). Each of the Buyer Parties and their respective Representatives will hold and treat all documents and information concerning the Company Group furnished or made available to the Buyer Parties or their respective Representatives in connection with the Transactions in accordance with the Confidentiality Agreement. By executing this Agreement, each of the Buyer Parties agree to be bound by, and to direct their Representatives to comply with (to the extent the terms are applicable to Representatives), the terms and conditions of the Confidentiality Agreement as if they were parties thereto; provided, that the Buyer Parties agree they will be responsible and liable for any actions taken or omissions made by their Representatives that are in violation of the terms and conditions of the Confidentiality Agreement or do not comply with the directions required to be given to such Representatives pursuant to this sentence to the extent the terms are applicable to Representatives.

9.7 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement, the Company Disclosure Letter, the Parent Disclosure Letter, the Support Agreements, the Guaranty and the Equity Commitment Letter, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

9.8 Third Party Beneficiaries. Except as set forth in Section 7.7 and this Section 9.8, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by Section 7.7; (b) the Financing Related Persons shall be intended third-party beneficiaries of, and may enforce, the Lender Protective Provisions and the rights of the Parent Parties hereunder may be pledged to the Financing Related Persons pursuant to the Debt Financing and (c) the Parent Parties shall be intended third-party beneficiaries of, and may enforce, Section 8.2(b), Section 8.2(c) and Section 9.18.

9.9 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.10 Remedies.

(a) Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement or by applicable law on such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Notwithstanding anything to the contrary in any Transaction Document or otherwise, although the Company may, subject in all respects to Section 8.2, Section 8.3, this Section 9.10 and Section 9.18 (and, in each case, the limitations set forth herein or therein), pursue both (i) a grant of specific performance, and (ii) payment of monetary damages pursuant to Section 8.2(b) and subject to the limitations set forth in Section 8.2(c), under no circumstances will the Company, directly or indirectly, be permitted or entitled to receive both a grant of specific performance or other equitable relief to cause the Equity Financing to be funded (whether under this Agreement or the Equity Commitment Letter) and the occurrence of the Closing, on the one hand, and payment of any monetary damages (including any monetary damages in lieu of specific performance) whatsoever, on the other hand.

(b) Specific Performance.

(i) Irreparable Damage. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions that are required of it by this Agreement in order to consummate the Transactions, including the Offer and the Merger) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms of this Agreement (including specific performance or other equitable relief to cause Parent to perform any obligations required of it and to enforce its rights under the Equity Commitment Letter to the extent expressly permitted therein) and to waive any requirements for the securing or posting of any bond in connection with such a remedy; (B) the provisions of Section 8.3 are not intended to and do not adequately compensate the Company, on the one hand, or Parent and Purchaser, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into this Agreement.

(ii) Specific Performance in Respect of the Equity Financing. Subject to the terms and conditions set forth in this Agreement and the Transaction Documents, it is acknowledged and agreed that Parent and Purchaser have an obligation under this Agreement to cause the Equity Financing to be funded, including by exercising its rights under the Equity Commitment Letter, and that such obligation of Parent and Purchaser, and the right of the Company to specific performance in connection with enforcing such obligation of Parent and Purchaser (whether under this Agreement or the Equity Commitment Letter), and the obligation of Parent and Purchaser to consummate the Offer and the Merger, will be subject to the requirements that all of the conditions to the funding of the Equity Financing have been and continue to be satisfied or waived and that all of the conditions to the Offer set forth in Section 1.1(a) and Annex A have been and continue to be satisfied or waived (other than those conditions that by their terms are to be satisfied at the expiration of the Offer, each of which is capable of being satisfied at the expiration of the Offer) and that all of the conditions to the Merger set forth in Section 2.4 have been and continue to be satisfied or waived (other than those conditions that by their terms are to be satisfied at the expiration of the Merger, each of which is capable of being satisfied at the expiration of the Merger).

(iii) No Objections. Subject to the limitations set forth in Section 9.10(b)(ii), the Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Purchaser, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Parties pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

(iv) Tolling of the Termination Date. Notwithstanding anything to the contrary in this Agreement, if prior to the original Termination Date any Party initiates a Legal Proceeding to enforce specifically this Agreement or any terms hereof, then the Termination Date will be automatically extended by five (5) months from the original Termination Date (provided that the Termination Date may only be extended one time pursuant to this sentence).

(v) Acknowledgement Regarding Specific Performance. Notwithstanding anything to the contrary in this Agreement or the availability of monetary damages, it is agreed that the Buyer Parties and the Company will each be entitled to an injunction, specific performance or other equitable relief as provided in this Section 9.10, except that, although a Party, in its sole discretion, may determine its choice of remedies hereunder, including by pursuing specific performance in accordance with, but subject to the limitations of, Section 8.2(c) and this Section 9.10, under no circumstances will a Party be permitted or entitled to receive both specific performance that results in the occurrence of the Closing and any monetary damages.

9.11 Governing Law. This Agreement, and all claims, causes of action (whether in contract, tort or statute) or other matter that may result from, arise out of, be in connection with or relating to this Agreement, any Transaction Document (in each case, other than Transaction Document that expressly select a different governing law), or the negotiation, administration, performance, or enforcement of this Agreement or any Transaction Document (in each case, other than Transaction Document that expressly select a different governing law), including any claim or cause of action resulting from, arising out of, in connection with, or relating to any representation or warranty made in or in connection with this Agreement or any Transaction Document (in each case, other than Transaction Document that expressly select a different governing law) (collectively, the “Relevant Matters”), shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to any choice or conflict of laws provision, rule, or principle (whether of the State of Delaware or any other jurisdiction) that would result in the application of the laws of any other jurisdiction. Notwithstanding the foregoing, each party hereto agrees that any Legal Proceeding of any kind or description, whether in law or in equity, in contract, tort or otherwise, against any Financing Related Persons in any way relating to this Agreement, the Debt Financing or any of the Transactions, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any conflict of laws provision thereof that would cause the application of the laws of another jurisdiction.

9.12 Consent to Jurisdiction. Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in connection with any Relevant Matter (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties agrees not to commence any legal proceedings with respect to a Relevant Matter except in such Court of Chancery (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, in any state or federal court within the State of Delaware). By execution and delivery of this Agreement, each Party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and to the appellate courts therefrom solely for the purposes of disputes in connection with any Relevant Matter and not as a general submission to such jurisdiction or with respect to any other dispute, matter or claim whatsoever. The Parties irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of copies thereof by overnight courier to the address for such Party to which notices are deliverable hereunder. Any such service of process shall be effective upon delivery. Nothing herein shall affect the right to serve process in any other manner permitted by law. The Parties hereby waive any right to stay or dismiss any action or proceeding in connection with any Relevant Matter brought before the foregoing courts on the basis of (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason or that it or any of its property is immune from the above-described legal process, (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (iii) any other defense that would hinder or delay the levy, execution or collection of any amount to which any Party hereto is entitled pursuant to any final judgment of any court having jurisdiction. Notwithstanding anything herein to the contrary, each of the parties hereto agrees (i) that any Legal Proceeding of any kind or nature, whether at law or in equity, in contract, tort or otherwise, against a Financing Related Person in connection with this Agreement, the Debt Financing or the Transactions, shall be subject to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, New York, New York and any appellate court thereof and each party hereto submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such courts, (ii) not to bring or permit any of its Affiliates or Representatives to bring or support anyone else in bringing any such action or proceeding in any other courts, (iii) that a final judgment in any such Legal Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law, and (iv) to waive and hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court.

9.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER RELEVANT MATTER.

9.14 Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.

9.15 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed (including by electronic signature) by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or through an electronic signature service (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

9.16 No Limitation. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect and nothing set forth in any provision herein will in any way be deemed to limit the scope, applicability or effect of any other provision hereof.

9.17 Certain Interpretations.

(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated, and references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(b) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.” When used herein, the phrase “the date hereof” means “the date of this Agreement.”

(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive. The word “or” may mean “and/or”.

(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and does not simply mean “if.”

(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(g) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity.

(i) A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in that Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. A reference to “law” will refer to any legislation, statute, law (including common law), ordinance, rule, regulation or stock exchange listing requirement, as applicable. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time, and any exhibits, schedules, annexes, statements of work, riders and other documents attached thereto.

(j) All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP. An item arising with respect to a specific representation or warranty will be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent that any such phrase appears in such representation or warranty, if (i) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that is specifically related to such item; or (ii) such item is specifically set forth on the balance sheet or financial statements or is specifically set forth in the notes thereto (provided that an amount with respect to such item is included in such notes), in each case of clauses (i) and (ii), if an amount is so shown or set forth on such balance sheet or financial statement or notes thereto, solely to the extent of such amount.

(k) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(l) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following May 18 is June 18 and one month following May 31 is July 1). When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.

(m) The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(n) No summary of this Agreement or any Exhibit or Schedule delivered herewith prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.

(o) The information contained in this Agreement and in the Company Disclosure Letter and Parent Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of law or breach of contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement. Disclosure of any information or document in the Company Disclosure Letter is not a statement or admission that it is material or required to be disclosed in the Company Disclosure Letter. Nothing in the Company Disclosure Letter constitutes an admission against the Company’s interest or represents the Company’s legal position or legal rights on the matter so disclosed. No reference in this Agreement to dollar amount thresholds will be deemed to be evidence of a Company Material Adverse Effect or materiality.

(p) The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 9.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date hereof or as of any other date.

(q) Documents or other information or materials will be deemed to have been “made available,” “furnished,” “provided,” or “delivered” by the Company if such documents, information or materials have been physically or electronically delivered to the relevant Party prior to the date of this Agreement, including by being posted to a virtual data room managed by the Company on Datasite or filed with or furnished to the SEC and available on EDGAR prior to 11:59 p.m. (Prevailing Eastern Time) on August 26, 2023.

(r) References to “writing” mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and including writings delivered by Electronic Delivery. “Written” will be construed in the same manner.

(s) The phrase “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice”.

9.18 Non-recourse. Each Party agrees, on behalf of itself and its Related Parties, that all Legal Proceedings or any other claim or cause of action (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (a) this Agreement, any of the Transaction Documents or the Transactions (including the Equity Financing) (b) the negotiation, execution or performance of this Agreement or any of the Transaction Documents (including any representation or warranty made in connection with, or as an inducement to, this Agreement or any of the Transaction Documents); (c) any breach or violation of this Agreement or any of the Transaction Documents; or (d) any failure of the Transactions to be consummated, in each case, may be made only (A) against (and are those solely of) the Persons that are, in the case of this Agreement, expressly identified as parties to this Agreement, and in the case of the Transaction Documents, Persons expressly identified as parties to such Transaction Documents; and (B) in accordance with, and subject to the terms and conditions of, this Agreement or such Transaction Documents, as applicable. Notwithstanding anything in this Agreement or any of the Transaction Documents to the contrary, each

Party agrees, on behalf of itself and its Related Parties, that no recourse under this Agreement or any of the Transaction Documents or in connection with the Transactions will be sought or had against any other Person who is not a party to this Agreement, including any Related Party, and no other Person (other than a party to this Agreement), including any Related Party, will have any liabilities or obligations (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise), for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in the clauses (a) through (d), it being acknowledged and agreed that no personal liability or losses whatsoever will attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related in any manner to the items in the clauses (a) through (d), in each case, except for claims that the Company, Parent or Purchaser, as applicable, may assert (subject, with respect to the following clauses (ii) and (iii), in all respects to the limitations set forth in Section 8.2(b), Section 8.3(e), subject to Section 9.10(b)(v), Section 9.10(b) and this Section 9.18): (i) against any Person that is party to, and solely pursuant to the terms and conditions of, the Confidentiality Agreement; (ii) against the Guarantors under, if, as and when required pursuant to the terms and conditions of the Guaranty; (iii) against the Investors (as defined in the Equity Commitment Letter) for specific performance of their obligation to fund their committed portions of the Equity Financing solely in accordance with, and pursuant to the terms and conditions of, the Equity Commitment Letter; or (iv) against the Company, Parent and Purchaser solely in accordance with, and pursuant to the terms and conditions of, this Agreement.

ARTICLE X

CERTAIN DEFINITIONS

10.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:

(a) “Acceptable Confidentiality Agreement” means an agreement with the Company that is either (i) in effect as of the execution and delivery of this Agreement; or (ii) executed, delivered and effective after the execution and delivery of this Agreement, in either case containing provisions that require any counterparty thereto (and any of its representatives) that receive material non-public information of the Company Group to keep such information confidential; provided, however, that, in each case, the provisions contained therein, in the aggregate, are not materially less restrictive to such counterparty (and any of its representatives) than the terms of the Confidentiality Agreement (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement), it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal.

(b) “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by the Buyer Parties or any of their Affiliates) to engage in an Acquisition Transaction.

(c) “Acquisition Transaction” means any transaction or series of related transactions (other than the Transactions) involving:

(i) any direct or indirect purchase or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (in each case, other than the Buyer Parties or their Affiliates or any group that includes the Buyer Parties or their Affiliates), whether from the Company or any other Person(s), of securities representing more than 15% of the total outstanding equity securities of the Company (by voting power) after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning more than 15% of the total outstanding equity securities of the Company (by voting power) after giving effect to the consummation of such tender or exchange offer;

(ii) any direct or indirect purchase, or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons of assets constituting or accounting for more than 15% of the consolidated assets, revenue or net income of the Company Group, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

(iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold securities representing less than 85% of the total outstanding equity securities of the Company (by voting power) after giving effect to the consummation of such transaction.

(d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

(e) “Antitrust Law” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other laws, whether in any domestic or foreign jurisdiction, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Transactions.

(f) “Business Day” means each day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions located in New York, New York are permitted or required by law, executive order or governmental decree to remain closed.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Company Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and each bonus, stock, stock option or other equity or equity-based, phantom equity, compensation, incentive, deferred compensation, consulting, retirement or supplemental retirement, severance, termination pay, salary continuation, employment, change-in-control, sale, transaction, retention, collective bargaining, profit sharing, pension, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, insurance, fringe or employee benefit or other compensation or benefit plan, policy, program, agreement, policy, Contract or arrangement, in each case, for the benefit of any current or former employees, directors, consultants or any other individual service provider (or any dependent or beneficiary thereof) of the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has or may have any obligation or liability (whether actual or contingent).

(i) “Company Board” means the Board of Directors of the Company.

(j) “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

(k) “Company Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

(l) “Company Equity Plans” means, collectively the Thorne HealthTech, Inc. Amended and Restated 2010 Equity Incentive Plan, the Thorne HealthTech, Inc. 2021 Equity Incentive Plan, and the Restated 2020 Onegevity Equity Plan.

(m) “Company ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company or any of the Company Subsidiaries, is considered a single employer under Section 414(b), (c), (m) or (o) of the Code.

(n) “Company ESPP” means the Thorne HealthTech, Inc. 2021 Employee Stock Purchase Plan

(o) “Company Group” means the Company and its Subsidiaries.

(p) “Company Intellectual Property” means any Intellectual Property that is owned, or purported to be owned, by the Company Group.

(q) “Company Material Adverse Effect” means any change, event, effect or circumstance (each, an “Effect”) that, individually or taken together with all other Effects that have occurred on or prior to the date of determination of the occurrence of the Company Material Adverse Effect, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company Group, taken as a whole; provided, however, that none of the following (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):

(i) changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;

(ii) changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

(iii) changes in conditions in the industries in which the Company Group generally conducts business;

(iv) changes in regulatory, legislative or similar conditions (including the imposition or adjustment of tariffs), in each case, in the United States or any other country or region in the world;

(v) any (A) political or geopolitical conditions, hostilities, riots, acts of war (whether or not declared), calamity or crises, sabotage, terrorism, military actions, civil unrest or civil disobedience, or other similar activities or events or (B) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics or disease outbreaks (including COVID-19), or other similar activities or events, or other force majeure events, in each case of clauses (A) and (B), in the United States or any other country or region in the world (or escalation or worsening of any of the foregoing, including, as applicable, the response of Governmental Authorities) (collectively, “Force Majeure Events”);

(vi) any COVID-19 Measures or Exigency Measures, including any Effect with respect to COVID-19 Measures or Exigency Measures;

(vii) any Effect resulting from the announcement of this Agreement or the pendency of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company Group with employees, suppliers, customers, partners, vendors or any other third Person (provided, that this clause (vii) shall not apply with respect to Section 4.5 or any other representation or warranty contained in this Agreement the purpose of which is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or the performance of obligations under this Agreement);

(viii) the compliance by any Party with any express terms of this Agreement, including any action taken or refrained from being taken pursuant to or in accordance with this Agreement;

(ix) any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested in writing (including via email) following the date hereof;

(x) changes in GAAP or other accounting standards or in any applicable laws or regulations (or the enforcement or interpretation of any of the foregoing), in each case after the date hereof;

(xi) changes in the price or trading volume of the Company Common Stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred) or any change in the credit ratings or ratings outlook of the Company Group;

(xii) any failure, in and of itself, by the Company Group to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure set forth in clauses (A) or (B) may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

(xiii) the availability or cost of equity, debt or other financing to the Buyer Parties or any of their respective Affiliates;

(xiv) the identity of, or any facts or circumstances relating to, the Buyer Parties or their respective Affiliates or financing sources; and

(xv) any matter set forth in Section 6.2(e) of the Company Disclosure Letter;

except, with respect to clauses (i), (ii), (iii), (iv), (v) and (x), to the extent that such Effect has had a materially disproportionate adverse effect on the Company relative to other companies of a similar size operating in the industries in which the Company Group conducts business, in which case only the incremental disproportionate adverse effect may be taken into account in determining whether there has occurred a Company Material Adverse Effect.

(r) “Company Options” means any options to purchase shares of Company Common Stock granted under any of the Company Equity Plans.

(s) “Company Preferred Stock” means the Preferred Stock, par value $0.01 per share, of the Company.

(t) “Company Product” means all current products and services licensed out, distributed, made available, offered online, offered for sale, or sold by or on behalf of the Company Group as of the date hereof (including through resellers and other channel partners).

(u) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, any member of the Company Group.

(v) “Company RSUs” means any restricted stock units granted under any of the Company Equity Plans.

(w) “Company Termination Fee” means an amount in cash equal to $25,157,969.

(x) “Company Warrant” means any warrant to purchase shares of Company Common Stock.

(y) “Continuing Employees” means each individual who is an employee of the Company Group immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) at and immediately following the Effective Time.

(z) “Contract” means any written and legally binding contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or other binding agreement.

(aa) “COVID-19” means SARS-CoV-2 or COVID-19, and any variants, evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks, or any escalation or worsening of any of the foregoing (including any subsequent waves).

(bb) “COVID-19 Measures” means any public health, quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar law, requirement or mandate promulgated by any Governmental Authority, in each case in connection with or in response to COVID-19.

(cc) “Credit Agreement” means the Credit Agreement, dated as of December 21, 2022, by and between the Company and Fifth Third Bank, N.A., as may be amended, amended and restated, modified or supplemented from time to time.

(dd) “Debt Financing” means any debt financing obtained by Parent other than an issuance of customary high-yield bonds or any other type of marketed debt securities that would require the production of a customary offering memorandum, the proceeds of which will be used in part to pay or reimburse amounts required to be paid by Parent or Purchaser or any of their respective Affiliates under this Agreement and related fees and expenses.

(ee) “Debt Financing Deliverables” documentation and other information about the Company and the Company Subsidiaries reasonably requested at least ten (10) Business Days prior to the Closing Date by the Financing Sources under applicable “know-your-customer” and anti-money laundering rules and regulations which shall be required to be delivered by the Company to the Purchaser at least three (3) Business Days prior to the Closing Date.

(ff) “Debt Financing Documents” means the customary agreements, documents and certificates required by the Debt Financing or customary for transactions similar to the Debt Financing by companies of a comparable size in a comparable industry as the Company.

(gg) “DOJ” means the United States Department of Justice or any successor thereto.

(hh) “Environmental Law” means any applicable law (including common law), statute, rule, regulation or order relating to pollution, the protection of the environment (including ambient air, surface water, groundwater or land) or exposure of any Person with respect to Hazardous Substances or otherwise relating to the production, use, storage, treatment, transportation, recycling, disposal, discharge, release or other handling of any Hazardous Substances, or the investigation, clean-up or remediation thereof.

(ii) “ERISA” means the Employee Retirement Income Security Act of 1974.

(jj) “Exchange Act” means the Securities Exchange Act of 1934.

(kk) “Excluded Information” means any (i) financial statements of the Company or its Subsidiaries other than the Company Financial Statements; (ii) description of all or any component of the Debt Financing; (iii) pro forma financial statements or adjustments or projections (including information regarding any post-Closing pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments), it being understood that Parent, and not the Company or its Subsidiaries or their respective Representatives, will be responsible for the preparation of the pro forma financial statements and any other pro forma information, including any pro forma adjustments and (iv) other information that is not regularly maintained by the Company or the Company Subsidiaries in the ordinary course of business.

(ll) “Exigency Measure” means any action or omission reasonably taken or made by the Company or any of its Affiliates or its or their employees or contractors required by COVID-19 Measures.

(mm) “FCPA” means the Foreign Corrupt Practices Act of 1977.

(nn) “Financing Related Persons” means (i) the Financing Sources, (ii) any Affiliates of the Financing Sources (but excluding, for the avoidance of doubt, Parent, Purchaser, the Guarantors and their respective Affiliates) and (iii) the respective stockholders, partners, members, controlling persons and Representatives of each Person identified in clauses (i) and (ii) of this definition.

(oo) “Financing Sources” means the Persons, if any, that provide all or any part of the Debt Financing in connection with the Transactions and any joinder agreements or credit agreements or similar documents entered into pursuant thereto or relating thereto and/or any additional or replacement lender, arranger, bookrunner, syndication agent or other entity acting in a similar capacity for the Debt Financing (but excluding, for the avoidance of doubt, Parent, Purchaser and their respective Affiliates) and the successors and assigns of each of the foregoing.

(pp) “FTC” means the United States Federal Trade Commission or any successor thereto.

(qq) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.

(rr) “Governmental Authority” means any government, governmental or regulatory entity or body, department, commission, bureau, council, board, agency or instrumentality, and any court, tribunal, arbitrator or arbitral body (public or private) or judicial body, in each case whether federal, state, county or provincial, and whether local or foreign.

(ss) “Hazardous Substance” means any substance, material or waste that is characterized or regulated by a Governmental Authority pursuant to any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or “radioactive,” or otherwise a basis for liability under Environmental Law, including petroleum and petroleum products, polychlorinated biphenyls, per- and polyfluoroalkyl substances and friable asbestos.

(tt) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

(uu) “Intellectual Property” means the rights in the following: (i) all United States and foreign patents and applications therefor (“Patents”); (ii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world (“Copyrights”); (iii) trademarks, service marks, trade dress rights, domain name registrations, social media accounts and handles and similar designations of origin and rights therein (“Marks”); (iv) all rights in mask works, and all mask work registrations and applications therefor; (v) rights in trade secrets and confidential information; and (vi) any other intellectual property or proprietary rights or similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

(vv) “IRS” means the United States Internal Revenue Service or any successor thereto.

(ww) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge, as of the date of this Agreement, of the individuals set forth on Section 10.1(ww) of the Company Disclosure Letter, in each case after reasonable inquiry of their direct reports.

(xx) “Legal Proceeding” means any claim, action, charge, lawsuit, litigation, or other similarly formal legal proceeding pending before any Governmental Authority, arbitrator, mediator or other tribunal.

(yy) “Lender Protective Provisions” means Section 8.2(c) (second sentence only), Section 9.4 (last sentence only), Section 9.8 (clause (b) of the second sentence only), Section 9.11 (last sentence only), Section 9.12 and Section 9.13 of this Agreement, to the extent of any provisions contained therein that are specifically applicable to the Financing Sources.

(zz) “Lien” means any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (excluding, in each case, transfer restrictions of general applicability pursuant to any securities laws). For the avoidance of doubt, “Lien” does not include non-exclusive licenses of Intellectual Property.

(aaa) “Nasdaq” means The Nasdaq Stock Market and any successor stock exchange.

(bbb) “Open Source Software” shall mean any software (in source or object code form) that is licensed pursuant to any license approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include all current versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL).

(ccc) “Parent Liability Limit” means $67,087,918.

(ddd) “Parent Related Parties” means, collectively, (i) Parent, Purchaser or the Guarantors; and (ii) the former, current and future holders of any equity, controlling persons, Representatives, Affiliates (other than Parent, Purchaser or the Guarantors), members, managers, general or limited partners, stockholders and assignees of each of Parent, Purchaser and the Guarantors.

(eee) “Permitted Liens” means any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other Liens or security interests that are not yet delinquent or that are being contested in good faith and by appropriate proceedings; (iii) leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions); (iv) Liens imposed by applicable law (other than Tax law); (v) pledges or deposits to secure obligations pursuant to workers’ compensation laws or similar legislation or to secure public or statutory obligations; (vi) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vii) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar Liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use or value of the applicable property owned, leased, used or held for use by the Company Group; (viii) Liens the existence of which are disclosed in the notes to the audited consolidated financial statements of the Company included in the Company SEC Reports filed as of the date hereof; (ix) Liens pursuant to the Credit Agreement; (x) non-exclusive licenses of Intellectual Property; (xi) statutory, common law or contractual Liens (or other encumbrances of any type) of landlords or Liens against the interests of the landlord or owner of any real property leased by the Company; (xii) COVID-19 Measures restricting the access or use of any leased real property; or (xiii) Liens (or other encumbrances of any type) that do not materially and adversely affect the use or operation of the property subject thereto.

(fff) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

(ggg) “Personal Data” means all data that is defined as “personal data,” “personal information,” “nonpublic personal information,” “protected health information,” “individually identifiable health information,” or “personally identifiable information” under any law applicable to the Company or any Company Subsidiary.

(hhh) “Privacy and Data Security Requirements” means all (i) laws governing privacy, data protection, or security with respect to the processing of Personal Data that are applicable to the Company or any Company Subsidiary, including, as applicable, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, including all binding rules and regulations promulgated thereunder and (ii) the applicable privacy, data protection, and security requirements of Contracts by which the Company or any Company Subsidiary is bound (including any such Contracts that are published privacy policies).

(iii) “Registered Intellectual Property” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including domain name registrations and intent-to-use applications, or other registrations or applications related to Marks); and (iii) registered Copyrights and applications for Copyright registration, in each case, registered or subject to any application for registration with any Governmental Authority.

(jjj) “Related Party” means a Company Related Party or a Parent Related Party, as applicable.

(kkk) “Representatives” means, with respect to a Person, its directors, officers, employees, agents, contractors, counsel, advisors, and other representatives.

(lll) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

(mmm) “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(nnn) “Securities Act” means the Securities Act of 1933, as amended.

(ooo) “Specified Person” means any director or executive officer of the Company, and any Person authorized on behalf of or directed by the Company, the Company Board or any director or executive officer of the Company (in their capacities as such) in connection with any of the activities restricted or limited by Section 5.2.

(ppp) “Stockholders” means the holders of shares of Company Capital Stock.

(qqq) “Subsidiary” of any Person means (i) a corporation of which more than 50% of the combined voting power of the outstanding voting equity securities of such corporation is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the manager or managing member and has the power to direct the policies, management and affairs of such limited liability company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof. Notwithstanding anything to the contrary in this Agreement, for purposes of this Agreement following the Closing, the Surviving Corporation and its Subsidiaries will be deemed to be a Subsidiary of Parent.

(rrr) “Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel), that if consummated, would be (A) reasonably capable of being consummated on the terms proposed, taking into account all the legal, regulatory and financing aspects of the proposal (including the sources of and terms of financing, market conditions, the form of consideration, termination fees, expense reimbursement provisions, the timing of and condition of closing and certainty of closing) and the identity of the Person making the proposal and (B) more favorable, from a financial point of view, to the Stockholders (in their capacity as such) than the Transactions, taking into account any revisions to this Agreement made in a definitive written offer by Parent prior to the time of such determination that is still capable of acceptance. For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “15%” and “85%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%” and “50%” respectively.

(sss) “Tax” means any United States federal, state, local and non-United States taxes, assessments and similar governmental charges and impositions in the nature of taxes (including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation and value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts).

(ttt) “Tax Return” means any return, declaration, report, election, or information return or other statement or form filed or required to be filed with any Governmental Authority relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof or supplement thereto.

(uuu) “Transaction Documents” means, collectively, the Confidentiality Agreement, the Guaranty, the Equity Commitment Letter, the Support Agreements and any other document contemplated by the foregoing or any document or instrument delivered in connection with this Agreement or those agreements.

(vvv) “Transaction Litigation” means any Legal Proceeding commenced or threatened by any Person (including any current or former holder of Company Capital Stock, or any other securities of any member of the Company Group) against a Party or any of its Subsidiaries or any of its or their Affiliates or Representatives or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or any of its or their Affiliates or Representatives, in each case in connection with, arising from or otherwise relating to or regarding the Transactions, including the Offer and the Merger, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Offer Documents, the Schedule 14D-9 or any other communications to the Stockholders, other than any Legal Proceedings among the Parties or with the Guarantors related to this Agreement, the Guaranty or the Equity Commitment Letter.

(www) “Willful Breach” means, with respect to any Party or any other party to the Equity Commitment Letter or the Guaranty, a material breach or failure to perform that is the consequence of an act or omission of such party with the knowledge that such act or omission would, or would be reasonably expected to, cause a material breach of this Agreement, the Equity Commitment Letter or the Guaranty.

10.2 Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Acceptance Time	1.2(a)
Acquisition Transaction	8.3(b)(i)
Advisor	4.3(a)
Agreement	Preamble
Alternative Acquisition Agreement	6.2(a)
Anti-Corruption Laws	4.27(b)
Buyer Parties	Preamble
Bylaws	4.1
Capitalization Date	4.7(a)
Certificates	3.4(c)
Charter	2.6(a)
Closing	2.3
Closing Date	2.3
Company	Preamble
Company Board Recommendation	4.3(a)
Company Board Recommendation Change	6.2(d)(i)
Company Disclosure Letter	Article IV
Company Financial Statements	4.10(a)
Company Indemnified Proceeding	7.7(b)
Company Material Contract	4.12(a)
Company Option Consideration	3.2(a)
Company Related Parties	8.3(e)
Company RSU Consideration	3.2(b)
Company SEC Reports	4.9
Company Subsidiaries	4.8(a)
Company Warrant Consideration	3.3
Comparable Plans	7.8(c)
Confidentiality Agreement	9.6
Consent	4.6
Continuation Period	7.8(c)
Current Employee	4.19(a)
D&O Insurance	7.7(c)
Default Payments	8.3(d)
DGCL	Recitals
Dissenting Company Shares	3.1(c)(i)
Effective Time	2.2
Electronic Delivery	9.15
Enforceability Limitations	4.2
Equity Commitment Letter	5.11(a)
Equity Financing	5.11(a)
Exchange Fund	3.4(b)
Excluded Contracts	4.15(b)
FDA	4.26

Term	Section Reference
Guarantors	Recitals
Guaranty	Recitals
In-bound License	4.15(b)
Indemnified Persons	7.7(a)
Interim Period	Article VI
Intervening Event	6.2(e)(i)
Leases	4.13(b)
Maximum Premium	7.7(c)
Merger	Recitals
Minimum Condition	1.1(a)(i)
New Plans	7.8(d)
Non-Cooperation Notice	7.3(e)
Nonqualified Deferred Compensation Plan	7.8(e)
Notice Period	6.2(e)(ii)(C)
Offer	Recitals
Offer Documents	1.2(b)(i)(A)
Offer to Purchase	1.1(a)
Old Plans	7.8(d)
Out-bound License	4.15(b)
Owned Company Share	3.1(a)(iii)
Parent	Preamble
Parent Disclosure Letter	Article V
Parent Parties	8.2(c)
Party	Preamble
Payment Agent	3.4(a)
Payment Obligations	5.11(c)
Payoff Letter	7.15
Per Share Price	3.1(a)(ii)
Permits	4.20
Purchaser	Preamble
Related Party Transaction	4.25
Relevant Matters	9.11
Sarbanes-Oxley Act	4.10(b)
Schedule 14D-9	1.3(a)
Schedule TO	1.2(b)(i)(A)
Subleases	4.13(c)
Support Agreement	Recitals
Surviving Corporation	2.1
Takeover Statute	4.3(c)
Termination Date	8.1(c)
Transactions	Recitals
Uncertificated Shares	3.4(c)

(signature page follows)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

HEALTHSPAN BUYER, LLC

By:
Name:
Title:

HEALTHSPAN MERGER SUB, INC.

By:
Name:
Title:

THORNE HEALTHTECH, INC.

By:
Name:
Title:

[Signature Page to Agreement and Plan of Merger]

Annex A

Conditions to the Offer

Notwithstanding any other provisions of the Agreement (as defined below) or the Offer, and in addition to (and not in limitation of) Parent’s or Purchaser’s rights to extend, amend or terminate the Offer in accordance with the provisions of that certain Agreement and Plan of Merger, dated as of August 27, 2023 (the “Agreement”) by and among Healthspan Buyer, LLC, a Delaware limited liability company (“Parent”), Healthspan Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”, and together with Parent, the “Buyer Parties”), Thorne HealthTech, Inc., a Delaware corporation (the “Company”) (capitalized terms that are used but not otherwise defined in this Annex A shall have the respective meanings ascribed thereto in the Agreement), and applicable law, and in addition to (and not in limitation of) the obligations and rights of Purchaser to extend the Offer pursuant to the terms and conditions of the Agreement and applicable law, neither Parent nor Purchaser shall be required to accept for payment or, subject to any applicable rules and regulations of the SEC (including Rule 14e-1(c) promulgated under the Exchange Act (relating to the obligation of Purchaser to pay for or return tendered shares of Company Common Stock promptly after termination or withdrawal of the Offer)), pay for any shares of Company Common Stock that are validly tendered in the Offer and not validly withdrawn prior to the expiration of the Offer in the event that, at any expiration of the Offer:

(a)	The Minimum Condition shall not have been satisfied.

(b)

The waiting periods (and any extensions thereof), if any, applicable to the Transactions pursuant to the HSR Act have not expired or otherwise been terminated, or all requisite consents, directions or orders required to consummate the Transactions pursuant thereto will have not been obtained.

(c)

Any temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Transactions is in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, or any statute, rule, regulation or order has been enacted, entered, enforced or deemed applicable to the Transactions, that in each case prohibits, makes illegal, or enjoins the consummation of the Transactions; or

(d)	Any of the following exist or shall have occurred and, except in the case of clause (v) below, continue to exist as of immediately prior to the expiration of the Offer:

(i)

The representations and warranties set forth in Section 4.1, Section 4.2, Section 4.3(c), Section 4.7(f) and the first sentence of Section 4.25 of the Agreement are not true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) in all material respects as of the date hereof and as of the expiration of the Offer as if made at and as of the expiration of the Offer (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is not true and correct in all material respects as of such earlier date).

(ii)

(A) The representations and warranties set forth in Sections 4.7(a) through (d) and the last sentence of Section 4.25 of the Agreement are not true and correct in all respects other than for de minimis inaccuracies as of the date hereof and as of the expiration of the Offer as if made at and as of the expiration of the Offer (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is not true and correct true and correct in all respects other than for de minimis inaccuracies as of such earlier date) and (B) the representations and warranties set forth in Section 4.11(a) of the Agreement are not true and correct in all respects as of the date hereof.

A-1

(iii)

Other than the representations and warranties set forth in the Agreement referenced in (i) and (ii) above, the representations and warranties of the Company set forth in the Agreement are not true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the date hereof and as of the expiration of the Offer as if made at and as of the expiration of the Offer (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is not true and correct as of such earlier date), except for such failures to be true and correct that would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(iv)

The Company has not performed or complied in all material respects with the obligations, covenants and agreements required to be performed or complied with by it under the Agreement at or prior to the expiration of the Offer.

(v)	Any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect has occurred since the date of the Agreement.

(vi)

Parent and Purchaser have failed to receive from the Company a certificate, dated the date of the expiration of the Offer and executed by a duly authorized executive officer thereof, certifying to the effect that the conditions set forth in clauses (i) through (v) above have been satisfied.

(vii)	The Agreement shall have been terminated in accordance with its terms.

The foregoing conditions are for the sole benefit of Parent and Purchaser, may be asserted by Parent or Purchaser regardless of the circumstances giving rise to any such conditions, and may be waived by Parent or Purchaser in whole or in part at any time and from time to time in their sole and absolute discretion (except for the Minimum Condition), in each case, subject to the terms of the Agreement and the applicable rules and regulations of the SEC. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

A-2

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

THORNE HEALTHTECH, INC.

ARTICLE ONE

The name of this corporation is Thorne HealthTech, Inc. (the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the State of Delaware is c/o The Corporation Trust Company, Corporate Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware, as amended (the “Delaware General Corporation Law”).

ARTICLE FOUR

The total number of shares of capital stock that the Corporation has authority to issue is 100 shares, which will be designated Common Stock, par value $0.01 per share.

ARTICLE FIVE

Unless, and except to the extent that, the Bylaws of the Corporation (the “Bylaws”) so require, the election of directors need not be by written ballot.

ARTICLE SIX

The board of directors of the Corporation (the “Board of Directors”) may from time to time adopt, amend or repeal the Bylaws, subject to the power of the stockholders to adopt any Bylaws or to amend or repeal any Bylaws adopted, amended or repealed by the Board of Directors.

ARTICLE SEVEN

No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Section 102(b)(7) of Title 8 of the Delaware General Corporation Law, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law or (d) for any

transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this Amended and Restated Certification of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as amended.

Any repeal or modification of this Article Seven by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a director or officer at the time of such repeal or modification.

ARTICLE EIGHT

The directors shall have powers without the assent or vote of the stockholders to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

ARTICLE NINE

The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

ARTICLE TEN

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of the State of Delaware, of this Certificate, and to any By-Laws from time to time made by the stockholders; provided, however, that no bylaws so made shall invalidate any prior act of the directors which would have been valid if such bylaw had not been made.

ARTICLE ELEVEN

The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

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ARTICLE TWELVE

Subject to any provisions in the Bylaws of the Corporation related to indemnification of directors of the Corporation, the Corporation will indemnify, and advance expenses to, to the fullest extent permitted by applicable law, any director of the Corporation who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Subject to any provisions in the Bylaws of the Corporation, the Corporation will be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors.

The Corporation will have the power to indemnify, to the extent permitted by applicable law, any officer, employee, or agent of the Corporation who was or is a party or is threatened to be made a party to a Proceeding by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding.

Any amendment, repeal, or modification of the foregoing provisions of this Article Twelve will not adversely affect any right or protection of any director, officer, or other agent of the Corporation existing at the time of such amendment, repeal, or modification.

ARTICLE THIRTEEN

Neither any contract or other transaction between the Corporation and any other corporation, partnership, limited liability company, joint venture, firm, association, or other entity (an “Entity”), nor any other acts of the Corporation with relation to any other Entity will, in the absence of fraud, to the fullest extent permitted by applicable law, in any way be invalidated or otherwise affected by the fact that any one or more of the directors or officers of the Corporation are pecuniarily or otherwise interested in, or are directors, officers, partners, or members of, such other Entity (such directors, officers, and Entities, each a “Related Person”). Any Related Person may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation; provided, however, that the fact that person is a Related Person is disclosed or is known to the Board or a majority of directors present at any meeting of the Board at which action upon any such contract or transaction is taken. Any director of the Corporation who is also a Related Person may be counted in determining the existence of a quorum at any meeting of the Board during which any such contract or transaction is authorized and may vote thereat to authorize any such contract or transaction, with like force and effect as if such person were not a Related Person. Any director of the Corporation may vote upon any contract or any other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that such person is also a director or officer of such subsidiary or affiliated corporation.

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Any contract, transaction or act of the Corporation or of the directors that is ratified at any annual meeting of the stockholders of the Corporation, at any special meeting of the stockholders of the Corporation called for such purpose, or by written consent or consents of the stockholders pursuant to Article IX, will, insofar as permitted by applicable law, be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, will not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

Subject to any express agreement that may from time to time be in effect, (x) any director or officer of the Corporation who is also an officer, director, partner, employee, managing director or other affiliate of Catterton Management Company, L.L.C. (the “Sponsor”) or any of its respective affiliates may, and shall have no duty not to, in each case on behalf of the Sponsor or its affiliates (the persons and entities in clauses (x) and (y), each a “Covered Person”), to the fullest extent permitted by applicable law, (i) carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director or stockholder of any corporation, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Corporation, (ii) do business with any client, customer, vendor or lessor of any of the Corporation or its affiliates, and (iii) make investments in any kind of property in which the Corporation may make investments. To the fullest extent permitted by Section 122(17) of the DGCL, the Corporation hereby renounces any interest or expectancy of the Corporation to participate in any business of the Sponsor or any of its affiliates, and waives any claim against a Covered Person and shall indemnify a Covered Person against any claim that such Covered Person is liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of such person’s or entity’s participation in any such business.

In the event that a Covered Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Person, in his or her Sponsor-related capacity, as the case may be, or Sponsor, to the fullest extent permitted by applicable law, as the case may be, or its affiliates and (y) the Corporation, the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Corporation. To the fullest extent permitted by Section 122(17) of the DGCL, the Corporation hereby renounces any interest or expectancy of the Corporation in such corporate opportunity and waives any claim against each Covered Person and shall indemnify a Covered Person against any claim, that such Covered Person is liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Covered Person (i) pursues or acquires any corporate opportunity for its own account or the account of any affiliate, (ii) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another person or (iii) does not communicate information regarding such corporate opportunity to the Corporation, provided, however, in each case, that any corporate opportunity which is expressly offered to a Covered Person in writing, solely in his or her capacity as an officer or director of the Corporation, shall belong to the Corporation.

Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article Thirteen.

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This Article Thirteen may not be amended, modified or repealed without the prior written consent of the Sponsor.

In the event of a conflict between this Article Thirteen and any other Article or provision of this Certificate of Incorporation, this Article Thirteen shall prevail under all circumstances.

ARTICLE FOURTEEN

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or (d) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Fourteen.

ARTICLE FOURTEEN

Section 203 of the Delaware General Corporation Law shall not apply to the Corporation.

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EXHIBIT B

AMENDED AND RESTATED BYLAWS

OF

THORNE HEALTHTECH, INC.

A Delaware Corporation

(Adopted as of [●], 2023)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of Thorne HealthTech, Inc. (the “Corporation”) in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation’s registered agent at such address shall be The Corporation Trust Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the board of directors.

Section 2. Other Offices. The Corporation may also have offices at such other places, both within and outside of the State of Delaware, as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place and Time of Meetings. An annual meeting of the stockholders shall be held each year for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting may be determined by resolution of the board of directors or as set by the president of the Corporation. No annual meeting of the stockholders need be held if not required by the Corporation’s Amended and Restated Certificate of Incorporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”) or by the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”).

Section 2. Special Meetings. Special meetings of stockholders may be called for any purpose (including, without limitation, the filling of board vacancies and newly created directorships), and may be held at such time and place, within or outside of the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by two (2) or more members of the board of directors, the chief executive officer or the president and shall be called by the chief executive officer or the president upon the written request of holders of shares entitled to cast not less than fifty percent (50%) of the outstanding shares of any series or class of the Corporation’s capital stock.

Section 3. Place of Meetings. The board of directors may designate any place, either within or outside of the State of Delaware, and/or by means of remote communication, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation.

Section 4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, the means of remote communication, if any, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. All such notices shall be delivered, either personally or by mail, or by a form of electronic transmission, by or at the direction of the board of directors, the chief executive officer, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5. Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or during ordinary business at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 6. Quorum. Except as otherwise provided by applicable law or by the Certificate of Incorporation, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 7 of this Article II, until a quorum shall be present or represented.

Section 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed

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to be present in person and vote at such adjourned meeting thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class, unless the question is one upon which by express provisions of an applicable law or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9. Voting Rights. Except as otherwise provided by the DGCL or by the Certificate of Incorporation or any amendments thereto and subject to Section 3 of Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of common stock held by such stockholder.

Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him, her or it by proxy. Every proxy must be signed by the stockholder granting the proxy or by his, her or its attorney-in-fact. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Section 11. Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing or electronic communication, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than a majority of the shares entitled to vote, or, if greater, not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, or the Corporation’s principal place of business, or an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested provided, however, that no consent or consents delivered

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by certified or registered mail shall be deemed delivered until such consent or consents are actually received at the registered office. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written or electronic consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written or electronic consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

ARTICLE III

DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors.

Section 2. Number, Election and Term of Office. The number of directors which shall constitute the board as of the effective date of these By-Laws shall be one or more, which number may be increased or decreased from time to time by resolution of the board of directors. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 4 of this Article III. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3. Removal and Resignation. Any director or the entire board of directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, the provisions of this section shall apply, in respect to the removal without cause or a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon written notice to the Corporation.

Section 4. Vacancies. Except as otherwise provided by the Certificate of Incorporation or any amendments thereto, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the holders of the Corporation’s outstanding stock entitled to vote thereon or by a majority of the members of the board of directors. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

Section 5. Annual Meetings. The annual meeting of each newly elected board of directors shall be held without other notice than these By-Laws immediately after, and at the same place as, the annual meeting of stockholders.

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Section 6. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board of directors. Special meetings of the board of directors may be called by or at the request of the chief executive officer or president on at least twenty-four (24) hours notice to each director, either personally, by telephone, by mail, electronic mail, telefacsimile or other electronic transmission; in like manner and on like notice the chief executive officer or president must call a special meeting on the written request of at least a majority of the directors.

Section 7. Quorum, Required Vote and Adjournment. A majority of the number of directors then in office (without regard to any then vacancies on the board of directors) shall constitute a quorum for the transaction of business. The vote of a majority of the number of votes of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8. Committees. The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which to the extent provided in such resolution or these By-Laws shall have and may exercise the powers of the board of directors in the management and affairs of the Corporation except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 9. Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the directors who are members of the committee shall be necessary to constitute a quorum. In the event that a member and that member’s alternate, if alternates are designated by the board of directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

Section 10. Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

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Section 11. Waiver of Notice and Presumption of Assent. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 12. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all the then members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if in the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the Corporation shall be elected by the board of directors and may consist of a chairman, if any is elected, a chief executive officer, a president, one or more vice presidents, a secretary, a treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3. Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

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Section 5. Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

Section 6. The Chairman of the Board. The Chairman of the board of directors, if one shall have been elected, shall be a member of the board of directors, may be an officer of the Corporation, and, if present, shall preside at each meeting of the board of directors or shareholders. He shall advise the chief executive officer, and in the chief executive officer’s absence, other officers of the Corporation, and shall perform such other duties as may from time to time be assigned to him by the board of directors.

Section 7. The Chief Executive Officer. In the absence of the Chairman of the board of directors or if a Chairman of the board of directors shall have not been elected, the chief executive officer shall preside at all meetings of the stockholders and board of directors at which he or she is present; subject to the powers of the board of directors, shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these By-Laws.

Section 8. President; Vice Presidents. The president shall, in the absence or disability of the chief executive officer, act with all of the powers and be subject to all of the restrictions of the chief executive officer. The president shall also perform such other duties and have such other powers as the board of directors, the chief executive officer or these By-Laws may, from time to time, prescribe. The vice president, if any, or if there shall be more than one, the vice presidents in the order determined by the board of directors shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice presidents shall also perform such other duties and have such other powers as the board of directors, the president or these By-Laws may, from time to time, prescribe.

Section 9. The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the chief executive officer’s supervision, the secretary shall give, or cause to be given, all notices required to be given by these By-Laws or by law; shall have such powers and perform such duties as the board of directors, the chief executive officer or these By-Laws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the chief executive officer, or secretary may, from time to time, prescribe.

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Section 10. The Treasurer and Assistant Treasurer. The treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the board of directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the chief executive officer and the board of directors, at its regular meeting or when the board of directors so requires, an account of the Corporation; shall have such powers and perform such duties as the board of directors, the chief executive officer or these By-Laws may, from time to time, prescribe. If required by the board of directors, the treasurer shall give the Corporation a bond (which shall be rendered every six (6) years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the Corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the Corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the board of directors, the chief executive officer, the president or treasurer may, from time to time, prescribe.

Section 11. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, which officers may include officers of any division of the Corporation, other than those whose duties are provided for in these By-Laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

Section 12. Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

INDEMNIFICATION

Section 1. Definitions. For purposes of this Article:

a)    “Director” means any person who serves or has served the Corporation as a director on the board of directors of the Corporation;

b)    “Officer” means any person who serves or has served the Corporation as an officer appointed by the board of directors of the Corporation;

c)    “Non-Officer Employee” means any person who serves or has served as an employee of the Corporation, but who is not or was not a Director or Officer;

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d)    “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative;

e)    “Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

f)    “Corporate Status” describes the status of a person who (i) in the case of a Director, is or was a director of the Corporation and is or was acting in such capacity, (ii) in the case of an Officer, is or was an officer, employee or agent of the Corporation or is or was a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such Officer is or was serving at the request of the Corporation, and (iii) in the case of a Non-Officer Employee, is or was an employee of the Corporation or is or was a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such Non-Officer Employee is or was serving at the request of the Corporation. For purposes of subsection (ii) of this Section 1(f), an officer or director of the Corporation who is serving as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation;

g)    “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding; and

h)    “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) fifty percent (50%) or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) fifty percent (50%) or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

Section 2.    Indemnification of Directors and Officers. Subject to the operation of Section 4 of this Article V of these By-Laws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against any and all Expenses,

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judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any threatened, pending or completed Proceeding or any claim, issue or matter therein, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized by the board of directors of the Corporation, unless such Proceeding was brought to enforce an Officer or Director’s rights to indemnification under these By-Laws.

Section 3. Indemnification of Non-Officer Employees. Subject to the operation of Section 4 of this Article V of these By-Laws, each Non-Officer Employee may, in the discretion of the board of directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the board of directors of the Corporation.

Section 4. Good Faith. Unless ordered by a court, no indemnification shall be provided pursuant to this Article V to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the board of directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

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Section 5. Advancement of Expenses to Directors Prior to Final Disposition. The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within ten (10) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses.

Section 6. Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

a)    Advancement to Officers. The Corporation may, at the discretion of the board of directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Officer in connection with any Proceeding in which such is involved by reason of such Officer’s Corporate Status upon the receipt by the Corporation of a statement or statements from such Officer requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer and shall be preceded or accompanied by an undertaking by or on behalf of such to repay any Expenses so advanced if it shall ultimately be determined that such Officer is not entitled to be indemnified against such Expenses.

b)    Advancement to Non-Officer Employees. The Corporation may, at the discretion of the board of directors or of any Officer who is authorized to act on behalf of the Corporation, advance any or all Expenses incurred by or on behalf of any Non-Officer Employee in connection with any Proceeding in which such Non-Officer Employee is involved by reason of such Non-Officer Employee’s Corporate Status upon the receipt by the Corporation of a statement or statements from such Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such Non-Officer Employee to repay any Expenses so advanced if it shall ultimately be determined that such Non-Officer Employee is not entitled to be indemnified against such Expenses.

Section 7. Contractual Nature of Rights. The foregoing provisions of this Article V shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article V is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. If a claim for indemnification or advancement of Expenses hereunder by a Director or Officer is not paid in full by the Corporation within (a) sixty (60) days after receipt by the Corporation of a written claim for indemnification, or (b) in the case of a Director, ten (10) days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such

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indemnification or, in the case of a Director, advancement of Expenses, under this Article V shall not be a defense to the action and shall not create a presumption that such indemnification or advancement is not permissible.

Section 8. Non-Exclusivity of Rights. The rights to indemnification and advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or these By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise.

Section 9. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article V.

ARTICLE VI

CERTIFICATES REPRESENTING STOCK

Section 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates or all of such shares shall be uncertificated shares that may be evidenced by a book entry system maintained by the Corporation, or a combination of both. If shares are represented by certificates, such certificates shall be in the form approved by the board of directors. The certificates representing shares shall be signed by or in the name of the Corporation by any two (2) authorized officers of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

The board of directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

Section 2. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is

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waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 3. Fixing a Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

Section 4. Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 5. Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation.

Section 6. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

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Section 7. Fractional Shares. In no event will holders of fractional shares be required to accept any consideration in exchange for such shares other than consideration which all holders of capital stock are required to accept.

Section 8. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the board of directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

Section 3. Contracts. The board of directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 4. Loans. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

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Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

Section 6. Corporate Seal. The board of directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7. Voting Securities Owned by the Corporation. Voting securities in any other Corporation held by the Corporation shall be voted by the chief executive officer, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

Section 9. Section Headings. Section headings in these By-Laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 10. Inconsistent Provisions. In the event that any provision of these By-Laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these By-Laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII

AMENDMENTS

These By-Laws may be amended, altered, or repealed and new By-Laws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the By-Laws has been conferred upon the board of directors shall not divest the stockholders of the same powers.

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